                                                                    EXHIBIT 10.1

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                February 8, 2000

                                      among

                          PRIZE ENERGY RESOURCES, L.P.,
                         VISTA RESOURCES PARTNERS, L.P.
                                       and
                            MIDLAND RESOURCES, INC.,

                                  as Borrowers,

                               PRIZE ENERGY CORP.,
                              as Parent Guarantor,

             The Financial Institutions Listed on Schedule 1 hereto,
                                    as Banks,

                                BANKBOSTON, N.A.,
                            as Administrative Agent,

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent,

                                   CIBC INC.,
                             as Documentation Agent,

                                       and

                             BANK ONE, TEXAS, N.A.,
                                 as Lead Manager


                                  $400,000,000


                       BANCBOSTON ROBERTSON STEPHENS INC.,
                     as Sole Lead Arranger and Book Manager

                                TABLE OF CONTENTS


                                                                                                            Page
                                                                                                            ----

ARTICLE I     AMENDMENT AND RESTATEMENT.......................................................................3

ARTICLE II    TERMS DEFINED...................................................................................3
         SECTION 2.1.  Definitions............................................................................3
         SECTION 2.2.  Accounting Terms and Determinations...................................................27

ARTICLE III   REVOLVER/TERM FACILITIES.......................................................................28
         SECTION 3.1.  Commitment............................................................................28
         SECTION 3.2.  Method of Borrowing...................................................................32
         SECTION 3.3.  Method of Requesting Letters of Credit................................................33
         SECTION 3.4.  Notes.................................................................................34
         SECTION 3.5.  Interest Rates; Payments..............................................................34
         SECTION 3.6.  Mandatory Repayments..................................................................36
         SECTION 3.7.  Mandatory Prepayment Following Certain Events.........................................36
         SECTION 3.8.  Voluntary Prepayments.................................................................37
         SECTION 3.9.  Mandatory Reduction of Commitments....................................................37
         SECTION 3.10. Mandatory Termination of Commitments; Termination Date and Maturity...................37
         SECTION 3.11. Voluntary Reduction of Total Commitment...............................................37
         SECTION 3.12. Application of Payments...............................................................38
         SECTION 3.13. Commitment Fee........................................................................38
         SECTION 3.14. Letter of Credit Fees.................................................................38
         SECTION 3.15. Administrative Agency and Other Fees..................................................38

ARTICLE IV    GENERAL PROVISIONS.............................................................................39
         SECTION 4.1.  Delivery and Endorsement of Notes.....................................................39
         SECTION 4.2.  General Provisions as to Payments.....................................................39
         SECTION 4.3.  Funding Losses........................................................................40
         SECTION 4.4.  Foreign Lenders, Participants, and Assignees..........................................40
         SECTION 4.5.  Non-Receipt of Funds by Administrative Agent..........................................41
         SECTION 4.6.  Joint and Several Liability; Rights of Contribution...................................41

ARTICLE V     BORROWING BASE.................................................................................43
         SECTION 5.1.  Reserve Reports; Proposed Borrowing Base..............................................43
         SECTION 5.2.  Periodic Determinations of the Borrowing Base; Procedures and Standards...............43
         SECTION 5.3.  Special Determinations of the Borrowing Base..........................................44
         SECTION 5.4   Asset Disposition Adjustment..........................................................44
         SECTION 5.5.  Borrowing Base Deficiency.............................................................44



         SECTION 5.6.  Initial Borrowing Base................................................................45

ARTICLE VI    COLLATERAL.....................................................................................45
         SECTION 6.1.  Security..............................................................................45
         SECTION 6.2.  Title Opinions........................................................................46
         SECTION 6.3.  Guarantees............................................................................46

ARTICLE VII   CONDITIONS TO BORROWINGS.......................................................................47
         SECTION 7.1.  Conditions to Amendment and Restatement, Initial Borrowing and Participation in
                       Letter of Credit Exposure.............................................................47
         SECTION 7.2.  Conditions to each Borrowing and each Letter of Credit................................51
         SECTION 7.3.  Agreements Regarding Initial Borrowing................................................52
         SECTION 7.4.  Materiality of Conditions.............................................................53

ARTICLE VIII  REPRESENTATIONS AND WARRANTIES.................................................................53
         SECTION 8.1.  Existence and Power...................................................................53
         SECTION 8.2.  Corporate, Limited Liability Company, Partnership and Governmental Authorization;
                       Contravention.........................................................................53
         SECTION 8.3.  Binding Effect........................................................................53
         SECTION 8.4.  Financial Information.................................................................54
         SECTION 8.5.  Litigation............................................................................54
         SECTION 8.6.  ERISA.................................................................................54
         SECTION 8.7.  Taxes and Filing of Tax Returns.......................................................55
         SECTION 8.8.  Title to Properties; Liens............................................................55
         SECTION 8.9.  Mineral Interests.....................................................................55
         SECTION 8.10. Business; Compliance..................................................................56
         SECTION 8.11. Licenses, Permits, Etc................................................................56
         SECTION 8.12. Compliance with Law...................................................................56
         SECTION 8.13. Ownership Interests...................................................................56
         SECTION 8.14. Full Disclosure.......................................................................57
         SECTION 8.15. Organizational Structure; Nature of Business..........................................57
         SECTION 8.16. Environmental Matters.................................................................57
         SECTION 8.17. Burdensome Obligations................................................................58
         SECTION 8.18. Government Regulations................................................................58
         SECTION 8.19. Fiscal Year...........................................................................58
         SECTION 8.20. No Default............................................................................58
         SECTION 8.21. Insider...............................................................................58
         SECTION 8.22. Gas Balancing Agreements and Advance Payment Contracts................................59
         SECTION 8.23. Closing Documents; Material Agreements................................................59

ARTICLE IX    AFFIRMATIVE COVENANTS..........................................................................60
         SECTION 9.1.  Information...........................................................................60
         SECTION 9.2.  Business of Credit Parties............................................................62



         SECTION 9.3.   Maintenance of Existence..............................................................62
         SECTION 9.4.   Right of Inspection...................................................................62
         SECTION 9.5.   Maintenance of Insurance..............................................................63
         SECTION 9.6.   Payment of Taxes and Claims...........................................................63
         SECTION 9.7.   Compliance with Laws and Documents....................................................63
         SECTION 9.8.   Operation of Properties and Equipment.................................................64
         SECTION 9.9.   Further Assurances....................................................................64
         SECTION 9.10.  Environmental Law Compliance and Indemnity............................................64
         SECTION 9.11.  Title Data............................................................................65
         SECTION 9.12.  ERISA Reporting Requirements..........................................................65

ARTICLE X     NEGATIVE COVENANTS..............................................................................67
         SECTION 10.1.  Incurrence of Debt....................................................................67
         SECTION 10.2.  Restricted Payments...................................................................67
         SECTION 10.3.  Negative Pledge.......................................................................67
         SECTION 10.4.  Consolidations and Mergers............................................................68
         SECTION 10.5.  Asset Dispositions....................................................................68
         SECTION 10.6.  Amendments to Material Documents......................................................69
         SECTION 10.7.  Use of Proceeds.......................................................................69
         SECTION 10.8.  Investments...........................................................................69
         SECTION 10.9.  Transactions with Affiliates..........................................................69
         SECTION 10.10. ERISA.  ..............................................................................70
         SECTION 10.11. Hedge Transactions....................................................................70
         SECTION 10.12. Operating Leases......................................................................70
         SECTION 10.13. Speculative Hedge Transactions........................................................70
         SECTION 10.14. Fiscal Year...........................................................................70
         SECTION 10.15. Change in Business....................................................................70
         SECTION 10.16. Acquisition...........................................................................71
         SECTION 10.17. Gas Balancing Agreements..............................................................71

ARTICLE XI    FINANCIAL COVENANTS.............................................................................71

ARTICLE XII   DEFAULTS........................................................................................71

         SECTION 12.1.  Events of Default.....................................................................71

ARTICLE XIII  AGENTS..........................................................................................74
         SECTION 13.1.  Appointment and Authorization.........................................................74
         SECTION 13.2.  Agents and Affiliates.................................................................74
         SECTION 13.3.  Action by Agents......................................................................74
         SECTION 13.4.  Consultation with Experts.............................................................75
         SECTION 13.5.  Liability of Agents...................................................................75
         SECTION 13.6.  Delegation of Duties..................................................................75
         SECTION 13.7.  Indemnification.......................................................................75



         SECTION 13.8.  Credit Decision.......................................................................75
         SECTION 13.9.  Successor Agents......................................................................76

ARTICLE XIV   PROTECTION OF YIELD; CHANGE IN LAWS.............................................................76

         SECTION 14.1.  Basis for Determining Interest Rate Applicable to Eurodollar Tranches Inadequate......76
         SECTION 14.2.  Illegality of Eurodollar Tranches.....................................................77
         SECTION 14.3.  Increased Cost of Eurodollar Tranche..................................................77
         SECTION 14.4.  Adjusted Base Rate Tranche Substituted for Affected Eurodollar Tranche................78
         SECTION 14.5.  Capital Adequacy......................................................................79
         SECTION 14.6.  Taxes.................................................................................80
         SECTION 14.7.  Discretion of Banks as to Manner of Funding...........................................80

ARTICLE XV    MISCELLANEOUS...................................................................................81
         SECTION 15.1.  Notices...............................................................................81
         SECTION 15.2.  Waivers and Amendments; Acknowledgments...............................................81
         SECTION 15.3.  Expenses; Documentary Taxes; Indemnification..........................................83
         SECTION 15.4.  Right and Sharing of Set-Offs.........................................................83
         SECTION 15.5.  Survival..............................................................................84
         SECTION 15.6.  Limitation on Interest................................................................85
         SECTION 15.7.  Invalid Provisions....................................................................85
         SECTION 15.8.  Waiver of Consumer Credit Laws........................................................86
         SECTION 15.9.  Successors and Assigns................................................................86
         SECTION 15.10. Applicable Law and Jurisdiction.......................................................87
         SECTION 15.11. Counterparts; Effectiveness...........................................................88
         SECTION 15.12. No Third Party Beneficiaries..........................................................88
         SECTION 15.13. COMPLETE AGREEMENT....................................................................89
         SECTION 15.14. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. .........................................89
         SECTION 15.15. Confidential Information..............................................................89




                                    EXHIBITS

Exhibit A     Form of Assignment and Amendment to Mortgages
Exhibit B     Form of Certificate of Ownership Interests
Exhibit C     Form of Facility Guaranty
Exhibit D     Form of Note
Exhibit E     Form of Parent Pledge Agreement
Exhibit F     Form of Subsidiary Pledge Agreement
Exhibit G     Form of Request for Borrowing
Exhibit H     Form of Request for Letter of Credit
Exhibit I     Form of Rollover Notice
Exhibit J     Form of Financial Officer's Certificate

Exhibit K     Form of Assignment and Assumption Agreement

                                   SCHEDULES*

Schedule 1    Financial Institutions
Schedule 2    Existing Mortgages
Schedule 3    Litigation
Schedule 4    Organizational Structure
Schedule 5    Permitted Investments
Schedule 6    Debt

------------

* Omitted. The Registrant agrees to furnish supplementally a copy of any such omitted Schedules to the Securities and Exchange Commission upon its request.

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is entered into effective as of the 8th day of February, 2000, among Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation ("Parent"), BankBoston, N.A., a national banking association, as Administrative Agent ("Administrative Agent"), First Union National Bank, a national banking association, as Syndication Agent ("Syndication Agent"), CIBC Inc., a Delaware corporation, as Documentation Agent ("Documentation Agent"), Bank One, Texas, N.A., a national banking association, as Lead Manager ("Lead Manager"), and the financial institutions listed on Schedule 1 hereto as Banks (individually a "Bank" and collectively "Banks").

                               W I T N E S S E T H

         WHEREAS, Prize LP, as borrower, Prize Natural Resources, Inc. (formerly known as Prize Energy Corp.), a Delaware corporation ("Former Prize"), as parent guarantor, BankBoston, N.A., as administrative agent ("Prize Administrative Agent"), First Union National Bank, as syndication agent, CIBC Inc., as documentation agent, Bank One, Texas, N.A., as lead arranger, and the financial institutions listed on Schedule 1 thereto as banks (collectively referred to herein as "Existing Prize Banks") are parties to that certain Senior Credit Agreement dated as of June 29, 1999, as heretofore amended, pursuant to which Existing Prize Banks provided certain loans and other extensions of credit to Prize LP (the "Existing Prize Credit Agreement"); and

         WHEREAS, Vista LP and Midland, as borrowers, Parent, as guarantor, BankBoston, N.A., as administrative agent ("Vista Administrative Agent"), and the other agents and financial institutions described therein as lenders (collectively referred to herein as "Existing Vista Lenders") are parties to that certain Credit Agreement dated as of December 18, 1998, as heretofore amended, pursuant to which Existing Vista Lenders provided certain loans and other extensions of credit to Vista LP and Midland (the "Existing Vista Credit Agreement"); and

         WHEREAS, pursuant to that certain Merger Certificate (as hereinafter defined), PEC Acquisition Corp., a Delaware corporation, which is a wholly owned Subsidiary of Parent ("PECAC") has merged with and into Former Prize with Former Prize being the surviving corporation as a wholly-owned Subsidiary of Parent; and

         WHEREAS, pursuant to an Assumption Agreement (the "Prize Assumption Agreement") of even date herewith by and among Borrowers, Prize Administrative Agent and Existing Prize Banks, Borrowers assumed and agreed to perform, as primary obligors, all obligations of Prize LP under the Existing Prize Credit Agreement; and

         WHEREAS, pursuant to an Assumption Agreement (the "Vista Assumption Agreement") of even date herewith by and among Borrowers, Vista Administrative Agent, and Existing Vista Lenders, Borrowers assumed and agreed to perform, as primary obligors, all obligations of Vista LP and Midland under the Existing Vista Credit Agreement and all related Loan Documents (as defined in the Existing Vista Credit Agreement); and

         WHEREAS, immediately prior to the execution of this Agreement, certain Existing Prize Banks have entered into Assignment and Assumption Agreements (collectively, the "Bank Assignments") with each of The Bank of Nova Scotia ("Scotia"), Christiania Bank ("Christiania"), and MeesPierson Capital Corp. ("MeesPierson," and, together with Scotia and Christiania, collectively referred to herein as the "New Banks"), pursuant to which the Existing Prize Banks assigned to the New Banks, and each of the New Banks (i) acquired from the Existing Prize Banks a portion of the Loan and Letter of Credit Exposure held by the Existing Prize Banks under and as defined in the Existing Prize Credit Agreement and each of the Loan Papers (as defined in the Existing Prize Credit Agreement), (ii) assumed and agreed to perform a portion of each Existing Prize Bank's obligations under the Existing Prize Credit Agreement and the other Loan Papers (as defined therein), and (iii) became a party to, and a "Bank" under, the Existing Prize Credit Agreement and such other Loan Papers; and

         WHEREAS, after giving effect to the Bank Assignments and the amendment and restatement of the Existing Prize Credit Agreement pursuant to the terms hereof, the Commitment Percentage (as herein defined) of each Bank (including each Existing Prize Bank and each New Bank) hereunder will be as set forth on
Schedule 1 hereto; and

         WHEREAS, immediately after giving effect to the Merger (as hereinafter defined), the Bank Assignments, the Vista Assumption Agreement, and the Prize Assumption Agreement, Borrowers desire to amend and restate the Existing Prize Credit Agreement in the form of this Agreement and desire to obtain Borrowings (as hereinafter defined) (a) to refinance the indebtedness assumed by Borrowers under the Existing Prize Credit Agreement and the Existing Vista Credit Agreement, (b) to increase from $250,000,000 to $400,000,000 the aggregate Commitment of Banks, and (c) for other purposes permitted herein; and

         WHEREAS, subject to and upon the terms and conditions herein contained, Agents (as hereinafter defined) and Banks are in agreement with Borrowers' requests; and

         WHEREAS, in connection with the refinancing of the indebtedness outstanding under the Existing Vista Credit Agreement, and as a condition precedent to the effectiveness of this Agreement, Vista Administrative Agent will execute and deliver to Administrative Agent hereunder those certain Assignments and Amendments to Mortgages (as hereinafter defined) dated of even date herewith pursuant to which all indebtedness outstanding thereunder and all liens securing payment thereof will be assigned to Administrative Agent hereunder; and

         WHEREAS, pursuant to Article XIII of this Agreement, BankBoston, N.A. has been appointed Administrative Agent for Banks hereunder, First Union National Bank has been appointed Syndication Agent for Banks hereunder, CIBC Inc. has been appointed Documentation Agent for Banks hereunder and Bank One, Texas, N.A. has been appointed Lead Manager for Banks hereunder; and

         WHEREAS, pursuant to certain separate agreements among BankBoston, N.A., BancBoston Robertson Stephens Inc. ("BRSI"), Borrowers and their Affiliates (as hereinafter defined), BRSI has been appointed the sole lead arranger and book manager for the credit facility provided herein.

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parent, Borrowers, Administrative Agent, Syndication Agent, Documentation Agent, Lead Manager and Banks hereby agree as follows:

                                    ARTICLE I

                            AMENDMENT AND RESTATEMENT

         Subject to the satisfaction of each condition precedent contained in
Section 7.1 hereof, the Existing Prize Credit Agreement shall be amended and restated in the form of this Agreement.

                                   ARTICLE II

                                  TERMS DEFINED

         SECTION 2.1. Definitions. The following terms, as used herein, have the following meanings:

         "Adjusted Base Rate" means, on any day, the greater of (a) the Base Rate in effect on such day, or (b) the sum of (i) the Federal Funds Rate in effect on such day, plus (ii) one half of one percent (.5%). Each change in the Adjusted Base Rate shall become effective automatically and without notice to Borrowers or any Bank upon the effective date of each change in the Federal Funds Rate or the Base Rate, as the case may be.

         "Adjusted Base Rate Borrowing" means any Borrowing which will constitute an Adjusted Base Rate Tranche.

         "Adjusted Base Rate Tranche" means the portion of the principal of the Loan bearing interest with reference to the Adjusted Base Rate.

         "Adjusted LIBOR Rate" applicable to any Interest Period, means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16 of 1%) by dividing (a) the applicable LIBOR Rate by (b) 1.00 minus the Eurodollar Reserve Percentage.

         "Administrative Agent" means BankBoston, N.A. in its capacity as Administrative Agent for Banks hereunder or any successor thereto.

         "Advance Payment Contract" means any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by any Credit Party and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

         "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

         "Agent" means Administrative Agent, Syndication Agent, Documentation Agent, Lead Manager, Sole Lead Arranger or Book Manger and "Agents" means Administrative Agent, Syndication Agent, Documentation Agent, Lead Manager, Sole Lead Arranger and Book Manager, collectively.

         "Agreement" means this Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended or supplemented from time to time.

         "Applicable Environmental Law" means any Law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by any Credit Party or any other operation of any Credit Party in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster Laws and health, safety and environmental Laws and regulations, and further including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and

Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended, (g) the Laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by any Credit Party or any other operation of any Credit Party which relates to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal Laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "hazardous substance," "petroleum," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent the Laws of the state in which any real or personal property owned, operated or leased by any Credit Party is located establish a meaning for "hazardous substance," "petroleum," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by any such Credit Party and located in such state.

         "Applicable Margin" means, on any date, with respect to each Eurodollar Tranche, an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below:



  Ratio of Outstanding           Applicable Margin for
Credit to Borrowing Base          Eurodollar Tranches

< .50 to 1                               1.250%
> or = .50 to 1 < .75 to 1               1.500%
> or = .75 to 1 < .90 to 1               1.750%
> or = .90 to 1                          1.875%


         "Approved Petroleum Engineer" means Netherland, Sewell & Associates, Inc., or such other reputable firm of independent petroleum engineers as shall be selected by Borrowers and approved by Required Banks, such approval not to be unreasonably withheld.

         "Asset Disposition" means any sale, assignment, lease, license, transfer, exchange or other disposition by any Credit Party of any Borrowing Base Property.

         "Assignee" has the meaning given such term in Section 15.9(c).

         "Assignment and Amendment to Mortgages" means an Assignment of Liens and Amendment to Mortgage to be entered into among Vista LP, Midland, Vista Administrative Agent, and Administrative Agent, substantially in the form of Exhibit A hereto, pursuant to which the Existing Vista Mortgages shall be assigned to Administrative Agent for the ratable benefit of each Bank to secure the Obligations.

         "Assignment and Assumption Agreement" has the meaning given such term in Section 15.9(c).

         "Authorized Officer" means, as to any Person, its Chairman, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s) or Vice President(s) duly authorized to act on behalf of such Person.

         "Availability" means, at any time: (a) the Borrowing Base in effect at such time, minus (b) the Outstanding Credit at such time.

         "Bank" means any financial institution listed on Schedule 1 hereto as having a Commitment, and its successors and assigns, and "Banks" means all Banks.

         "Bank Assignments" has the meaning set forth in the recitals hereto.

         "BankBoston" means BankBoston, N.A., a national banking association, in its capacity as a Bank.

         "Base Rate" means, for any day, the floating rate of interest established from time to time by Administrative Agent as its "Prime Commercial Lending Rate" of interest, which rate is not the lowest rate of interest which Administrative Agent charges, each change in the Base Rate to become effective without notice to Borrower on the effective date of each such change.

         "Book Manager" means BancBoston Robertson Stephens Inc. in its capacity as book manager for the credit facility hereunder or any successor thereto.

         "Borrower(s)" has the meaning set forth in the initial paragraph hereof.

         "Borrowing" means any disbursement to Borrower under, or to satisfy the obligations of any Credit Party under, any of the Loan Papers.

         "Borrowing Base" means the Borrowing Base as determined in accordance with Section 5.2.

         "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which (a) the Outstanding Credit on such date, exceeds (b) the Borrowing Base in effect on such date; provided, that, for purposes of computing the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent funds have been deposited with Administrative Agent to secure such Letter of Credit Exposure pursuant to
Section 3.1(b).

         "Borrowing Base Properties" means all Mineral Interests evaluated by Banks for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the Closing Date are described in the legal description of Mineral Interests attached to the Certificate of Ownership Interests, and constitute all of the Mineral Interests described in the Initial Reserve Reports.

         "Borrowing Date" means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to any Borrower or to satisfy the obligations of any Credit Party.

         "BRSI" means BancBoston Robertson Stephens Inc., a Massachusetts corporation which is an Affiliate of BankBoston.

         "Capital Lease" means, for any Person as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with GAAP.

         "Certificate of Ownership Interests" means a Certificate of Ownership Interests in the form of Exhibit B attached hereto to be executed and delivered by an Authorized Officer of each Borrower pursuant to Section 7.1(a)(vii).

         "Change of Control" means the occurrence of any of the following whether voluntarily or involuntary, including by operation of law: (a) any Credit Party (other than Parent and OGP) shall cease to be a wholly-owned Subsidiary of Parent, (b) NGP, together with its Affiliates, shall cease, for any reason, to be the legal and beneficial owner of at least twenty percent (20%) of the total voting power of all classes of capital stock then outstanding of Parent entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Parent, (c) any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall become the legal and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of a greater percentage of the total voting power of all classes of capital stock then outstanding of Parent entitled (without regard to the occurrence of any contingency) to vote in elections of directors of Parent than the percentage of such voting power then owned by NGP and its Affiliates, or (d) both Philip B. Smith and Lon C. Kile shall cease for any reason to be high ranking executive officers of Parent.

         "Christiania" has the meaning set forth in the recitals hereto.

         "Closing Date" means February 8, 2000.

         "Closing Documents" means the Merger Documents and all other material documents, instruments and agreements executed or delivered by Parent, Vista LP, Midland, Existing Vista Lenders, Existing Vista Administrative Agent, PECAC, Former Prize, Prize LP, Existing Prize Banks, or Existing Prize Administrative Agent in connection with or otherwise pertaining to the Merger or the Closing Transactions.

         "Closing Transactions" means the transactions to occur on the Closing Date pursuant to the Closing Documents and this Agreement, including, without limitation: (a) the Merger; (b) the assumption by Borrowers of the obligations of Borrowers under the Existing Credit Agreements; (c) the termination of the Existing Vista Credit Agreement, including, without limitation: (i) the refinancing of all Debt of Vista LP and Midland outstanding under the Existing Vista Credit Agreement with proceeds of the Loan, (ii) the cancellation of all letters of credit outstanding thereunder, and (iii) the assignment of all Liens (including, without limitation, the Existing Vista Mortgages) securing the obligations of Vista LP and Midland under the Existing Vista Credit Agreement to Administrative Agent to secure the Obligations; and (e) the payment of all fees and expenses of Administrative Agent, Book Manager, Sole Lead Arranger and their Affiliates in connection with the credit facilities provided herein.

         "CMLTD" means, with respect to any Person as of any date, that portion of the Long Term Debt of such Person which is scheduled or anticipated to come due within twelve months of such date.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

         "Commitment" means, with respect to any Bank, the commitment of such Bank to lend its Commitment Percentage of the Total Commitment to Borrowers pursuant to Section 3.1, as such Commitment may be terminated and/or reduced from time to time in accordance with the provisions hereof. On the Closing Date, the amount of each Bank's Commitment is the amount set forth opposite such Bank's name on Schedule 1 hereto; provided, that, after giving effect to any Assignment and Assumption Agreement, the Commitment of each Bank shall be the amount set forth in the amended Schedule 1 prepared by Administrative Agent and circulated to Borrowers and Banks pursuant to Section 15.9(c).

         "Commitment Fee Percentage" means, for any day, the percentage determined pursuant to the table below based on the ratio of the Outstanding Credit on such date to the Borrowing Base in effect on such date:


  Ratio of Outstanding                    Commitment Fee
Credit to Borrowing Base                    Percentage

< .50 to 1                                    .250%
> or = .50 to 1 < .75 to 1                    .375%
> or = .75 to 1 < .90 to 1                    .375%
> or = .90 to 1                               .500%

         "Commitment Percentage" means, with respect to any Bank at any time, the Commitment Percentage for such Bank set forth on Schedule 1 hereto (as the same may be amended and reflected in an amended Schedule 1 prepared and circulated by Administrative Agent to Borrowers and Banks pursuant to Section 15.9(c) hereof).

         "Consolidated Current Assets" means, for any Person at any time, the sum of (a) the current assets of such Person and its Consolidated Subsidiaries at such time determined in accordance with GAAP, plus (b) in the case of Parent and Borrowers, and prior to the Revolver Conversion Date, the Availability at such time.

         "Consolidated Current Liabilities" means, for any Person at any time, the current liabilities of such Person and its Consolidated Subsidiaries at such time determined in accordance with GAAP, but, in the case of Parent, excluding CMLTD of Parent and its Consolidated Subsidiaries at such time.

         "Consolidated EBITDA" means, for any Person for any period, the Consolidated Net Income of such Person for such period, plus each of the following determined for such Person and its Consolidated Subsidiaries on a consolidated basis for such period: (a) any provision for (or less any benefit from) income or franchise Taxes included in determining Consolidated Net Income;
(b) Consolidated Net Interest Expense deducted in determining Consolidated Net Income; (c) depreciation, depletion and amortization expense deducted in determining Consolidated Net Income; and (d) other noncash charges deducted in determining Consolidated Net Income to the extent not already included in clauses (b) and (c) of this definition.

         "Consolidated Net Income" means, for any Person as of any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than its Consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, unless received by such Person or its Consolidated Subsidiaries in a cash distribution; (b) any after-tax gains attributable to asset dispositions; (c) to the extent not included in clauses (a) and (b) above, any after-tax (i) extraordinary gains (net of extraordinary losses) or (ii) non-cash nonrecurring gains; and (d) non-cash or nonrecurring charges.

         "Consolidated Net Interest Expense" means, for any Person for any period, the remainder of the following for such Person and its Consolidated Subsidiaries for such period: (a) interest expense, minus (b) interest income.

         "Consolidated Net Worth" shall mean, at any time and from time to time, the net worth of Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, at any time, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements as of such time.

         "Conversion Date" has the meaning set forth in Section 3.5(c).

         "Credit Parties" means, collectively, Parent, each Borrower and any Subsidiary of Parent, and "Credit Party" means any one of the foregoing.

         "Current Financials" means (a) the most recent annual audited consolidated balance sheet of Parent and the related consolidated statements of operations and cash flow delivered to Banks hereunder, and (b) the most recent quarterly unaudited consolidated balance sheet of Parent and the related consolidated statements of operations and cash flow delivered to Banks hereunder. Until superseded by the delivery by Parent to Banks of more recent financial statements pursuant to Sections 9.1(a) and 9.1(b), "Current Financials" shall mean Parent's pro forma combined condensed balance sheet as of September 30, 1999, and Parent's pro forma combined condensed statement of operations for the nine (9) months then ended, copies of which have been provided to Banks.

         "Dated Assets" has the meaning set forth in Section 4.6(c).

         "Dated Liabilities" has the meaning set forth in Section 4.6(c).

         "Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including obligations under Capital Leases, other than Capital Leases which are usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price for property or services acquired by such Person other than trade payables incurred in the ordinary course of business which are not more than ninety (90) days past the invoice date, (g) all obligations of such Person secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (g) preceding.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, in respect of any principal of the Loan or any other amount payable by any Borrower under any Loan Paper which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of (i) two percent (2%), plus (ii) the Adjusted Base Rate as in effect from time to time (provided, that if such amount in default is principal of a Eurodollar Borrowing and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, the sum of (a) two percent (2%), plus (b) the Applicable Margin, plus (c) the LIBOR Rate for such Borrowing for such Interest Period as provided in Section 3.5, and thereafter, the rate provided for above in this definition).

         "Determination" means any Periodic Determination or Special Determination (including, without limitation, any Determination pursuant to Section 5.4).

         "Determination Date" means (a) with respect to any Periodic Determination, each April 1 and October 1, commencing April 1, 2000, and (b) with respect to any Special Determination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Determination. The Closing Date shall also constitute a Determination Date for purposes of this Agreement.

         "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other equity ownership interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock, partnership, joint venture, limited liability company, membership or other equity ownership interest; (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other equity ownership interest of any Person; and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other equity ownership interest.

         "Documentation Agent" means CIBC Inc. in its capacity as Documentation Agent for Banks hereunder or any successor thereto.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in Boston, Massachusetts, are authorized by Law to close.

         "Domestic Lending Office" means, as to each Bank, its office identified on Schedule 1 hereto as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrowers and Administrative Agent.

         "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against any Credit Party involving (a) a

Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by any Credit Party, (b) a Hazardous Discharge caused, in whole or in part, by any Credit Party or by any Person acting on behalf of or at the instruction of any Credit Party, or (c) any violation of any Applicable Environmental Law by any Credit Party.

         "Environmental Liability" means any liability, loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Applicable Environmental Law, (b) from the release or threatened release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the release or threatened release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of any Credit Party's use, storage, handling, or the release or threatened release of a Hazardous Substance, or (g) from any environmental investigation performed at, on, or for any real property owned by any Credit Party.

         "Equity" means shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Credit Party.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder as from time to time in effect.

         "ERISA Affiliate" means any corporation or trade or business under common control with any Credit Party as determined under section 4001(a)(14) of ERISA.

         "ERISA Event" means, with respect to any Credit Party and any ERISA Affiliate, (a) a "reportable event" as defined in section 4043 of ERISA (other than a reportable event not subject to the provision for thirty (30) days notice to the PBGC under regulations issued under section 4043 of ERISA), (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a Lien under section 412 of the Code or section 302 of ERISA, or
(f) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Eurodollar Borrowing" means any Borrowing which will constitute a Eurodollar Tranche.

         "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address identified on Schedule 1 hereto as its Eurodollar Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Administrative Agent.

         "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York, New York, in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Tranches is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Tranche" means, with respect to any Interest Period, any portion of the principal amount outstanding under the Loan which bears interest at a rate computed by reference to the Adjusted LIBOR Rate for such Interest Period.

         "Event of Default" has the meaning set forth in Section 12.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Credit Agreements" means, collectively, the Existing Prize Credit Agreement and the Existing Vista Credit Agreement.

         "Existing Mortgages" means, collectively, the Existing Prize Mortgages and the Existing Vista Mortgages.

         "Existing Prize Banks" has the meaning set forth in the recitals hereto.

         "Existing Prize Credit Agreement" has the meaning set forth in the recitals hereto.

         "Existing Prize Mineral Interests" means the Mineral Interests owned by Prize LP on the Closing Date prior to giving effect to the Closing Transactions.

         "Existing Prize Mortgages" means the mortgages, deeds of trust, security agreements, assignments, pledges and other documents, instruments and agreements described on Part A of Schedule 2 hereto which establish Liens on the Existing Prize Mineral Interests to secure Prize LP's obligations under the Existing Prize Credit Agreement.

         "Existing Vista Credit Agreement" has the meaning set forth in the recitals hereto.

         "Existing Vista Lenders" has the meaning set forth in the recitals hereto.

         "Existing Vista Mineral Interests" means the Mineral Interests owned by Vista LP and Midland on the Closing Date prior to giving effect to the Closing Transactions.

         "Existing Vista Mortgages" means the mortgages, deeds of trust, security agreements, assignments, pledges and other documents, instruments and agreements described on Part B of Schedule 2 hereto which establish Liens on the Existing Vista Mineral Interests to secure Vista's and Midland's obligations under the Existing Vista Credit Agreement.

         "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

         "Facility Guaranty" means a Guaranty substantially in the form of Exhibit C attached hereto to be executed by Parent and each existing and future Subsidiary of Parent (other than Borrowers, Vista LLC and PEC) in favor of Banks, pursuant to which Parent and each such Subsidiary of Parent guarantees payment and performance in full of the Obligations.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if such rate is not so published on such next succeeding Domestic Business Day, the Federal Funds Rate for any day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

         "Fiscal Quarter" means the three (3) month periods ending March 31, June 30, September 30 or December 31 of each Fiscal Year.

         "Fiscal Year" means a twelve (12) month period ending December 31.

         "Former Prize" has the meaning set forth in the recitals hereto.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the Closing Date so as to properly reflect the financial condition, and the results of operations and changes in financial position, of a Person and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by said Accounting Principles Board or

Financial Accounting Standards Board (or other appropriate board or committee of said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

         "Gas Balancing Agreement" means any agreement or arrangement whereby any Credit Party, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which any Credit Party owns an interest, has a right to take more than its proportionate share of production therefrom.

         "Governmental Authority" means any court or governmental department, commission, board, bureau, agency or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing.

         "Guarantee" or "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.


         "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by any Credit Party or any real property owned, leased or operated by any other party.

         "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law.

         "Hedge Transaction" means any commodity, interest rate, currency or other swap, option, collar, futures contract, advance payment contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly include Oil and Gas Hedge Transactions.

         "Hedge Transaction Letters of Credit" means Letters of Credit issued to secure Borrowers' obligations to counterparties under Oil and Gas Hedge Transactions.

         "Hydrocarbons" means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof.

         "Immaterial Title Deficiencies" means, with respect to Borrowing Base Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect Borrowing Base Properties with a Recognized Value greater than four percent (4%) of the Recognized Value of all such Borrowing Base Properties.

         "Indirect Subsidiary" has the meaning given such term in the definition of "Subsidiary Pledge Agreement."

         "Initial Borrowing Base" means a Borrowing Base in the amount of $250,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Determination after the Closing Date.

         "Initial Reserve Reports" means the following reserve reports which contain an evaluation of the Borrowing Base Properties: (a) reserve report dated as of October 1, 1999, prepared by Former Prize's in-house staff with respect to the Existing Prize Mineral Interests, and (b) reserve report dated as of October 1, 1999, prepared by Parent's in-house staff with respect to the Existing Vista Mineral Interests.

         "Interest Option" has the meaning given such term in Section 3.5(c).

         "Interest Period" means, with respect to each Eurodollar Tranche, the period commencing on the Borrowing Date or Conversion Date applicable to such Tranche and ending one (1), two (2), three (3), or, if available to all Banks, six (6) or twelve (12) months thereafter, as Borrower may elect in the applicable Request for Borrowing; provided that: (a) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (b) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Eurodollar Business Day of a calendar month; (c) if any Interest Period includes a date on which any payment of principal of the Loan subject to such Eurodollar Tranche is required to be made hereunder, but does not end on such date, then (i) the principal amount of each Eurodollar Tranche required to be repaid on such date shall have an Interest Period ending on such date, and (ii) the remainder of each such Eurodollar Tranche shall have an Interest Period determined as set forth above; and (d) no Interest Period shall extend past the expiration of the Termination Date.

         "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock securities of, or interests in, any other Person; provided, that "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority, and "Law" means any of the foregoing.

         "Lead Manager" means Bank One, Texas, N.A. in its capacity as Lead Manager for Banks hereunder or any successor thereto.

         "Lending Office" means, as to any Bank, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

         "Letter of Credit Application" has the meaning given such term in
Section 3.1(b).

         "Letter of Credit Exposure" of any Bank means, collectively, such Bank's aggregate participation in (a) the unfunded portion of Letters of Credit outstanding at any time, and (b) the funded but unreimbursed (by Borrowers) portion of Letters of Credit outstanding at such time.

         "Letter of Credit Fee" means, with respect to any Letter of Credit (other than Supplemental Letters of Credit) issued hereunder, a fee in an amount equal to a per annum percentage of the average daily aggregate amount of Letter of Credit Exposure of all Banks during the Fiscal Quarter (or portion thereof) ending on the date such payment is due determined by reference to the ratio of Outstanding Credit to the Borrowing Base in effect as of the date such fee is due pursuant to Section 3.14. The amount of such fee which accrues during each Fiscal Quarter shall be a per annum percentage of the average daily aggregate Letter of Credit Exposure in accordance with the table below:


  Ratio of Outstanding
Credit to Borrowing Base                 Letter of Credit Fee %
------------------------                 ----------------------

< .50 to 1                                      1.250%
> or = .50 to 1 < .75 to 1                      1.500%
> or = .75 to 1 < .90 to 1                      1.750%
> or = .90 to 1                                 1.875%

         "Letter of Credit Fronting Fee" means, with respect to any Letter of Credit (including Supplemental Letters of Credit) issued hereunder, a fee equal to the greater of (a) $150 or (b) .125% of the stated amount of any such Letter of Credit.

         "Letter of Credit Issuer" has the meaning set forth in Section 3.1(b).

         "Letter of Credit Period" means the period commencing on the Closing Date and ending nine (9) Domestic Business Days prior to the Termination Date.

         "Letters of Credit" means, collectively, letters of credit issued for the account of Borrowers pursuant to Section 3.1(b) and, except as expressly provided to the contrary herein, Section 3.1(d).

         "LIBOR Rate" means, for any Eurodollar Tranche for any Interest Period therefor, the rate per annum determined by Administrative Agent (rounded upward, if necessary, to the next higher 1/16 of 1%) appearing on Telerate page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any Eurodollar Tranche for any Interest Period therefor, the rate per annum (rounded upwards, if necessary to the nearest 1/16 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/16 of 1%).

         "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, a Credit Party shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means the revolving credit/term loan in an amount outstanding at any time not to exceed the amount of the Total Commitment then in effect, less the amount of the Letter of Credit Exposure then outstanding, to be made by Banks to Borrowers pursuant to the Commitments of each Bank.

         "Loan Papers" means this Agreement, the Notes, each Facility Guaranty now or hereafter executed, the Mortgages, the Assignments and Amendments to Mortgages, each Parent Pledge Agreement now or hereafter executed, each Subsidiary Pledge Agreement now or hereafter executed, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

         "Long Term Debt" means Debt which matures more than one year from the date it is incurred, or which can be extended at the option of the obligor(s) to a date more than one year from the date it is incurred.

         "Margin Regulations" mean Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Margin Stock" means "margin stock" as defined in Regulation U.

         "Material Adverse Change" means any circumstance or event that has had or would reasonably be expected to have a Material Adverse Effect.

         "Material Adverse Effect" means a material adverse effect on (a) the assets, liabilities, financial condition, results of operations or prospects of any Credit Party, individually or taken as a whole, (b) the right or ability of any Credit Party to fully, completely and timely perform its obligations under the Loan Papers, (c) the validity or enforceability of any Loan Paper against any Credit Party (to the extent a party thereto), or (d) the validity, perfection or priority of any Lien on a material portion of the assets intended to be created under or pursuant to any Loan Paper to secure the Obligations.

         "Material Agreement" means any material written or enforceable oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty.

         "Material Gas Imbalance" means, with respect to all Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound, a net gas imbalance to Borrower or any other Credit Party, individually or taken as a whole, in excess of $2,000,000 (calculated at $1.00 per MMBTU).

         "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Law after taking into account, to the extent required by applicable Law, any and all relevant payments or charges under the Loan Papers.

         "MeesPierson" has the meaning set forth in the recitals hereto.

         "Merger" means the merger of PECAC with and into Former Prize pursuant to, and in accordance with, the Merger Documents, with Former Prize being the surviving corporation as a wholly-owned Subsidiary of Parent.

         "Merger Agreement" means that certain Agreement and Plan of Merger dated as of October 8, 1999, among Parent, PECAC and Former Prize.

         "Merger Certificate" means that certain Certificate of Merger dated as of February 8, 2000, executed by Former Prize, filed on the Closing Date with the Secretary of State of Delaware, and certified copies of which shall subsequently be filed in such jurisdictions as Administrative Agent shall require.

         "Merger Documents" means (a) the Merger Agreement, (b) the Merger Certificate, and (c) all other material documents, instruments and agreements executed or delivered by Parent, Former Prize, and/or PECAC pursuant to the Merger Agreement or the Merger Certificate, or in connection with the Merger.

         "Midland" has the meaning set forth in the initial paragraph hereof.

         "Mineral Interests" means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interests, production payments, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Law, which now or hereafter include all or any part of the foregoing. The term "Mineral Interests" shall expressly include the Existing Prize Mineral Interests and the Existing Vista Mineral Interests.

         "Mortgage Required Reserve Value" means Proved Mineral Interests that have a Recognized Value of not less than eighty percent (80%) of the Recognized Value of all Proved Mineral Interests held by Borrowers and their Subsidiaries.

         "Mortgages" means all mortgages, deeds of trust, amended and restated mortgages, amendments to mortgages, security agreements, pledge agreements and similar documents, instruments and agreements creating, evidencing, perfecting or otherwise establishing the Liens required by Article VI hereof as may have been heretofore or may hereafter be granted or assigned to Administrative Agent to secure payment of the Obligations or any part thereof. All Mortgages shall be in form and substance satisfactory to Administrative Agent in its sole discretion. The term "Mortgages" expressly includes the Assignment and Amendment to Mortgages, the Existing Mortgages, and any amendments to, or restatements of, the Existing Mortgages.

         "Net Cash Proceeds" means the remainder of (a) the gross proceeds received by any Credit Party from any Asset Disposition less (b) underwriter discounts and commissions, investment banking fees, legal, accounting and other professional fees and expenses, and other usual and customary transaction costs, in each case only to the extent paid or payable by a Credit Party in cash and related to such Asset Disposition.

         "New Banks" has the meaning set forth in the recitals hereto.

         "NGP" means, collectively, Natural Gas Partners II, L.P., Natural Gas Partners III, L.P., and Natural Gas Partners V, L.P., each of which is a Delaware limited partnership.

         "Note" means a promissory note of Borrowers, payable to the order of a Bank, in substantially the form of Exhibit D hereto, evidencing the joint and several obligation of Borrowers to repay to such Bank its Commitment Percentage of the Loan, together with all modifications, extensions, renewals and rearrangements thereof, and "Notes" means all of such Notes.

         "Obligations" means, collectively, all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of each Credit Party to any Bank or to any Affiliate of any Bank
(a) arising pursuant to the Loan Papers, and all interest accrued thereon and costs, expenses and reasonable attorneys' fees incurred in the enforcement or collection thereof, and (b) arising under or in connection with any Hedge Transaction entered into between any Credit Party and any Bank or any Affiliate of any Bank, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

         "OGP" means Oklahoma Gas Processing, Inc., a Delaware corporation.

         "Oil and Gas Hedge Transactions" means Hedge Transactions pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons.

         "Operating Lease" means any lease, sublease, license or similar arrangement (other than a Capital Lease and other than leases with a primary term of one year or less or which can be terminated by the lessee upon notice of one year or less without incurring a penalty) pursuant to which a Person leases, subleases or otherwise is granted the right to occupy, take possession of, or use property whether real, personal or mixed; provided, that "Operating Lease" shall not include oil, gas or mineral leases entered into or assigned to any Credit Party in the ordinary course of such Credit Party's business.

         "Outstanding Credit" means, at any time, the sum of (i) the aggregate outstanding Letter of Credit Exposure (other than Supplemental Letter of Credit Exposure) on such date, including the aggregate Letter of Credit Exposure related to Letters of Credit (other than Supplemental Letters of Credit) to be issued on such date, plus (ii) the aggregate outstanding principal balance of the Loan on such date, including the amount of any Borrowing to be made on such date.

         "Parent" has the meaning set forth in the initial paragraph hereof.

         "Parent Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit E attached hereto to be executed by Parent, pursuant to which Parent shall pledge to Administrative Agent, for the ratable benefit of Banks, one hundred percent (100%) of the issued and outstanding Equity owned by Parent of each existing or hereafter created or acquired Subsidiary of Parent to secure the Obligations.

         "Participant" has the meaning given such term in Section 15.9(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PEC" means PEC (Delaware), Inc., a Delaware corporation.

         "PECAC" has the meaning set forth in the recitals hereto.

         "Periodic Determination" means any determination of the Borrowing Base pursuant to Section 5.2.

         "Permitted Encumbrances" means with respect to any asset:

                  (a) Liens securing the Obligations in favor of Banks or their Affiliates under the Loan Papers;

                  (b) minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of oil and gas properties, and for the purposes of this Agreement, a minor defect in title shall include, without limitation: (i) those instances where record title to an oil and gas lease is in a predecessor in title to any Borrower or any of its Subsidiaries, but where any Borrower or any of its Subsidiaries, by reason of a farmout or other instrument is presently entitled to receive an assignment of its interest or other evidence of title and the appropriate Person is proceeding diligently to obtain such assignment, and (ii) easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of any Borrower (or its Subsidiaries, as applicable) that are customarily granted in the oil and gas industry; so long as, with respect to any of such minor defects in title, the same are minor defects which are customary and usual in the oil and gas industry and which are customarily accepted by a reasonably prudent operator dealing with its properties;

                  (c) inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests which are not delinquent (except to the extent permitted by Section 9.6);

                  (d) mechanic's, materialmen's, warehouseman's, journeyman's and carrier's liens and other similar liens arising by operation of Law or statute in the ordinary course of business which are not delinquent (except to the extent permitted by Section 9.6);

                  (e) production sales contracts, Gas Balancing Agreements and joint operating agreements; provided, that the amount of all gas imbalances known to any Authorized Officer of

Borrower and the amount of all production which has been paid for but not delivered shall have been disclosed or otherwise taken into account in the Reserve Reports delivered to Banks hereunder;

                  (f) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 9.6;

                  (g) all rights to consent by, required notices to, filings with, or other actions by, Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein if any Borrower or the applicable Subsidiary is entitled to such consent, the same are customarily obtained subsequent to such sale or conveyance and the appropriate Person is proceeding diligently to obtain such consent, notice or filing and has not been advised and has no reason to believe that such consent will not be forthcoming in a timely manner;

                  (h) the terms and provisions of any of the oil and gas leases and amendments thereto pursuant to which any Borrower (or its Subsidiaries, as applicable) derives its interests;

                  (i) lease burdens payable to third parties which are granted in the ordinary course of business in the oil and gas industry and which are deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, carried interest or reversionary working interest and which have been disclosed to the Administrative Agent in writing; provided, however, that no Borrower shall be required to disclose such lease burdens unless the same are lease burdens which are not customarily and usually found in the oil and gas industry or unless the same are lease burdens which obligate a Borrower and/or its Subsidiaries, as applicable, in a fashion not customarily and usually found in the oil and gas industry;

                  (j) all applicable Laws, rules and orders of Governmental Authorities having jurisdiction over the affairs of any Borrower, which do not secure a monetary obligation that is currently past due; and

                  (k) Liens encumbering assets securing Debt incurred to finance the purchase of such assets, including, without limitation, the interests of a lessor under a Capital Lease; provided, that (i) the principal amount of the Debt secured by a purchased asset shall not exceed one hundred percent (100%) of the purchase price of such asset, (ii) such Liens shall not extend to or encumber any other asset of any Borrower or any of its Subsidiaries, (iii) such Liens shall attach to such purchased asset substantially simultaneously with the purchase of such asset, and (iv) the aggregate amount of all Debt secured by such Liens shall not exceed $2,500,000.

         "Permitted Investment" means, with respect to any Credit Party, (a) readily marketable direct obligations of the United States of America, (b) fully insured time deposits and certificates of deposit with maturities of one (1) year or less of any commercial bank operating in the United States having capital and surplus in excess of $400,000,000, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and

Poor's Corporation or Moody's Investors Service, (d) Investments by any Credit Party in a Subsidiary of Parent that has provided a Facility Guaranty and the Equity of which has been pledged to Administrative Agent pursuant to a Parent Pledge Agreement or a Subsidiary Pledge Agreement, (e) Investments described on
Schedule 5 hereto, (f) money market funds in any commercial bank operating in the United States having capital and surplus in excess of $400,000,000 or otherwise approved in writing by Administrative Agent, and (g) Investments (in addition to those contemplated by subsections (a), (b), (c), (d), (e) and (f) of this definition) measured at cost on a cumulative basis from and after the date of this Agreement not exceeding an amount equal to ten percent (10%) of Consolidated Net Worth at any time.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "Prize Administrative Agent" has the meaning set forth in the recitals hereto.

         "Prize Assumption Agreement" has the meaning set forth in the recitals hereto.

         "Prize LP" has the meaning set forth in the initial paragraph hereof.

         "Proved Mineral Interests" means, collectively, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

         "Proved Nonproducing Mineral Interests" means all Mineral Interests which constitute proved developed nonproducing reserves.

         "Proved Producing Mineral Interests" means all Mineral Interests which constitute proved developed producing reserves.

         "Proved Undeveloped Mineral Interests" means all Mineral Interests which constitute proved undeveloped reserves.

         "Recognized Value" means, with respect to Mineral Interests, the portion of the Borrowing Base which BankBoston attributes to such Mineral Interests for purposes of the most recent redetermination of the Borrowing Base pursuant to Article V hereof (or for purposes of determining the Initial Borrowing Base in the event no such redetermination has occurred), based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Mineral Interests.

         "Refinancing Borrowing" has the meaning given such term in Section 7.3.

         "Refunding Borrowing" means a Borrowing made solely for the purpose of refinancing a Eurodollar Tranche on the expiration of the Interest Period applicable thereto or for the purpose of converting all or any part of an Adjusted Base Rate Tranche to a Eurodollar Tranche, in each case in the manner contemplated by Section 3.5(c) and which does not result in any increase in the outstanding principal balance of the Loan. Refunding Borrowings may be Adjusted Base Rate Borrowings or Eurodollar Borrowings.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Rentals" means amounts payable by a lessee under an Operating Lease.

         "Request for Borrowing" has the meaning set forth in Section 3.2(a).

         "Request for Letter of Credit" has the meaning given such term in
Section 3.3(a).

         "Required Banks" means (a) as long as the Commitments are in effect, Banks having an aggregate Commitment Percentage which is greater than sixty-six and two-thirds percent (66 2/3%) of the Total Commitment, and (b) following termination of the Commitments, Banks holding greater than sixty-six and two-thirds percent (66 2/3%) of the Outstanding Credit.

         "Reserve Report" means an unsuperseded engineering analysis of the Mineral Interests owned by Borrowers in form and substance acceptable to Administrative Agent and Required Banks prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by February 28 of each year pursuant to Section 5.1 shall be audited or prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by Borrowers' in-house staff. Notwithstanding the foregoing, in connection with any Special Determination requested by Borrowers, the Reserve Report shall be in form and substance acceptable to Borrowers, Administrative Agent and Required Banks. Until superseded, each of the Initial Reserve Reports shall be considered a Reserve Report.

         "Restricted Payment" means, with respect to any Person, including any Borrower, any Distribution by such Person and the retirement, redemption or prepayment prior to the scheduled maturity by such Person or any of the Affiliates of such Person of any Debt of such Person, excluding, however, the following: (i) the Obligations, and (ii) any Distribution by any Credit Party to another Credit Party to cover the overhead and general and administrative costs of a Credit Party.

         "Revolver Conversion Date" means June 29, 2002.

         "Revolving Credit Period" means the period commencing on the Closing Date and ending on the Revolver Conversion Date.

         "Rollover Notice" has the meaning given such term in Section 3.5(c).

         "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

         "Scotia" has the meaning set forth in the recitals hereto.

         "Section" or "Article" refers to a "section," "subsection" or "article" of this Agreement unless specifically indicated otherwise.

         "Sole Lead Arranger" means BancBoston Robertson Stephens Inc. in its capacity as sole lead arranger for the credit facility hereunder or any successor thereto.

         "Special Determination" means any determination of the Borrowing Base pursuant to Section 5.3.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "Subsidiary Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit F attached hereto (with applicable conforming changes) to be executed by each existing and future Subsidiary of Parent to the extent such Subsidiary owns any outstanding Equity of any other Subsidiary of Parent (an "Indirect Subsidiary"), pursuant to which such Subsidiary shall pledge to Administrative Agent, for the ratable benefit of Banks, all of the issued and outstanding Equity owned by such Subsidiary of such Indirect Subsidiary to secure the Obligations.

         "Supplemental Letter of Credit Exposure" of BankBoston means the sum of
(a) the unfunded portion of Supplemental Letters of Credit outstanding at any time, plus (b) the funded but unreimbursed portion of Supplemental Letters of Credit outstanding at such time.

         "Supplemental Letter of Credit Fee" means, with respect to any Supplemental Letter of Credit issued hereunder, a fee equal to one percent (1%) per annum of the average daily aggregate amount of Supplemental Letter of Credit Exposure of BankBoston during the Fiscal Quarter (or portion thereof) ending on the date such payment is due pursuant to Section 3.14.

         "Supplemental Letters of Credit" has the meaning specified in Section 3.1(d).

         "Syndication Agent" means First Union National Bank, in its capacity as Syndication Agent for Banks hereunder or any successor thereto.

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

         "Termination Date" means June 29, 2006.

         "Title Required Reserve Value" means Proved Mineral Interests that have a Recognized Value of not less than seventy percent (70%) of the Recognized Value of all Proved Mineral Interests held by Borrowers and their Subsidiaries.

         "Total Commitment" means the Commitments of all Banks in an initial aggregate amount of $400,000,000 as such amount may be reduced from time to time pursuant to Sections 3.9 and 3.11.

         "Tranche" means an Adjusted Base Rate Tranche or a Eurodollar Tranche and "Tranches" means Adjusted Base Rate Tranches or Eurodollar Tranches or any combination thereof.

         "Vista Administrative Agent" has the meaning set forth in the recitals hereto.

         "Vista Assumption Agreement" has the meaning set forth in the recitals hereto.

         "Vista LLC" means Vista LLC, a Delaware limited liability company.

         "Vista LP" has the meaning set forth in the initial paragraph hereof.

         SECTION 2.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Parent and its Consolidated Subsidiaries delivered to Banks except for changes in which Parent's independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Sections 9.1(a) and (b); provided that, unless Borrowers and Required Banks shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article XI are computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                   ARTICLE III

                            REVOLVER/TERM FACILITIES

         SECTION 3.1. Commitment. (a) Each Bank severally agrees, subject to
Section 3.1(c) and the other terms and conditions set forth in this Agreement, to lend to Borrowers from time to time prior to the Termination Date, amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount equal to such Bank's Letter of Credit Exposure. Each Borrowing shall (i) be in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000, and (ii) be made from each Bank ratably in accordance with its respective Commitment Percentage. Subject to the foregoing limitations and the other provisions of this Agreement, Borrowers may borrow under this Section 3.1(a), repay amounts borrowed under this Section 3.1(a) and request new Borrowings under this Section 3.1(a); provided, that, from and after the Revolver Conversion Date, the only Borrowings permitted hereunder shall be Refunding Borrowings.

                  (b) Administrative Agent, or such Bank designated by Administrative Agent which (without obligation to do so) consents to the same ("Letter of Credit Issuer"), will issue Letters of Credit, from time to time during the Letter of Credit Period upon request by any Borrower, for the account of Borrowers, so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit, does not exceed $10,000,000, and (ii) Borrowers would be entitled to a Borrowing under Sections 3.1(a) and (c) in the amount of the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, such Borrower shall execute and deliver to Letter of Credit Issuer, Letter of Credit Issuer's customary letter of credit application ("Letter of Credit Application"). Each Letter of Credit shall be in form and substance acceptable to Letter of Credit Issuer. No Letter of Credit shall have an expiration date later than the earlier of (i) nine (9) Domestic Business Days prior to the Termination Date, or (ii) one (1) year from the date of issuance. Upon the date of issuance of a Letter of Credit, Letter of Credit Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Letter of Credit Issuer, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, Administrative Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the Letter of Credit Issuer, beneficiary and expiration date of each such Letter of Credit, each Bank's participation percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by Letter of Credit Issuer(s) thereof for such Bank's account and risk. In connection with the issuance of Letters of Credit under this Section 3.1(b), Borrowers shall pay to Administrative Agent in respect of such Letters of Credit (a) the applicable Letter of Credit Fee in accordance with Section 3.14, and (b) at the time of issuance of each Letter of Credit, the applicable Letter of Credit Fronting Fee. Administrative Agent shall distribute the Letter of Credit Fee to Banks in accordance with their respective Commitment Percentages, and Administrative Agent shall distribute the Letter of Credit

Fronting Fee to the Letter of Credit Issuer for its own account. Any (y) material amendment or modification, or (z) renewal or extension of any Letter of Credit shall be deemed to be the issuance of a new Letter of Credit for purposes of this Section 3.1(b). Notwithstanding anything to the contrary contained herein, Borrowers shall pay to Letter of Credit Issuer in connection with any amendment or modification of any nature, such Letter of Credit Issuer's usual and customary fees for amendments or modifications to, and processing of, Letters of Credit.

                  Upon the occurrence of an Event of Default, an amount equal to the aggregate existing Letter of Credit Exposure of all Banks shall, without demand upon or notice to any Borrower, be deemed to have been paid or disbursed by Letter of Credit Issuer (notwithstanding that such amount may not in fact have been so paid or disbursed) and be deemed forthwith due and owing by Borrowers as of the date of any such occurrence of an Event of Default, and Borrowers' obligation to pay such amount shall be joint and several, and absolute and unconditional, without regard to whether any beneficiary of any Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit. Furthermore, upon the occurrence of an Event of Default, Borrowers shall, on the next succeeding Domestic Business Day, deposit with Administrative Agent such funds as Administrative Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any funds so deposited shall be held by Administrative Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrowers will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Administrative Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Administrative Agent shall apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and the Commitments of all Banks have terminated) or such Event of Default has been cured to the satisfaction of Required Banks, Administrative Agent shall release to Borrowers any remaining funds deposited under this
Section 3.1(b). Whenever Borrowers are required to make deposits under this
Section 3.1(b) and fail to do so on the day such deposit is due, Administrative Agent or any Bank may, without notice to any Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of any Borrower, any guarantor, or any other Person liable for all or any part of the Obligations.

                  Notwithstanding anything to the contrary contained herein, Borrowers hereby jointly and severally agree to reimburse each Letter of Credit Issuer immediately upon demand by such Letter of Credit Issuer, and in immediately available funds, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it. Payment shall be made by Borrowers with interest on the amount so paid or disbursed by Letter of Credit Issuer from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Maximum Lawful Rate, or (ii) the Default Rate. The obligations of Borrowers under this paragraph will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrowers and until all other Obligations shall have been paid in full.

                  The reimbursement obligations of Borrowers under this Section 3.1(b) shall be joint and several, absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of the Loan Papers (including any Letter of Credit Application executed pursuant to this Section 3.1(b)) under and in all circumstances whatsoever and each Borrower hereby waives any defense to the payment of such reimbursement obligations based on any circumstance whatsoever, including without limitation, in any case, the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, counterclaim, defense or other rights which any Borrower or any other Person may have at any time against any beneficiary of any Letter of Credit, Administrative Agent, any Bank or any other Person, whether in connection with any Letter of Credit or any unrelated transaction; (iii) any statement, draft or other documentation presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (iv) payment by Administrative Agent under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; or (v) any other circumstance whatsoever, whether or not similar to any of the foregoing.

         As among Borrowers on the one hand, and each Agent and each Bank, on the other hand, Borrowers assume all risks of the acts and omissions of, or misuse of Letters of Credit by, the beneficiary of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Agent, Letter of Credit Issuer nor any Bank shall be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any Letter of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) the failure of the beneficiary of the Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                  (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v) errors in interpretation of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                  (vii) the misapplication by the beneficiary of the Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                  (viii) any consequences arising from causes beyond the control of any Agent or any Bank.

                  Borrowers shall be jointly and severally obligated to reimburse each Letter of Credit Issuer upon demand for all amounts paid under Letters of Credit as set forth in the immediately preceding paragraph hereof; provided, however, if Borrowers for any reason fail to reimburse such Letter of Credit Issuer in full upon demand, Banks shall reimburse such Letter of Credit Issuer in accordance with each Banks' Commitment Percentage for amounts due and unpaid from Borrowers as set forth hereinbelow; provided, further, however, that no such reimbursement made by Banks shall discharge Borrowers' joint and several obligations to reimburse Letter of Credit Issuer. All reimbursement amounts payable by any Bank under this Section 3.1(b) shall include interest thereon at the Federal Funds Rate, from the date of the payment of such amounts by any Letter of Credit Issuer to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Papers. For purposes of this
Section 3.1(b), the term Letter or Letters of Credit shall not include Supplemental Letters of Credit.

                  (c) No Bank will be obligated to lend to any Borrower or incur Letter of Credit Exposure under this Section 3.1, and no Borrower shall be entitled to borrow hereunder or obtain Letters of Credit hereunder (i) during the existence of any Borrowing Base Deficiency, or (ii) in an amount which would cause a Borrowing Base Deficiency. Nothing in this Section 3.1(c) shall be deemed to limit any Bank's obligation to (A) reimburse any Letter of Credit Issuer with respect to such Bank's participation in Letters of Credit issued by such Letter of Credit Issuer as provided in Section 3.1(b), or (B) fund any Refunding Borrowing provided that Borrowers are in compliance with Section 5.4. For purposes of this Section 3.1(c), the term Letter or Letters of Credit shall not include Supplemental Letters of Credit.

                  (d) In addition to Letters of Credit issued pursuant to
Section 3.1(b), upon request from any Borrower from time to time, BankBoston may, in its sole discretion and without any obligation to do so, issue letters of credit for the account of Borrowers pursuant to this Section 3.1(d) which shall, except as expressly provided to the contrary in this Section 3.1(d) or otherwise herein, be considered "Letters of Credit" for all purposes of this Agreement. Any Letter of Credit issued pursuant to this Section 3.1(d) is referred to herein as a "Supplemental Letter of Credit". Notwithstanding anything contained herein to the contrary, Supplemental Letters of Credit shall be subject to the following terms and conditions:

                  (i) the aggregate Supplemental Letter of Credit Exposure outstanding with respect to all Supplemental Letters of Credit shall not exceed $5,000,000 at any time;

                  (ii) Supplemental Letters of Credit shall be issued for the sole account and risk of BankBoston, and no other Bank shall be deemed to have any participation interest in such Supplemental Letters of Credit or related Supplemental Letter of Credit Exposure or any reimbursement obligation or other credit risk related thereto;

                  (iii) any Request for Letter of Credit issued by a Borrower with respect to any Supplemental Letter of Credit shall clearly state that the requested Letter of Credit is to be a Supplemental Letter of Credit, and, simultaneously with the issuance of any Supplemental Letter of Credit, BankBoston shall deliver written notice to each other Bank of the issuance thereof and specifying the amount and terms of such Supplemental Letter of Credit and that such Letter of Credit is a Supplemental Letter of Credit for purposes of this Agreement;

                  (iv) BankBoston shall be entitled to receive and retain, for its sole account, all Supplemental Letter of Credit Fees payable in respect of any Supplemental Letter of Credit;

                  (v) Supplemental Letter of Credit Exposure with respect to Supplemental Letters of Credit will not be deemed to be outstanding solely for purposes of (A) determining the amounts available to be borrowed pursuant to Section 3.1(a), (B) the limitations on the amounts of Letters of Credit issuable to Borrowers pursuant to Section 3.1(b),
         (C) the existence of any Borrowing Base Deficiency, or (D) determining the Availability hereunder; and

                  (vi) Supplemental Letters of Credit shall only be Hedge Transaction Letters of Credit.

         In connection with the issuance of Supplemental Letters of Credit hereunder, Borrowers shall pay to BankBoston for its own account and in respect of such Supplemental Letters of Credit (a) the applicable Supplemental Letter of Credit Fee in accordance with Section 3.14, and (b) at the time of issuance of each Supplemental Letter of Credit, the applicable Letter of Credit Fronting Fee. BankBoston shall be entitled to receive and retain all such fees for its sole account. Any (y) material amendment or modification, or (z) renewal or extension of any Supplemental Letter of Credit shall be deemed to be the issuance of a new Supplemental Letter of Credit for purposes of this Section 3.1(d). Notwithstanding anything to the contrary contained herein, Borrowers shall pay to BankBoston in connection with any amendment or modification of any nature, BankBoston's usual and customary fees for amendments or modifications to, and processing of, Letters of Credit.

         SECTION 3.2. Method of Borrowing. (a) In order to request any Borrowing hereunder, any Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Borrowing (herein so called) (i) prior to 11:00 a.m. (Boston, Massachusetts time) on the Borrowing Date specified for a proposed Adjusted Base Rate Borrowing, and (ii) prior to 1:00 p.m. (Boston, Massachusetts time) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit G hereto, shall be binding upon each Borrower, and shall specify:

                  (i) whether such Borrowing is to be an Adjusted Base Rate Borrowing or a Eurodollar Borrowing;

                  (ii) the Borrowing Date of such Borrowing, which shall be a Domestic Business Day in the case of an Adjusted Base Rate Borrowing, or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

                  (iii) the aggregate amount of such Borrowing; and

                  (iv) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Request for Borrowing, Administrative Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrowers.

                  (c) Not later than 1:00 p.m. (Boston, Massachusetts time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in Federal or other funds immediately available in Boston, Massachusetts, to Administrative Agent at its address set forth on
Schedule 1 hereto. Unless Administrative Agent determines that any applicable condition specified in Section 7.2 has not been satisfied, Administrative Agent will make the funds so received from Banks available to Borrowers at Administrative Agent's aforesaid address by depositing such funds to the joint account of Borrowers at Administrative Agent designated by Borrowers for such purpose.

         SECTION 3.3. Method of Requesting Letters of Credit. (a) In order to request any Letter of Credit hereunder, any Borrower shall hand deliver, telex or telecopy to Administrative Agent a duly completed Request for Letter of Credit (herein so called) prior to 1:00 p.m. (Boston, Massachusetts time) at least three (3) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for a Letter of Credit shall be substantially in the form of Exhibit H hereto, shall be accompanied by the applicable Letter of Credit Issuer's duly completed and executed Letter of Credit Application and agreement, shall be binding on each Borrower, and shall specify:

                  (i) the requested date for issuance of such Letter of Credit;

                  (ii) the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and

                  (iii) the purpose of such Letter of Credit.

                  (b) Upon receipt of a Request for Letter of Credit, Administrative Agent shall promptly notify each Bank and the proposed Letter of Credit Issuer of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrowers.

                  (c) No later than 1:00 p.m. (Boston, Massachusetts time) on the date each Letter of Credit is requested, unless Administrative Agent or the applicable Letter of Credit Issuer determines that any applicable condition precedent set forth in Section 7.2 has not been satisfied, the applicable Letter of Credit Issuer will issue and deliver such Letter of Credit pursuant to the instructions of the requesting Borrower.

         SECTION 3.4. Notes. Each Bank's Commitment Percentage of the Loan shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment.

         SECTION 3.5. Interest Rates; Payments. (a) The principal amount of the Loan outstanding from day to day which is the subject of an Adjusted Base Rate Tranche shall bear interest at a rate per annum equal to the Adjusted Base Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan subject to an Adjusted Base Rate Tranche shall be payable as it accrues on the last day of each Fiscal Quarter.

                  (b) The principal amount of the Loan outstanding from day to day which is the subject of a Eurodollar Tranche shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted LIBOR Rate, plus (ii) the Applicable Margin; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of the Loan subject to a Eurodollar Tranche having an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on any portion of the principal of the Loan subject to a Eurodollar Tranche having an Interest Period of more than three (3) months shall be payable on the last day of the Interest Period applicable thereto and on the last day of each three (3) month period during such Interest Period.

                  (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 3.5, Borrowers shall have the option of having all or any portion of the principal outstanding under the Loan borrowed by it be the subject of an Adjusted Base Rate Tranche or one (1) or more Eurodollar Tranches, which shall bear interest at rates based upon the Adjusted Base Rate and the Adjusted LIBOR Rate, respectively, and subject to the provisions of Sections 3.5(a) and (b) (each such option is referred to herein as an "Interest Option"); provided, that each Tranche shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000. Each change in an Interest Option made pursuant to this Section 3.5(c) shall be deemed both a payment in full of the portion of the principal of the Loan which was the subject of the Adjusted Base Rate Tranche or Eurodollar Tranche from which such change was made and a Borrowing (notwithstanding that the unpaid principal amount of the Loan is not changed thereby) of the portion of the principal of the Loan which is the subject of the Adjusted Base Rate Tranche or Eurodollar Tranche into which such change was made. Prior to the termination of each Interest Period with respect to each Eurodollar Tranche, Borrowers shall give written notice (a "Rollover Notice") in the form of Exhibit I attached hereto to Administrative Agent of the Interest Option which shall be applicable to such portion of the principal of the Loan upon the expiration of such Interest Period. Such Rollover Notice shall be given to Administrative Agent at least one (1) Domestic Business Day, in the case of an Adjusted Base Rate Tranche selection and at least three (3) Eurodollar Business Days, in the case of a Eurodollar Tranche selection, prior to the termination of the Interest Period then expiring. If Borrowers shall specify a Eurodollar Tranche, such Rollover Notice shall also specify the length of the succeeding Interest Period (subject to the provisions of the definitions of such term) selected by Borrower. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Rollover Notice shall not have been timely received by Administrative Agent, Borrowers shall be deemed to have elected that the principal of the Loan subject to the Interest Period then expiring be the subject of an Adjusted Base Rate Tranche upon the expiration of such Interest Period and Borrowers will be deemed to have given Administrative Agent notice of such election. Subject to the limitations set forth in this Section 3.5(c) on the minimum amount of Eurodollar Tranches, Borrowers shall have the right to convert all or part of the Adjusted Base Rate Tranche to a Eurodollar Tranche by giving Administrative Agent a Rollover Notice of such election at least three (3) Eurodollar Business Days prior to the date on which Borrowers elect to make such conversion (a "Conversion Date"). The Conversion Date selected by Borrowers shall be a Eurodollar Business Day. Notwithstanding anything in this Section 3.5 to the contrary, no portion of the principal of the Loan which is the subject of an Adjusted Base Rate Tranche may be converted to a Eurodollar Tranche and no Eurodollar Tranche may be continued as such when any Default or Event of Default has occurred and is continuing, but each such Tranche shall be automatically converted to an Adjusted Base Rate Tranche on the last day of each applicable Interest Period. In no event shall more than five (5) Interest Options be in effect with respect to the Loan at any time.

                  (d) Notwithstanding anything to the contrary set forth in
Section 3.5(a) or (b), all overdue principal of and, to the extent permitted by Law, overdue interest on the Loan and all other Obligations which are not paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, shall bear interest at a rate per annum equal to the lesser of (a) the Default Rate, and (b) the Maximum Lawful Rate. Interest payable as provided in this Section 3.5(d) shall be payable from time to time on demand.

                  (e) Administrative Agent shall determine each interest rate applicable to the Loan in accordance with the terms hereof. Administrative Agent shall promptly notify Borrowers and Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Adjusted Base Rate or the LIBOR Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not reduce the rate of interest on the Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by Law, Borrowers shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

                  (g) Interest payable on the principal of any portion of the Loan subject to a Eurodollar Tranche shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable on the principal of any portion of the Loan subject to an Adjusted Base Rate Tranche shall be computed based on the number of actual days elapsed and based on the actual number of days in the calendar year for which accrued interest is being computed.

         SECTION 3.6. Mandatory Repayments. (a) On the last day of each Fiscal Quarter after the Revolver Conversion Date (commencing with the last day of the Fiscal Quarter immediately following the Revolver Conversion Date), Borrowers shall make a mandatory prepayment of the principal of the Loan then outstanding in an amount equal to one sixteenth (1/16th) of the aggregate principal balance of the Loan outstanding on the Revolver Conversion Date.

                  (b) If, on any date, the aggregate outstanding principal balance of the Loan on such date shall exceed the Total Commitment (after giving effect to any mandatory or voluntary reduction of the Total Commitment on such date pursuant to Section 3.9 or 3.11), then Borrowers shall immediately repay, without premium or penalty, the principal of the Loan in an amount equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment.

         SECTION 3.7. Mandatory Prepayment Following Certain Events. Immediately upon the consummation by any Credit Party of any Asset Disposition, Borrowers shall (a) make a mandatory prepayment on the Loan in an amount required pursuant to Section 5.5 to eliminate any Borrowing Base Deficiency, and (b) make a mandatory prepayment on the Loan (in addition to the prepayment required by clause (a) preceding), in an amount equal to the lesser of (i) the amount necessary to cause the Availability to be $10,000,000, or (ii) the remainder of
(A) the Borrowing Base value of the properties which were the subject of such Asset Disposition, minus (B) the mandatory prepayment required by clause (a) preceding. Notwithstanding the foregoing, in the event a Default or Event of Default is in existence on the date of the consummation of any Asset

Disposition, all Net Cash Proceeds from any such Asset Disposition shall be applied as a mandatory prepayment on the Loan. For purposes of this Section 3.7, the Borrowing Base value of the Borrowing Base Property or Borrowing Base Properties sold or otherwise disposed of pursuant to such Asset Disposition shall be the Borrowing Base value of such Borrowing Base Property as proposed by Administrative Agent and approved by Required Banks.

         SECTION 3.8. Voluntary Prepayments. Borrower may, subject to Section
4.3 and the other provisions of this Agreement, upon (A) one (1) Domestic Business Day advance notice to Administrative Agent with respect to Adjusted Base Rate Borrowings, and (B) three (3) Domestic Business Days advance notice to Administrative Agent with respect to Eurodollar Borrowings, prepay the principal of the Loan in whole or in part. Any partial prepayment shall be in a minimum amount of $500,000 and shall be in an integral multiple of $100,000 and (i) to the extent made after the Revolver Conversion Date (a) may not be reborrowed hereunder, and (b) shall be applied to the mandatory prepayments required by
Section 3.6(a) in the inverse order of maturity, and (ii) to the extent made with respect to any Eurodollar Tranche, may be made only on the last day of the Interest Period applicable thereto.

         SECTION 3.9. Mandatory Reduction of Commitments. The Total Commitment shall reduce (and the Commitments of each Bank shall reduce ratably) on the Revolver Conversion Date to an amount equal to the principal balance of the Loan outstanding on the Revolver Conversion Date. The Total Commitment shall reduce after the Revolver Conversion Date (and the Commitments of each Bank shall reduce ratably) (a) on the last day of each Fiscal Quarter in an amount equal to the mandatory prepayment required to be made on such date pursuant to Section 3.6(a), (b) on each date on which a mandatory prepayment is required to be made on such date pursuant to Section 3.7, by the amount of such mandatory prepayment, (c) on each date on which a mandatory prepayment is required to be made pursuant to Section 5.4, by the amount of such required mandatory prepayment, (d) on the date of each voluntary prepayment made pursuant to
Section 3.8, by the amount of such voluntary prepayment, and (e) on the date of each voluntary prepayment made pursuant to Section 3.11, by the amount of such voluntary prepayment.

         SECTION 3.10. Mandatory Termination of Commitments; Termination Date and Maturity. The Total Commitment (and the Commitment of each Bank) shall terminate on the Termination Date. The outstanding principal balance of the Loan, all accrued but unpaid interest thereon and all other Obligations shall be due and payable in full on the Termination Date.

         SECTION 3.11. Voluntary Reduction of Total Commitment. Borrowers may, by notice to Administrative Agent ten (10) Domestic Business Days prior to the effective date of any such reduction, permanently reduce or terminate the Total Commitment (and thereby permanently reduce the Commitment of each Bank ratably in accordance with such Bank's Commitment Percentage); provided, that any reduction shall be in amounts not less than $500,000 or any larger multiple of $100,000. On the effective date of any such reduction in the Total Commitment, Borrowers shall, to the extent required as a result of such reduction, make a principal payment on the Loan (together with accrued interest thereon) in an amount sufficient to cause the Outstanding Credit to be equal to or less than the Total Commitment as thereby reduced (and Administrative Agent shall distribute to each Bank in like funds that portion of any such payment as is required to cause the principal balance of the Loan held by such Bank to be not greater than its Commitment as thereby reduced). Notwithstanding the foregoing, Borrowers shall not be permitted to voluntarily reduce the Total Commitment (a) if, as a result of such reduction, Borrowers would be required to prepay all or any portion of the principal amount of any Eurodollar Tranche prior to the last day of the Interest Period applicable thereto, or (b) to an amount less than the aggregate Letter of Credit Exposure of all Banks.

         SECTION 3.12. Application of Payments. Each repayment pursuant to Sections 3.6, 3.7, 3.8, 3.9, 3.11 and 5.4 shall be made together with accrued interest to the date of payment, and shall be applied to payment of the Loan in accordance with Section 4.2 and the other provisions of this Agreement.

         SECTION 3.13. Commitment Fee. On the Revolver Conversion Date and on the last day of each Fiscal Quarter prior to the Revolver Conversion Date, commencing on March 31, 2000, and, in the event the Commitments are terminated in their entirety prior to the Revolver Conversion Date, on the date of such termination, Borrowers shall pay to Administrative Agent, for the ratable benefit of each Bank based on each Bank's Commitment Percentage, a commitment fee equal to the Commitment Fee Percentage for the applicable period (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on such date.

         SECTION 3.14. Letter of Credit Fees. On the Revolver Conversion Date, and on the last day of each Fiscal Quarter prior to the Revolver Conversion Date, commencing on March 31, 2000, and, in the event the Commitments are terminated in their entirety prior to the Revolver Conversion Date, on the date of such termination, Borrowers shall pay to Administrative Agent or BankBoston (as applicable) (to be distributed by Administrative Agent (or retained by BankBoston, as applicable) in accordance with Sections 3.1(b) and 3.1(d)) the Letter of Credit Fee and Supplemental Letter of Credit Fee which accrued during such Fiscal Quarter (or portion thereof), computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days.

         SECTION 3.15. Administrative Agency and Other Fees. Borrowers shall pay to Administrative Agent and its Affiliates such fees and other amounts as Borrowers shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement between any Borrower, Administrative Agent, Book Manager, Sole Lead Arranger or any of their Affiliates setting forth the compensation to be paid to Administrative Agent, Book Manager, Sole Lead Arranger and their Affiliates in consideration for acting as Administrative Agent, Book Manager and Sole Lead Arranger hereunder and for providing other services in connection with the credit facilities provided pursuant hereto. Such fees and other amounts shall be retained by the Administrative Agent and its Affiliates, and no Bank (other than Administrative Agent) shall have any interest therein. Administrative Agent may disburse any fees paid to Administrative Agent and its Affiliates pursuant to this Section
3.15 in any manner Administrative Agent desires in its sole discretion.

                                   ARTICLE IV

                               GENERAL PROVISIONS

         SECTION 4.1. Delivery and Endorsement of Notes. Simultaneously with the execution of this Agreement, Administrative Agent shall deliver to each Bank the Note payable to such Bank. Each Bank may endorse (and prior to any transfer of its Note shall endorse) on the schedule attached to its Note appropriate notations to evidence the date and amount of each advance of funds made by it in respect of any Borrowing, the Interest Period applicable thereto, and the date and amount of each payment of principal received by such Bank with respect to the Loan; provided that the failure by any Bank to so endorse its Note shall not affect the joint and several liability of Borrowers for the repayment of all amounts outstanding under such Notes together with interest thereon. Each Bank is hereby irrevocably authorized by each Borrower to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as required.

         SECTION 4.2. General Provisions as to Payments. (a) Borrowers shall make each payment of principal of, and interest on, the Loan and all fees payable by Borrowers hereunder not later than 1:00 p.m. (Boston, Massachusetts time) on the date when due, in Federal or other funds immediately available in Boston, Massachusetts, to Administrative Agent at its address set forth on
Schedule 1 hereto. Administrative Agent will promptly (and if such payment is received by Administrative Agent by 11:00 a.m. (Boston, Massachusetts time), and otherwise if reasonably possible, on the same Domestic Business Day) distribute to each Bank its Commitment Percentage of each such payment received by Administrative Agent for the account of Banks. Whenever any payment of principal of, or interest on, that portion of the Loan subject to an Adjusted Base Rate Tranche or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day (subject to the definition of Interest Period). Whenever any payment of principal of, or interest on, that portion of the Loan subject to a Eurodollar Tranche shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Each Borrower hereby authorizes Administrative Agent to charge from time to time against such Borrower's account or accounts with Administrative Agent any amount then due by Borrowers.

                  (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks with respect to the Loan shall be applied first to Eurodollar Tranches outstanding under the Loan with Interest Periods ending on the date of such payment, then to the Adjusted Base Rate Tranches outstanding under the Loan, and then to Eurodollar Tranches outstanding under the Loan next maturing until such principal payment is fully applied, with such adjustments in such order of payment as Administrative Agent shall specify in order that each Bank receives its ratable share of each such payment.

                  (c) After the occurrence of an Event of Default, all amounts collected or received by Administrative Agent or any Bank from any Credit Party or in respect of any of the assets of any Credit Party shall be applied first to the payment of all proper costs incurred by Administrative Agent in connection with the collection thereof (including reasonable expenses and disbursements of counsel to Administrative Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of counsel to Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of any Credit Party under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to Section 3.15, fifth to the payment of any unpaid fees required pursuant to Sections 3.1(b), 3.13 and 3.14, sixth to each Bank in accordance with its Commitment Percentage for application to the portion of the outstanding balance of the Loan held by such Bank (with any such payment being applied first to accrued but unpaid interest and then to principal). Notwithstanding the foregoing, BankBoston may apply any payment received by it pursuant to the "sixth" clause of this Section 4.2(c) to satisfy any unsatisfied reimbursement obligation of Borrowers with respect to Supplemental Letters of Credit or to establish reserves required by Section 3.1(b) with respect to Supplemental Letters of Credit (and any reserves so established shall be held for the sole and exclusive benefit of BankBoston for satisfaction of Supplemental Letter of Credit Exposure until all Supplemental Letters of Credit have been canceled or expired in accordance with their terms and all Supplemental Letter of Credit Exposure has been satisfied).

         SECTION 4.3. Funding Losses. If Borrowers make any payment of principal subject to a Eurodollar Tranche (whether pursuant to Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11 or 5.4 or Article XII or XIV and whether as a voluntary or mandatory prepayment or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrowers fail to borrow any Eurodollar Borrowing, after notice has been given to any Bank in accordance with Section 3.2, Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, or any loss arising from the re-employment of funds at rates lower than the cost to such Bank of such funds and related costs, which in the case of the payment or prepayment prior to the end of the Interest Period for any Eurodollar Tranche, shall include the amount, if any, by which (a) the interest which such Bank would have received absent such payment or prepayment for the applicable Interest Period exceeds (b) the interest which such Bank would receive if its Commitment Percentage of the amount of such Eurodollar Borrowing were deposited, loaned, or placed by such Bank in the interbank Eurodollar market on the date of such payment or prepayment for the remainder of the applicable Interest Period. Such Bank shall promptly deliver to Borrowers and Administrative Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 4.4. Foreign Lenders, Participants, and Assignees. Each Bank, Participant (by accepting a participation interest under this Agreement), and Assignee (by executing an Assignment and Assumption Agreement) that is not organized under the Laws of the United States of America or one of its states
(a) represents to Administrative Agent and Borrowers that (i) no


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



Taxes are required to be withheld by Administrative Agent or Borrowers with respect to any payments to be made to it in respect of the Obligations, and (ii) it has furnished to Administrative Agent and Borrowers two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, and (b) covenants to (i) provide Administrative Agent and Borrowers a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable Laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable Laws and regulations with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrowers and Administrative Agent (but without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal income Tax at the maximum rate under the Code.

         SECTION 4.5. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have been notified by a Bank or Borrowers ("Payor") prior to the date on which such Bank is to make payment to Administrative Agent hereunder or Borrowers are to make a payment to Administrative Agent for the account of one or more Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if Payor has not in fact made the Required Payment to Administrative Agent: (a) the recipient of such payment shall, on demand, pay to Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Adjusted Base Rate then in effect for such period, and (b) Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

         SECTION 4.6. Joint and Several Liability; Rights of Contribution. (a) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrowers desire to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity;
(ii) each Borrower has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of Agents and Banks hereunder and a desire of each Borrower that each Borrower execute and deliver this Agreement; and (iv) each Borrower has requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

                  (b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Agents and Banks for the full and prompt payment and performance of the obligations of each Borrower under this Agreement and each other Loan Paper that may


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



specify that particular Borrower is responsible for a given payment or performance; (ii) agrees to fully and promptly perform all of its obligations hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify each Agent and each Bank, on demand, for and against any loss incurred by any Agent or any Bank as a result of any of the obligations of any Borrower (the "subject Borrower") being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to the subject Borrower or any Person, the amount of such loss being the amount which such Agent or Bank would otherwise have been entitled to recover from Borrowers.

                  (c) It is the intent of each Borrower that the indebtedness, obligations and liabilities hereunder of no one of them be subject to challenge on any basis related to any federal or state Law dealing with fraudulent conveyances or any other Law related to transfers for less than fair or reasonably equivalent value. Accordingly, as of the date hereof, the liability of each Borrower under this Section 4.6 together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing indebtedness as the same become absolute and matured ("Dated Liabilities"), is and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end, each Borrower under this Section 4.6: (i) grants to and recognizes in each other Borrower ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this
Section 4.6. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that each Borrower will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 4.6 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several obligations hereunder.

                  (d) Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Agents and Banks regarding each Borrower, the corporate and other organizational structure of Borrowers, and the present financial condition of each Borrower. Upon or after the occurrence of an Event of Default and so long as it is continuing, each Borrower hereby agrees that Required Banks shall have the right, in their sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (i) restrict loans and advances between Borrowers, (ii) separate the Loans into separate loans to each Borrower as shall be determined by Required Banks, and (iii) establish such other procedures as shall be reasonably deemed by Required Banks to be useful in tracking where Loans are made under this Agreement and the source of payments received by Banks on such Loans.


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




                                    ARTICLE V

                                 BORROWING BASE

         SECTION 5.1. Reserve Reports; Proposed Borrowing Base. As soon as available and in any event by February 28 and August 31 of each year commencing February 28, 2000, Borrowers shall deliver to each Bank a Reserve Report prepared as of the immediately preceding December 31 and June 30, respectively. Simultaneously with the delivery to Administrative Agent and each Bank of each Reserve Report, Borrowers shall notify each Bank of the Borrowing Base which Borrowers request become effective for the period commencing on the next Determination Date.

         SECTION 5.2. Periodic Determinations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Reports made available to Banks pursuant to Section 5.1, Banks shall redetermine the Borrowing Base on or prior to the next Determination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to Banks). Any Borrowing Base which becomes effective as a result of any Determination of the Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Borrowing Base requested by Borrowers pursuant to Section 5.1 or 5.3 (as applicable), (b) such Borrowing Base shall not exceed the Total Commitment then in effect, (c) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Determination, such Borrowing Base shall be approved by all Banks, and (d) any Borrowing Base which represents a decrease in the Borrowing Base in effect prior to such Determination, or a reaffirmation of such prior Borrowing Base, shall be proposed by Administrative Agent and require approval of Required Banks. Each Determination shall be made by Banks in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time and will otherwise be in their sole discretion. Administrative Agent shall propose such redetermined Borrowing Base to Banks within thirty (30) days following receipt by Administrative Agent and Banks of a Reserve Report. After having received notice of such proposal by Administrative Agent, Required Banks (or all Banks in the event of a proposed increase) shall have fifteen (15) days to agree or disagree with such proposal. If at the end of such fifteen (15) day period, Required Banks (or all Banks in the event of a proposed increase) have not communicated their approval or disapproval, such silence shall be deemed an approval and Administrative Agent's proposal shall be the new Borrowing Base. If, however, Required Banks (or any Bank in the event of a proposed increase) notify Administrative Agent within such fifteen (15) day period of their disapproval, Required Banks (or all Banks in the event of a proposed increase) shall, within a reasonable period of time, agree on a new Borrowing Base. In taking the above actions, Administrative Agent and Banks shall act in accordance with their normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time and will otherwise act in their sole discretion. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate which are consistent with its normal and customary procedures for evaluating oil and gas reserves and shall have no obligation in connection with any Determination to approve any increase from the Borrowing Base in effect prior to such

Determination. Promptly following any Determination of the Borrowing Base, Administrative Agent shall notify Borrower of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Determination.

         SECTION 5.3. Special Determinations of the Borrowing Base. In addition to the redeterminations of the Borrowing Base pursuant to Section 5.2 and 5.4, Borrowers and Required Banks may each request Special Determinations of the Borrowing Base from time to time; provided, that (a) Borrowers may not request more than two (2) Special Determinations in any Fiscal Year during the Revolving Credit Period, and (b) Required Banks may not request more than one (1) Special Determination in any Fiscal Year (including, without limitation, the Fiscal Year ending December 31, 2000). In the event Required Banks request a Special Determination, Administrative Agent shall promptly deliver notice of such request to Borrowers and Borrowers shall, within twenty (20) days following the date of such request, deliver to Banks a Reserve Report prepared as of the last day of the calendar month preceding the date of such request. In the event Borrowers request a Special Determination, Borrowers shall deliver written notice of such request to Banks which shall include (i) a Reserve Report prepared as of a date not more than thirty (30) days prior to the date of such request, and (ii) the amount of the Borrowing Base requested by Borrowers and to become effective on the Determination Date applicable to such Special Determination. Upon receipt of such Reserve Report, Administrative Agent shall, subject to approval of Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, redetermine the Borrowing Base in accordance with the procedure set forth in Section 5.2 which Borrowing Base shall become effective on the Determination Date applicable to such Special Determination (or as soon thereafter as Administrative Agent and Required Banks, or all Banks in the event of a proposed increase in the Borrowing Base, approve such Borrowing Base and provide notice thereof to Borrowers).

         SECTION 5.4 Asset Disposition Adjustment. In addition to the redeterminations of the Borrowing Base pursuant to Section 5.2 and 5.3, the Borrowing Base shall reduce simultaneously with the completion by any Borrower of any Asset Disposition by the Borrowing Base value of the Borrowing Base Properties which are the subject of such Asset Disposition (which shall be the Borrowing Base value assigned thereto by Administrative Agent and approved by Required Banks).

         SECTION 5.5. Borrowing Base Deficiency. If a Borrowing Base Deficiency exists at any time (other than as a result of any adjustment to the Borrowing Base pursuant to Section 5.4), Borrowers shall, within ten (10) days following notice thereof from Administrative Agent provide written notice (the "Election Notice") to Administrative Agent stating the action which Borrowers propose to take to remedy such Borrowing Base Deficiency, and Borrowers shall, thereafter, at their option, either (a) within ten (10) days following the delivery of such Election Notice, make a prepayment of principal on the Loan in an amount sufficient to eliminate such Borrowing Base Deficiency, and if such Borrowing Base Deficiency cannot be eliminated by prepaying the Loan in full (as a result of outstanding Letter of Credit Exposure), Borrowers shall also deposit with Administrative Agent sufficient funds to be held by Administrative Agent as security for outstanding Letter of Credit Exposure in the manner contemplated by
Section 3.1(b) as necessary to eliminate such Borrowing Base Deficiency; (b) within thirty (30) days following the delivery of such Election Notice, submit additional oil and gas properties owned by a Borrower and any of their Subsidiaries for consideration in connection with the determination of the Borrowing Base which Administrative Agent deems sufficient in its sole discretion to eliminate such Borrowing Base Deficiency; or (c) eliminate such Borrowing Base Deficiency by making monthly mandatory prepayments of principal on the Loan, each of which shall be in an amount, and for a term (which shall not, in any event, exceed six (6) months) as determined by Administrative Agent in its sole discretion to eliminate such Borrowing Base Deficiency, and in connection therewith, Borrowers shall (i) dedicate a sufficient amount (as determined by Administrative Agent in its sole discretion) of the monthly cash flow from Borrowers' oil and gas properties to satisfy such payments, and (ii) execute and deliver such collateral assignments and/or security agreements in form and substance satisfactory to Administrative Agent which it may, in its discretion, require with respect thereto. Notwithstanding the foregoing, upon any redetermination of the Borrowing Base pursuant to
Section 5.4, which results in a Borrowing Base Deficiency (or increase in any existing Borrowing Base Deficiency), Borrowers shall promptly, but in all events within two (2) Domestic Business Days after such Borrowing Base Deficiency first occurs, make a mandatory prepayment of principal on the Loan in an amount sufficient to eliminate such Borrowing Base Deficiency (or increase in any previously existing Borrowing Base Deficiency).

         SECTION 5.6. Initial Borrowing Base. Notwithstanding anything contained herein to the contrary, the Borrowing Base in effect during the period from the Closing Date until the date of the first Determination after the Closing Date shall be the Initial Borrowing Base.

                                   ARTICLE VI

                                   COLLATERAL

         SECTION 6.1. Security. (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering (i) the Mineral Interests owned by Borrowers specified by Administrative Agent or Required Banks which shall in all events include not less than the Mortgage Required Reserve Value of all Proved Mineral Interests owned by Borrowers on and after the Closing Date, and (ii) one hundred percent (100%) of the issued and outstanding Equity of each existing and future Subsidiary of Parent. On the Closing Date, Borrowers shall deliver to Administrative Agent, for the ratable benefit of each Bank (A) the Assignments and Amendments to Mortgages, and the Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrowers together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in all Borrowing Base Properties and other interests of Borrowers required by this Section 6.1(a), (B) the Parent Pledge Agreement duly executed by Parent and each Subsidiary Pledge Agreement duly executed by each applicable Subsidiary of Parent, (C) such UCC-1 financing statements as Administrative Agent shall request to fully evidence and perfect the Liens created by each such Parent Pledge Agreement and


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



Subsidiary Pledge Agreement, and (D) the certificates (or other evidence satisfactory to Administrative Agent) evidencing the issued and outstanding Equity of each Subsidiary of Parent, duly endorsed or accompanied by appropriate blank stock powers (as applicable).

                  (b) On the Closing Date and on or before each Determination Date after the Closing Date and at such other times as Administrative Agent or Required Banks shall request, Borrowers shall deliver to Administrative Agent, for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Administrative Agent and duly executed by the appropriate Borrower, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.1(a) with respect to Mineral Interests then held by Borrowers which are not the subject of existing first and prior, perfected Liens securing the Obligations as required by Section 6.1(a).

                  (c) On the date of the creation or acquisition by Parent of any Subsidiary, or on the date of creation or acquisition by any Subsidiary of Parent of any Indirect Subsidiary, Parent or such Subsidiary of Parent (as applicable) shall execute and deliver to Administrative Agent a Parent Pledge Agreement or Subsidiary Pledge Agreement (as applicable) together with (i) all certificates (or other evidence acceptable to Administrative Agent) evidencing the issued and outstanding Equity of any such Subsidiary of every class which shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (ii) such UCC-1 financing statements as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by Section 6.1(a)(ii) in the issued and outstanding Equity of each such Subsidiary.

         SECTION 6.2. Title Opinions. At any time any Borrower or any of their Subsidiaries is required to execute and deliver Mortgages to Administrative Agent pursuant to Section 6.1, such Borrower shall also deliver to Administrative Agent such opinions of counsel (including, if so requested, title opinions, and in each case addressed to Administrative Agent) or other evidence of title as Administrative Agent shall deem necessary or appropriate to verify
(i) such Borrower's title to the Title Required Reserve Value of the Proved Mineral Interests which are subject to such Mortgages, and (ii) the validity, perfection and priority of the Liens created by such Mortgages.

         SECTION 6.3. Guarantees. Payment and performance of the Obligations shall be fully guaranteed by each existing or hereafter created or acquired Subsidiary of Parent (other than Borrowers, Vista LLC and PEC) pursuant to a Facility Guaranty. On the date of creation or acquisition by Parent of any Subsidiary, or on the date of creation or acquisition by any Subsidiary of Parent of any Indirect Subsidiary, Parent shall cause such Subsidiary to execute and deliver to Administrative Agent a Facility Guaranty.

                                   ARTICLE VII

                            CONDITIONS TO BORROWINGS

         SECTION 7.1. Conditions to Amendment and Restatement, Initial Borrowing and Participation in Letter of Credit Exposure. The obligation of each Bank to amend and restate the Existing Prize Credit Agreement in the form of this Agreement and the obligation of each Bank to loan its Commitment Percentage of the initial Borrowing hereunder, and the obligation of Administrative Agent to issue (or cause another Bank to issue), the initial Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions:

                  (a) Closing Deliveries. Administrative Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Administrative Agent and Required Banks and each of which shall, unless otherwise indicated, be dated the Closing Date:

                  (i) a Note payable to the order of each Bank in the amount of such Bank's Commitment, duly executed and delivered by each Borrower;

                  (ii) the Parent Pledge Agreement duly executed and delivered by Parent together with (A) certificates (or other evidence acceptable to Administrative Agent) evidencing one hundred percent (100%) of the issued and outstanding Equity of each direct Subsidiary of Parent of every class, which certificates shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (B) such financing statements executed by Parent as Administrative Agent shall request to evidence and perfect the Liens granted pursuant to such Parent Pledge Agreement;

                  (iii) the Subsidiary Pledge Agreements duly executed and delivered by each Subsidiary of Parent (including PEC but excluding Borrowers and OGP), together with (A) certificates (or other evidence acceptable to Administrative Agent) evidencing one hundred percent (100%) of the issued and outstanding Equity of each Indirect Subsidiary of Parent of every class, which certificates shall be duly endorsed or accompanied by stock powers executed in blank (as applicable), and (B) such financing statements executed by each Subsidiary of Parent (other than Borrowers and OGP) as Administrative Agent shall request to evidence and perfect the Liens granted pursuant to each such Subsidiary Pledge Agreement;

                  (iv) the Facility Guaranties duly executed and delivered by Parent and each Subsidiary of Parent other than Borrowers, PEC and Vista LLC;

                  (v) the Mortgages to be executed on the Closing Date pursuant to Section 6.1(a), duly executed and delivered by Borrowers, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements, in form and substance satisfactory to Administrative Agent;

                  (vi) the Assignments and Amendments to Mortgages to be executed on the Closing Date pursuant to Section 6.1(a), duly executed and delivered by Borrowers, together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements, in form and substance satisfactory to Administrative Agent;

                  (vii) a Certificate of Ownership Interests substantially in the form of Exhibit B, duly executed and delivered by an Authorized Officer of each Borrower;

                  (viii) an opinion of Conner & Winters, A Professional Corporation, special counsel to Parent and Borrowers, favorably opining as to such matters as Administrative Agent or Required Banks may request;

                  (ix) an opinion of Vinson & Elkins L.L.P., special counsel to Administrative Agent, in form and substance satisfactory to Administrative Agent;

                  (x) a certificate executed by an Authorized Officer of each Borrower stating that (A) the representations and warranties contained in this Agreement and the other Loan Papers are true and correct in all respects, (B) no Default or Event of Default has occurred which is continuing, and (C) all conditions set forth in this Section 7.1 and Section 7.2 have been satisfied;

                  (xi) such UCC-11 search reports as Administrative Agent shall require, prepared as of a date not more than twenty (20) days prior to the Closing Date, conducted in such jurisdictions and reflecting such names as Administrative Agent shall request;

                  (xii) a copy of the articles or certificate of incorporation, certificate of limited partnership, or comparable charter documents, and all amendments thereto, of each Credit Party accompanied by a certificate that such copy is true, correct and complete, and dated within ten (10) days of the Closing Date, issued by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of each such Credit Party, and accompanied by a certificate of the Secretary or comparable Authorized Officer of each such Credit Party, that such copy is true, correct and complete on the Closing Date;

                  (xiii) a copy of the bylaws, partnership agreement or comparable documents, and all amendments thereto, of each Credit Party accompanied by a certificate of the Secretary or comparable Authorized Officer of each such Credit Party that such copy is true, correct and complete as of the date hereof;

                  (xiv) certain certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Administrative Agent has requested relating to the existence of each Credit Party and to the effect that each Credit Party is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

                  (xv) a certificate of incumbency of all officers of each Credit Party (to the extent a party to any Loan Paper) who will be authorized to execute or attest to any Loan Paper, dated the date hereof, executed by the Secretary or comparable Authorized Officer of each such Credit Party (as applicable);

                  (xvi) copies of resolutions or comparable authorizations approving the Loan Papers and authorizing the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Board of Directors, partners or comparable authority of each Credit Party a party to any Loan Paper, accompanied by certificates of the Secretary or comparable officer or partner of each such Credit Party (as applicable) that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the Bylaws, or other charter documents of each such Credit Party, as applicable) by the unanimous written consent of the Board of Directors of each such Credit Party, as applicable, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date hereof;

                  (xvii) copies of consents of partners of each Credit Party which is a partnership (to the extent required) to the transactions contemplated by this Agreement and the other Loan Papers, duly executed by each partner of such Credit Party required to consent to such transactions, accompanied by certificates of the Secretary or comparable Authorized Officers or partner of each applicable Credit Party that such copies are true and correct copies of all consents of the partners of the Credit Parties required to be executed and granted pursuant to such Credit Party's partnership agreement and all other comparable charter documents of such Credit Party;

                  (xviii) certificates from Borrowers' insurance broker setting forth the insurance maintained by Borrowers, stating that such insurance is in full force and effect, that all premiums due have been paid and stating that such insurance is adequate and complies with the requirements of Section 9.5;

                  (xix) a copy of each Closing Document and all other material documents, instruments and agreements executed and/or delivered by any Credit Party in connection with the Closing Transactions, together with a certificate from an Authorized Officer of each Borrower certifying that such copies are accurate and complete and represent the complete understanding and agreement of the parties with respect to the subject matter thereof;

                  (xx) an opinion of Conner & Winters, A Professional Corporation, special Oklahoma counsel to Borrowers, favorably opining as to such matters as Administrative Agent or Required Banks may request;

                  (xxi) an opinion of Cotton, Bledsoe, Tighe & Dawson, special Texas counsel to Borrowers, favorably opining as to such matters as Administrative Agent or Required Banks may request;

                  (xxii) an opinion of Gordon, Arata, McCollam & Duplantis, L.L.P., special Louisiana counsel to Administrative Agent, favorably opining as to such matters as Administrative Agent or Required Banks may request;

                  (xxiii) an opinion of Hinkle, Cox, Eaton, Coffield & Hensley, P.L.L.C., special New Mexico counsel to Administrative Agent, favorably opining as to such matters as Administrative Agent or Required Banks may request; and

                  (xxiv) a report or reports in form, scope and detail acceptable to Administrative Agent and Banks setting forth the results of a review of Borrowers' Mineral Interests and other operations, which report(s) shall not reflect the existence of facts or circumstances which would constitute a material violation of any Applicable Environmental Law or which are likely to result in a material liability to any Credit Party, and/or otherwise reveal any condition or circumstance which would reflect that the representations and warranties contained in Section 8.16 hereof are inaccurate in any respect.

                  (b) Closing Transactions. Subject only to disbursement and application of the initial Borrowing, the Closing Transactions shall have occurred (or Administrative Agent shall be satisfied that such transactions will occur simultaneously therewith). Without limiting the foregoing, each of the following shall have occurred (or Administrative Agent shall be satisfied that each of the following shall occur simultaneously therewith):

                  (i) Borrowers shall have assumed and refinanced in full the Debt of Prize LP, Vista LP and Midland under the Existing Credit Agreements;

                  (ii) the Existing Vista Credit Agreement shall have been terminated, all obligations thereunder shall have been refinanced with the proceeds of the initial Borrowing hereunder, and all Liens securing payment and performance of such obligations shall have been assigned to Administrative Agent pursuant to the Assignment and Amendment to Mortgages; and

                  (iii) the Merger shall have been completed pursuant to the terms of the Merger Agreement, and pursuant thereto the Merger Certificate shall have been duly filed with the Secretary of State of Delaware.

                  (c) Fees and Expenses. All fees and expenses of Administrative Agent, Book Manager and Sole Lead Arranger and their Affiliates in connection with the credit facilities provided herein shall have been paid.

                  (d) Title Review. Administrative Agent or its title counsel shall have completed a review of title (including limited opinions of title) with respect to the Title Required Reserve Value of all Borrowing Base Properties, and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 8.9 hereof are inaccurate in any respect.

                  (e) No Material Adverse Change. In the sole discretion of each Bank, no Material Adverse Change shall have occurred in the assets, liabilities, financial condition or prospects of any Credit Party.

                  (f) No Legal Prohibition. The transactions contemplated by this Agreement and the other Loan Papers shall be permitted by applicable Law and regulation and shall not subject any Agent, any Bank, or any Credit Party to any material adverse change in their assets, liabilities, financial condition or prospects.

                  (g) No Litigation. No litigation, arbitration or similar proceeding shall be pending which calls into question the validity or enforceability of this Agreement and/or the other Loan Papers.

                  (h) Closing Fees. Borrowers shall have paid to Administrative Agent any fees payable to Administrative Agent or any Affiliate of Administrative Agent pursuant to Section 3.15.

                  (i) Other Matters. All matters related to this Agreement, the other Loan Papers, the Closing Transactions, the Closing Documents, or any Credit Party shall be acceptable to Administrative Agent and each Bank in their sole discretion, and Borrowers shall have delivered to Administrative Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement, the other Loan Papers, the Closing Transactions, the Closing Documents, or any Credit Party as Administrative Agent or any Bank shall request.

         SECTION 7.2. Conditions to each Borrowing and each Letter of Credit. The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of any Letter of Credit Issuer to issue Letters of Credit on the date any Letter of Credit is to be issued are subject to the satisfaction of each of the conditions set forth in Section 7.1, together with the further satisfaction of the following conditions:

                  (a) timely receipt by Administrative Agent of a Request for Borrowing or Request for Letter(s) of Credit (as applicable);

                  (b) immediately before and after giving effect to such Borrowing or issuance of such Letter(s) of Credit, no Default or Event of Default shall have occurred and be continuing and neither such Borrowing nor the issuance of such Letter(s) of Credit (as applicable) shall cause a Default or Event of Default;

                  (c) the representations and warranties of each Credit Party contained in this Agreement and the other Loan Papers shall be true and correct in all material respects on and as of the date of such Borrowing or the issuance of such Letter(s) of Credit (as applicable), except to the extent such representations and warranties are expressly stated as of a certain date, in which case such representations and warranties shall be true and correct in all material respects as of such date;

                  (d) the funding of such Borrowing or the issuance of such Letter(s) of Credit (as applicable) and all other Borrowings to be made and/or Letter(s) of Credit to be issued (as applicable) on the same day under this Agreement, shall not cause a Borrowing Base Deficiency; and

                  (e) following the issuance of any Letter(s) of Credit, the aggregate Letter of Credit Exposure of all Banks (with respect to Letters of Credit which are not Supplemental Letters of Credit) shall not exceed $10,000,000, and the aggregate Supplemental Letter of Credit Exposure of BankBoston with respect to all Supplemental Letters of Credit shall not exceed $5,000,000.

         Each Borrowing and the issuance of each Letter of Credit hereunder shall constitute a representation and warranty by each Borrower that on the date of such Borrowing or issuance of such Letter of Credit (as applicable) the statements contained in subclauses (b), (c), (d) and (e) above are true.

         SECTION 7.3. Agreements Regarding Initial Borrowing. Each Borrower, each Agent and each Bank acknowledge and agree that Borrowers have requested a Borrowing to be made on the Closing Date in the aggregate amount of $190,167,569.72 (all of which will constitute an Adjusted Base Rate Borrowing), all the proceeds of which are to be applied to pay certain fees and expenses of Agents and Banks and to refinance in full all Obligations outstanding under and as defined in the Existing Credit Agreements (the "Refinancing Borrowing"). Each Agent and each Bank hereby waive the requirements of Sections 3.2(a) and 7.2(a) with respect to the Refinancing Borrowing to the extent, but only to the extent, such Sections require the delivery of a Request for Borrowing as a condition precedent to the obligation of each Bank to loan its Commitment Percentage of each Borrowing. Each Bank, each Agent and each Borrower further acknowledge and agree that, notwithstanding the contrary provisions of Section 3.2(c), each Bank shall only be required to fund as part of such Refinancing Borrowing the remainder, if any (and as applicable), of (a) its Commitment Percentage of such Refinancing Borrowing, minus (b) the amount it is to receive as a result of the application of the proceeds of the Refinancing Borrowing to refinance all Obligations outstanding under and as defined in the Existing Credit Agreements.

         SECTION 7.4. Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         Parent and each Borrower jointly and severally represent and warrant that each of the following statements is true and correct on the date hereof and will be true and correct on the occasion of each Borrowing and the issuance of each Letter of Credit, except to the extent such representations and warranties are expressly stated as of a certain date, in which case such representations and warranties shall be true and correct as of such date:

         SECTION 8.1. Existence and Power. Each of the Credit Parties (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable), and is validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization (as applicable),
(b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, foreign limited liability company or foreign partnership (as applicable) in each jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

         SECTION 8.2. Corporate, Limited Liability Company, Partnership and Governmental Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Loan Papers by each Credit Party (as applicable) (a) are within such Credit Party's corporate, partnership, or limited liability company powers (as applicable), (b) have been duly authorized by all necessary corporate, partnership, or limited liability company action (as applicable), (c) require no action by or in respect of, or filing with, any Governmental Authority or official, and (d) do not contravene, or constitute a default under, any provision of applicable Law or regulations (including, without limitation, the Margin Regulations) or of the articles of association, partnership agreement, certificate of limited partnership, articles of incorporation, certificate of incorporation, bylaws, regulations or other organizational documents (as applicable) of any such Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon any such Credit Party or result in the creation or imposition of any Lien on any asset of any such Credit Party except Liens securing the Obligations.

         SECTION 8.3. Binding Effect. This Agreement constitutes a valid and binding agreement of Parent and each Borrower; the other Loan Papers when executed and delivered in accordance with this Agreement, will then constitute valid and binding obligations of each Credit

Party (to the extent a party thereto); and each Loan Paper is enforceable against each such Credit Party (to the extent a party thereto) in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, and
(b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 8.4. Financial Information. (a) The Current Financials fairly present, in conformity with GAAP, the consolidated financial position of Parent and its consolidated results of operations and cash flows as of the date and for the periods covered thereby.

                  (b) There has been no Material Adverse Change in the business, financial position, results of operations or prospects of any Credit Party since the date of the most recent balance sheet included in the Current Financials.

         SECTION 8.5. Litigation. Except for matters disclosed on Schedule 3 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of any Credit Party, threatened against or affecting any Credit Party before any court, arbitrator, Governmental Authority or official in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which could in any manner draw into question the validity of the Loan Papers.

         SECTION 8.6. ERISA. No Credit Party nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of section 412 of the Code or section 302 of ERISA. Each Plan maintained by any Credit Party or any ERISA Affiliate is in compliance in all material respects with all applicable Laws. Except in such instances where an omission or failure would not have a Material Adverse Effect, (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, and (b) no Credit Party nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to Parent's or any Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and no Credit Party nor any ERISA Affiliate has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of any Credit Party having a Material Adverse Effect. Except in such instances where an omission or failure would not have a Material Adverse Effect, each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. No Credit Party nor any ERISA Affiliate has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which would result in liability of any Credit Party having a Material Adverse Effect. No Credit Party nor any ERISA Affiliate maintains or contributes to any

Plan that provides a post-employment health benefit, other than a benefit required under section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not have a Material Adverse Effect. No Credit Party nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

         SECTION 8.7. Taxes and Filing of Tax Returns. Each Credit Party has filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable, other than Taxes with respect to which a failure to pay would not have a Material Adverse Effect. Neither Parent nor any Borrower knows of any proposed material Tax assessment against any Credit Party, and all Tax liabilities of each Credit Party and their predecessors are adequately provided for. Except as disclosed in writing to Banks, no income tax liability of any Credit Party, or any of their predecessors has been asserted by the Internal Revenue Service for Taxes in excess of those already paid.

         SECTION 8.8. Title to Properties; Liens. Each Credit Party has good and valid title to all material assets purported to be owned by them, including, without limitation, all material assets reflected in the Current Financials and any subsequent financial statements delivered to Banks pursuant to Sections 9.1(a) and (b), and none of such assets are subject to any Lien other than Permitted Encumbrances.

         SECTION 8.9. Mineral Interests. (a) Upon consummation of the Closing Transactions, Borrowers will have good and defensible title to all Borrowing Base Properties (except for Borrowing Base Properties disposed of in compliance with, and to the extent permitted by, Section 10.5 to the extent this representation and warranty is made or deemed made after the Closing Date), free and clear of all Liens, except Permitted Encumbrances and Immaterial Title Deficiencies, and will have full authority to create Liens thereon in favor of Administrative Agent for the ratable benefit of Banks, (b) with the exception of Immaterial Title Deficiencies, all Borrowing Base Properties are valid, subsisting, and in full force and effect, and all rentals, royalties and other amounts due and payable in respect thereof have been duly paid, (c) without regard to any consent or non-consent provisions of any joint operating agreement covering any of such Mineral Interests and with the exception of Immaterial Title Deficiencies, upon consummation of the Closing Transactions, Borrowers' share of (i) the costs for each Borrowing Base Property is not greater than the decimal fraction set forth in the Reserve Reports, before and after payout, as the case may be, and described by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (ii) production from, allocated to, or attributed to each such Borrowing Base Property is not less than the decimal fraction set forth in such Reserve Report, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI" or similar terms, and (d) except in the case of wells which, in the aggregate, represent less than four percent (4%) of the production of the Proved Producing Mineral Interests described in the Reserve Reports, each well drilled in respect of each Proved Producing Mineral Interest described in the Reserve Report (A) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and upon consummation of the Closing Transactions, Borrowers will receive payments for their share of production, and no funds in respect of any thereof will be held in suspense other than any such funds being held in suspense pending delivery of appropriate division orders, and (B) to Parent's and each Borrower's knowledge, has been drilled, bottomed, completed and operated in compliance with all Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

         SECTION 8.10. Business; Compliance. Each Credit Party has performed and abided by all obligations required to be performed under each license, permit, order, authorization, grant, contract, agreement, or regulation to which such Credit Party is a party or by which such Credit Party or any of the assets of such Credit Party are bound to the extent a failure to perform and abide by such obligations could have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any such Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, neither Parent nor any Borrower has any knowledge that any such obligation remains unperformed in any material respect, and the appropriate Person has enforced the contractual obligations of such operators in accordance with reasonable commercial practices in the industry.

         SECTION 8.11. Licenses, Permits, Etc. Each Credit Party possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of tribunals, as are necessary to carry on their businesses as now being conducted except to the extent a failure to obtain any such item would not have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, neither Parent nor any Borrower has any knowledge that possession of such items has not been obtained, and the appropriate Person has enforced the contractual obligations of such operators in accordance with reasonable commercial practices in the industry.

         SECTION 8.12. Compliance with Law. The business and operations of each Credit Party have been and are being conducted in accordance with all applicable Laws, rules and regulations of all tribunals and Governmental Authorities, other than Laws, rules and regulations the violation of which could not (either individually or collectively) have a Material Adverse Effect; provided that, to the extent Mineral Interests owned by any Credit Party are operated by operators other than such Credit Party or an Affiliate of such Credit Party, neither Parent nor any Borrower has any knowledge of non-compliance and the appropriate Person has enforced the contractual obligations of such operators in accordance with reasonable commercial practices in the industry.

         SECTION 8.13. Ownership Interests. The Reserve Reports most recently provided to Banks accurately reflect, and all Reserve Reports hereafter delivered pursuant to this Agreement will accurately reflect, in all material respects, the ownership interests in the Mineral Interests referred to therein (including all before and after payout calculations).

         SECTION 8.14. Full Disclosure. All information heretofore furnished by any Credit Party (or any other party on any Credit Party's behalf) to any Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by any Credit Party or on behalf of any Credit Party to any Agent or any Bank will be, true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. Parent and Borrowers have disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to have a Material Adverse Effect, or might affect (to the extent Parent or any Borrower can now reasonably foresee), the business, operations, prospects or condition, financial or otherwise, of each Credit Party or the ability of each Credit Party to perform its obligations under this Agreement and the other Loan Papers.

         SECTION 8.15. Organizational Structure; Nature of Business. PEC exists for the sole purpose of owning a limited partner interest in Prize LP. Vista LLC exists for the sole purpose of owning a limited partnership interest in Vista LP. Each Credit Party (other than PEC and Vista LLC) is engaged only in the business of acquiring, exploring, developing and operating Mineral Interests and the production, marketing, processing and transporting of Hydrocarbons therefrom. Schedule 4 attached hereto accurately reflects, as of the date hereof, and after giving effect to the Closing Transactions: (i) the jurisdiction of incorporation or organization of each Credit Party, (ii) each jurisdiction in which each Credit Party is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company,
(iii) the authorized, issued and outstanding stock, partnership or limited liability interests of each Credit Party, including the names of (and number of shares or other equity interests held by) the record and beneficial owners of such interests, and (iv) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase capital stock, partnership or limited liability company interests of each Credit Party. Except as set forth in this Section 8.15 and in Schedule 4 hereto, no Person holds record or beneficial ownership of any capital stock or other equity interest in any Borrower or any other Subsidiary of Parent or any other right or option to acquire any capital stock or other equity interest in any Borrower or any other Subsidiary of Parent and, without limiting the foregoing, there are not outstanding any warrants, options, subscription rights or other rights to purchase stock or other equity interests in any Borrower or any other Subsidiary of Parent. No Credit Party has made or presently holds any Investments other than Permitted Investments. Except as set forth in Schedule 4 hereto, Borrowers do not have any Subsidiaries, and no Credit Party is a partner or joint venturer in any partnership or joint venture or a member of any unincorporated association.

         SECTION 8.16. Environmental Matters. Upon completion of, and after giving effect to, the Closing Transactions, no real or personal property owned or leased by any Credit Party (including without limitation, Borrowers' Mineral Interests) and no operations conducted thereon, and to Parent's or any Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually nor in the aggregate will have a Material Adverse Effect, nor is any such property or operation the subject of any existing, pending or, to Parent's or any Borrower's knowledge, threatened Environmental Complaint which could, individually or in the aggregate, have a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, if any, required to be obtained or filed in connection with the ownership or operation of any and all real and personal property owned, leased or operated by any Credit Party (after giving effect to the Closing Transactions), including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have a Material Adverse Effect. All Hazardous Substances, if any, generated at any and all real and personal property owned, leased or operated by any Credit Party (after giving effect to the Closing Transactions) have been transported, treated, and disposed of only by carriers maintaining valid permits under RCRA and all other Applicable Environmental Laws. There have been no Hazardous Discharges which were not in compliance with Applicable Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, have a Material Adverse Effect. No Credit Party has any contingent liability in connection with any Hazardous Discharges which could have a Material Adverse Effect.

         SECTION 8.17. Burdensome Obligations. No Credit Party nor any of the properties of any Credit Party (after giving effect to the Closing Transactions) is subject to any Law or regulation or subject to any restriction under the articles or certificate of incorporation, certificate of limited partnership, partnership agreement, bylaws, regulations or other organizational documents of any Credit Party or under any agreement or instrument to which any Credit Party is a party or by which any of their properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a Material Adverse Effect. Without limiting the foregoing, no Credit Party is a party to or bound by an agreement or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of such party to make Distributions other than restrictions binding on the Credit Parties set forth in this Agreement.

         SECTION 8.18. Government Regulations. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law or regulation which regulates the incurring by it of Debt, including, but not limited to, Laws relating to common carriers or the sale of electricity, gas, steam, water or other public utility services.

         SECTION 8.19. Fiscal Year. Each of Parent's and each Borrower's Fiscal Year is January 1 through December 31.


         SECTION 8.20. No Default. Neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement or the other Loan Papers.

         SECTION 8.21. Insider. No Credit Party is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b) or regulations promulgated thereunder) of any Credit

Party is an "executive officer," "director" or "shareholder" of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.

         SECTION 8.22. Gas Balancing Agreements and Advance Payment Contracts. On the date of this Agreement: (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all Advance Payments received by any Credit Party under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $2,000,000.

         SECTION 8.23. Closing Documents; Material Agreements. Borrower has provided each Bank with a true and correct copy of each of the Closing Documents, including all amendments and modifications thereto. No material rights or obligations of any party to any of the Closing Documents or Material Agreements have been waived and neither Borrower nor any other Credit Party, nor to the best knowledge of Parent or any Borrower, any other party to any of the Closing Documents or Material Agreements, is in default of its obligations thereunder. Each of the Closing Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect. Each representation and warranty made by Prize LP and Former Prize, and to the best knowledge of Prize LP and Former Prize, by Parent, Vista LP, PECAC and each other Person a party to any of the Closing Documents (a) was true and correct when made, and (b) will be true and correct on the Closing Date, except to the extent such representation and warranty is expressly stated as of a certain date.

         SECTION 8.24. Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing imbedded microchips, in either case owned or operated by any Credit Party or used or relied upon in the conduct of their business (including, to Parent's and any Borrower's knowledge, any such systems and other equipment supplied by others or with which the computer systems of any Credit Party interface), and the testing of all such systems and other equipment as so reprogrammed, was timely completed. The costs to Borrowers and any other Credit Party that have not been incurred as of the date hereof for such reprogramming and testing and for other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of each Credit Party are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be sufficient for the conduct of their business as currently conducted.

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                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

         Parent and each Borrower jointly and severally covenant and agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 9.1. Information. Parent and Borrowers will deliver, or cause to be delivered, to each Bank:

                  (a) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Parent, consolidated balance sheets of Parent as of the end of such Fiscal Year and the related consolidated statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Parent in accordance with GAAP and audited by a firm of independent public accountants of nationally recognized standing acceptable to Administrative Agent;

                  (b) as soon as available and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Parent, consolidated balance sheets of Parent as of the end of such Fiscal Quarter and the related consolidated statements of income and cash flow for such Fiscal Quarter and for the portion of Parent's Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of Parent's previous Fiscal Year; all financial statements delivered pursuant to this Section 9.1(b) shall be certified as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of Parent;

                  (c) simultaneously with the delivery of each set of financial statements referred to in Sections 9.1(a) and (b), a certificate of the chief financial officer or the chief accounting officer of Parent in the form of Exhibit J attached hereto: (i) setting forth in reasonable detail the calculations required to establish whether Parent was in compliance with the requirements of Article XI on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Parent is taking or proposes to take with respect thereto, (iii) stating whether or not any Material Adverse Change has occurred during the period covered by such financial statements, and if any Material Adverse Change has occurred, setting forth the details thereof, (iv) stating whether or not such financial statements fairly present in all material respects the results of operations and financial condition of Parent as of the date of the delivery of such financial statements and for the period covered thereby, (v) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party are bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interests


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



owned by any Credit Party are bound which have not been satisfied by delivery of production, if any, and (vi) a summary of the Hedge Transactions to which any Credit Party is a party on such date;

                  (d) as soon as available and in any event within ten (10) days after any Credit Party enters into any new Hedge Transaction permitted hereunder, a certificate of the chief financial officer or chief accounting officer of Parent containing a detailed description of such new Hedge Transaction;

                  (e) immediately upon any Authorized Officer of any Credit Party becoming aware of the occurrence of any Default, including, without limitation, a Default under Article XI, a certificate of an Authorized Officer of Parent setting forth the details thereof and the action which Parent is taking or proposes to take with respect thereto;

                  (f) prompt notice (i) of any Material Adverse Change in the financial condition of any Credit Party, or (ii) of the occurrence of any acceleration of the maturity of any Debt owing by any Credit Party or any default under any indenture, mortgage, agreement, contract or other instrument to which it is a party or by which it or any of its properties is bound, if such default or acceleration might have a Material Adverse Effect;

                  (g) promptly upon the mailing thereof to the stockholders of Parent generally, copies of all financial statements, material reports and proxy statements so mailed;

                  (h) promptly upon filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which Parent shall have filed with the Securities and Exchange Commission; provided, that Parent must deliver, or cause to be delivered, any annual reports which Parent shall have filed with the Securities and Exchange Commission within ninety (90) days after the end of each Fiscal Year of Parent and any quarterly reports which Parent shall have filed with the Securities and Exchange Commission within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Parent;

                  (i) promptly upon receipt of same, any notice or other information received by any Credit Party indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to any Credit Party for fines, clean up or any other remediation obligations or any other liability in excess of $100,000 in the aggregate; (ii) release or threatened release of any Hazardous Discharge which release would impose on any Credit Party a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to any such Credit Party for fines, clean up and other remediation obligations or any other liability in excess of $100,000 in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $100,000 in the aggregate; without limiting the foregoing, Parent and/or a Borrower shall provide to Banks promptly upon receipt of same copies of all


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environmental consultants or engineers reports received by any Credit Party which would render the representations and warranties contained in Section 8.16 untrue or inaccurate in any material respect;

                  (j) in the event any notification is provided by any Credit Party to any Bank or any Agent pursuant to Section 9.1(i) hereof or any Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Parent and/or a Borrower shall, within ninety (90) days of such request, cause to be furnished to each Bank a report by an environmental consulting firm acceptable to Administrative Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Administrative Agent and Required Banks) and detailing the findings, conclusions, and recommendations of such consultant; Borrowers shall bear all expenses and costs associated with such review and updates thereof, as well as all remediation or curative action recommended by any such environmental consultant;

                  (k) no later than February 28 and August 31 of each year, reports of production, volumes, revenue, expenses and product prices for all oil and gas properties owned by Borrowers with a Recognized Value of $100,000 or more for the periods of six (6) months ending the preceding December 31 and June 30, respectively; such reports shall be prepared on an accrual basis, shall be reported on a field by field basis and shall otherwise be in form and substance acceptable to each Bank; and

                  (l) from time to time such additional information regarding the financial position or business of each Credit Party as Administrative Agent, at the request of any Bank, may reasonably request.

         SECTION 9.2. Business of Credit Parties. The primary business of the Credit Parties (other than PEC and Vista LLC) will continue to be the acquisition, exploration, development and operation of Mineral Interests, and the production and marketing of Hydrocarbons and accompanying elements therefrom.

         SECTION 9.3. Maintenance of Existence. Each of Parent and each Borrower shall, and shall cause each of the other Credit Parties to, at all times (a) maintain its corporate, partnership or limited liability company existence (as applicable) in its state of organization, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could have a Material Adverse Effect.

         SECTION 9.4. Right of Inspection. Parent and each Borrower will permit, and will cause each other Credit Party to permit, any officer, employee or agent of any Agent or any Bank to visit and inspect any of the assets of any Credit Party, examine each Credit Party's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of each Credit Party with any of such Credit Party's officers, accountants and auditors, all upon reasonable advance notice and at such reasonable times and as often as any Agent or any Bank may desire, all at the expense of Borrowers; provided, that, prior to the occurrence of an Event of Default,


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no Agent nor any Bank will require any Credit Party to incur any unreasonable expense as a result of the exercise by any Agent or any Bank of its rights pursuant to this Section 9.4.

         SECTION 9.5. Maintenance of Insurance. Parent and each Borrower will, and will cause each other Credit Party to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) workers' compensation insurance; (b) employer's liability insurance; (c) general public liability and property damage insurance in respect of all activities in which any Credit Party might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; and (d) comprehensive automobile liability insurance. All loss payable clauses or provisions in all policies of insurance maintained by the Credit Parties pursuant to this Section 9.5 shall be endorsed in favor of and made payable to Administrative Agent for the ratable benefit of Banks, as their interests may appear. Administrative Agent for the ratable benefit of Banks shall have the right to collect, and Parent and each Borrower hereby assign to Administrative Agent for the ratable benefit of Banks, any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any property which stands as security for the Obligations or any part thereof, and Administrative Agent may, at its election, either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations (or the portion thereof with respect to which such property stands as security), whether or not such Obligations are then due and payable, in such manner as Administrative Agent may elect or release same to Borrowers.

         SECTION 9.6. Payment of Taxes and Claims. Parent and each Borrower will, and will cause each other Credit Party to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and
(b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of any Credit Party is subject to levy or execution, (ii) the Credit Parties, as and to the extent required in accordance with GAAP, shall have set aside on their books, reserves (segregated to the extent required by generally accepted accounting practices) deemed by it to be adequate with respect thereto, and (iii) the Credit Parties have notified Administrative Agent of such circumstances, in detail satisfactory to Administrative Agent.

         SECTION 9.7. Compliance with Laws and Documents. Parent and each Borrower will, and will cause each other Credit Party to, comply with all Laws, their respective articles or certificate of incorporation, certificate of limited partnership, partnership agreement, bylaws, regulations and similar organizational documents and all Material Agreements to which any Credit Party is a party, if a violation, alone or when combined with all other such violations, could have a Material Adverse Effect.


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         SECTION 9.8. Operation of Properties and Equipment. (a) Parent and each
Borrower will, and will cause each other Credit Party to, maintain, develop and operate its Mineral Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such properties so long as such oil and gas leases are capable of producing Hydrocarbons and accompanying elements in paying quantities, to the extent that the failure to so observe and comply could have a Material Adverse Effect.

                  (b) Parent and each Borrower will, and will cause each other Credit Party to, comply in all respects with all contracts and agreements applicable to or relating to its Mineral Interests or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not have a Material Adverse Effect.

                  (c) Parent and each Borrower will, and will cause each other Credit Party to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if a Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of such Credit Party.

                  (d) With respect to Mineral Interests of any Credit Party which are operated by operators other than such Credit Party, no Credit Party shall be obligated itself to perform any undertakings contemplated by the covenants and agreements contained in this Section 9.8 which are performable only by such operators and are beyond the control of such Credit Party, but shall be obligated to seek to enforce such operators' contractual obligations to maintain, develop and operate the Mineral Interests subject to such operating agreements.

         SECTION 9.9. Further Assurances. Parent and each Borrower will, and will cause each other Credit Party to, execute and deliver or cause to be executed and delivered such other and further instruments or documents and take such further action as in the judgment of Administrative Agent may be required to carry out the provisions and purposes of the Loan Papers including, without limitation, to create, preserve, protect and perfect the Liens of Administrative Agent for the ratable benefit of the Banks as required by Article VI.

         SECTION 9.10. Environmental Law Compliance and Indemnity. Parent and each Borrower will, and will cause each other Credit Party to, comply in all material respects with all Applicable Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of Applicable Environmental Law regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances. Borrower will, and will cause each other Credit Party to, promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws. Parent


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and each Borrower hereby indemnify and agree to defend and hold Banks and their successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by any Bank at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Loan, by reason of or arising out of the ownership, construction, occupancy, operation, use and maintenance of any of the collateral for the Loan, including matters arising out of the negligence of Banks; provided, however, this indemnity shall not apply with respect to matters caused by or arising out of (i) the gross negligence or willful misconduct of Banks (IT BEING THE EXPRESS INTENTION HEREBY THAT BANKS SHALL BE INDEMNIFIED FROM THE CONSEQUENCES OF THEIR NEGLIGENCE); and
(ii) the construction, occupancy, operation, use and maintenance of the collateral for the Loan by any owner, lessee or party in possession of the collateral for the Loan subsequent to the ownership of the collateral for the Loan by any Credit Party, provided further, however, that this subclause (ii) shall not exclude from the foregoing indemnity and agreement, liability, claims, demands, causes of action, loss, damage, costs and expenses imposed by reason of the ownership of the collateral for the Loan by Banks after purchase by Banks at any foreclosure sale or transfer in lieu thereof from any Credit Party in partial or entire satisfaction of the Loan (unless the same shall be solely attributable to the subsequent use of the collateral by Banks during their ownership thereof). The foregoing indemnity and agreement applies to the violation of any Applicable Environmental Law prior to the payment or other satisfaction of the Loan and any act, omission, event or circumstance existing or occurring on or about the collateral for the Loan (including, without limitation, the presence on the collateral for the Loan or release from the collateral for the Loan of asbestos or other Hazardous Substances disposed of or otherwise present in or released prior to the payment or other satisfaction of the Loan). It shall not be a defense to the covenant of Parent and each Borrower to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The provisions of this Section 9.10 shall survive the repayment of the Loan and shall continue thereafter in full force and effect. In the event of the transfer of the Loan or any portion thereof, Banks or any prior holder of the Loan and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Loan.

         SECTION 9.11. Title Data. In addition to the title information required by Sections 6.2 and 7.1(d) hereof, Borrowers shall, upon the request of Required Banks, cause to be delivered to Administrative Agent such limited title opinions and other information regarding title to Mineral Interests owned by Borrowers or any other Credit Party as are appropriate to determine the status thereof; provided, however, that Banks may not require Borrower to furnish title opinions (except pursuant to Sections 6.2 and 7.1(d)) unless (a) an Event of Default shall have occurred and be continuing, or (b) Required Banks have reason to believe that there is a defect in or encumbrance upon Borrowers' title to such Mineral Interests that is not a Permitted Encumbrance.

         SECTION 9.12. ERISA Reporting Requirements. Parent and each Borrower shall furnish, or cause to be furnished, to Administrative Agent:


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                  (a) promptly and in any event (i) within thirty (30) days
after any Credit Party or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in section 4063(a) of ERISA with respect to any Plan of any Credit Party or any ERISA Affiliate has occurred, and (ii) within ten (10) days after any Credit Party or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan of any Credit Party or any ERISA Affiliate has occurred or a request for minimum funding waiver under section 412 of the Code with respect to any Plan of any Credit Party or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

                  (b) promptly and in any event within two (2) Domestic Business Days after receipt thereof by any Credit Party or any ERISA Affiliate from the PBGC, copies of each notice received by any Credit Party or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (c) promptly and in any event within thirty (30) days after the receipt by any Credit Party of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by any Credit Party or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

                  (d) promptly, and in any event within ten (10) Domestic Business Days after receipt thereof, a copy of any correspondence any Credit Party or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon any Credit Party or any ERISA Affiliate, and a statement from the chief financial officer of such Credit Party or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which such Credit Party or such ERISA Affiliate is taking or proposes to take with respect thereto;

                  (e) notification within thirty (30) days of the effective date thereof of any material increases in the benefits of any existing Plan which is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any new Plans, or the commencement of contributions to any Plan to which any Credit Party or any ERISA Affiliate was not previously contributing;

                  (f) notification within three (3) Domestic Business Days after any Credit Party or any ERISA Affiliate knows or has reason to know that any such Credit Party or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

                  (g) promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Credit Party or any ERISA Affiliate with respect


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to any Plan, except those which, in the aggregate, if adversely determined would not have a Material Adverse Effect.

         SECTION 9.13. Year 2000 Compatibility. Parent and each Borrower shall, and shall cause each other Credit Party to, continue to take all actions reasonably necessary to assure that Parent's and each other Credit Party's computer based systems are able to continue to operate and effectively process data which includes dates on and after January 1, 2000. At the request of Administrative Agent or any Bank, Parent and each Borrower shall, and shall cause each other Credit Party to, provide reasonable assurances satisfactory to Administrative Agent and any such Bank of Parent's and each other Credit Party's year 2000 compatibility.

         SECTION 9.14. Required Hedge Transactions. Not later than ninety (90) days following the Closing Date, Borrowers shall enter into and maintain Hedge Transactions which are appropriate for Borrowers as determined by Borrowers' senior management in good faith (and approved by Administrative Agent, such approval not to be unreasonably withheld or delayed), but which shall in all events provide for hedging of not less than fifty percent (50%) of Borrowers' and their Subsidiaries' anticipated production of Hydrocarbons for a period of not less than two (2) years (such period to be measured from the effective date of each separate Hedge Transaction).

                                    ARTICLE X

                               NEGATIVE COVENANTS

         Parent and each Borrower agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 10.1. Incurrence of Debt. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, incur, become or remain liable for any Debt other than (a) the Obligations, (b) Debt of Parent or any Borrower or any other Credit Party to Parent, any Borrower or any Subsidiary of Parent that has provided a Facility Guaranty and the Equity of which has been pledged to Administrative Agent pursuant to a Parent Pledge Agreement or a Subsidiary Pledge Agreement, (c) Debt described on Schedule 6 attached hereto, and (d) other Debt in the aggregate amount outstanding at any time not to exceed $5,000,000.

         SECTION 10.2. Restricted Payments. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, declare, pay or make, or incur any liability to declare, pay or make, any Restricted Payment.

         SECTION 10.3. Negative Pledge. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, create, assume or suffer to exist any Lien on any asset owned by it (other than Permitted Encumbrances). Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, enter into or become subject to any


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agreement (other than this Agreement) that prohibits or otherwise restricts the right of any Credit Party to create, assume or suffer to exist any Lien in favor of Administrative Agent or any Bank on any Credit Party's assets.

         SECTION 10.4. Consolidations and Mergers. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, consolidate or merge with or into any other Person; provided, that, so long as no Default or Event of Default exists or will result, Parent, any Borrower or any wholly owned Subsidiary of Parent or any Borrower may merge or consolidate with any other Person so long as Parent, any Borrower or any wholly owned Subsidiary of Parent or any Borrower is the surviving corporation or entity.

         SECTION 10.5. Asset Dispositions. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, sell, lease, transfer, abandon or otherwise dispose of any asset other than (a) the sale in the ordinary course of business of Hydrocarbons produced from Borrowers' Mineral Interests; (b) the sale, lease, transfer, abandonment or other disposition of machinery, equipment and other personal property and fixtures which are (i) made in connection with a release, surrender or abandonment of a well, (ii) obsolete for their intended purpose and disposed of in the ordinary course of business, or (iii) replaced by articles of comparable suitability owned by any Credit Party, free and clear of all Liens except Permitted Encumbrances; (c) the sale, lease, transfer or other disposition of (i) Borrowing Base Properties; provided, that (A) Borrowers shall provide Administrative Agent with not less than ten (10) Domestic Business Days notice of such sale, lease, transfer or other disposition pursuant to this clause (i), and (B) the aggregate Recognized Value of Borrowing Base Properties disposed of pursuant to this clause (i) in any period between Periodic Determinations (which shall include, without limitation, the period between the Closing Date and the first Periodic Determination after the Closing Date) shall not exceed five percent (5%) of the Borrowing Base then in effect, and (ii) other assets that have no Recognized Value; provided, further that no sale, lease assignment, transfer or other disposition of any Borrowing Base Property shall be permitted pursuant to this clause (c) unless each of the following conditions is satisfied: (i) all mandatory prepayments required by Section 3.7 in connection with such sale, lease, transfer or other disposition are made concurrently with the closing thereof, (ii) no Borrowing Base Deficiency will exist after consummation of such sale, lease, transfer or other disposition (and application of the proceeds thereof to the mandatory prepayments required by Section 3.7), and (iii) no Default has occurred which is continuing. Except as provided in
Schedule 4, in no event will any Borrower issue, sell, transfer or dispose of, or permit any other Credit Party to issue, sell, transfer or dispose of, any capital stock or other equity interest in any Subsidiary of such Credit Party (other than to the Person which is the direct parent of such Credit Party on the Closing Date), nor will Parent or any Borrower permit any other Credit Party to issue or sell any capital stock or other equity interest or any option, warrant or other right to acquire such capital stock or equity interest or security convertible into such capital stock or equity interest to any Person other than the Person which is the direct parent of such issuer on the Closing Date.



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         SECTION 10.6. Amendments to Material Documents. Parent and each
Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, enter into or permit any modification or amendment of, grant any material consent under, or waive any material right or obligation of any Credit Party under (a) its certificate or articles of incorporation, bylaws, regulations, certificate of limited partnership, limited partnership agreement, or other organizational documents; or (b) any Closing Document.

         SECTION 10.7. Use of Proceeds. The proceeds of Borrowings under the Commitment will not be used for any purpose other than (a) to finance the acquisition, exploration and development of Mineral Interests, (b) to finance the Merger, (c) to refinance existing indebtedness under the Existing Credit Agreements, and (d) for general corporate purposes. None of the proceeds of the Loan nor any Letter of Credit issued hereunder will be used, directly or indirectly, (i) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (ii) in violation of applicable Law or regulation (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations entered into in the ordinary course of business of any Borrower or any of their Subsidiaries and to secure Borrowers' obligations under Oil and Gas Hedge Transactions required by Section 9.14; provided, that, the aggregate Letter of Credit Exposure of all Banks under all Hedge Transaction Letters of Credit (excluding Supplemental Letters of Credit) shall not exceed $10,000,000 at any time. Without limiting the foregoing, with the exception of Hedge Transaction Letters of Credit permitted pursuant to the preceding sentence, no Letters of Credit will be issued hereunder for the purpose of or providing credit enhancement with respect to any Debt or equity security of any Credit Party or to secure any Credit Party's obligations with respect to Hedge Transactions other than Hedge Transactions with a Bank or an Affiliate of a Bank.

         SECTION 10.8. Investments. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, directly or indirectly, make any Investment other than Permitted Investments.

         SECTION 10.9. Transactions with Affiliates. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, engage in any material transaction with any of their Affiliates (other than any Credit Party) unless such transaction is generally as favorable to such Credit Party as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices. Notwithstanding the foregoing, and so long as no Event of Default has occurred which is continuing, the restrictions set forth in this Section 10.9 shall not apply to the payment of (a) reasonable and customary fees to directors of Parent who are not employees of Parent, any Borrower and/or any other Subsidiary of Parent, (b) reasonable financial advisory and similar fees to equity investors in Parent who are not employees of Parent, any Borrower and/or any other Subsidiary of Parent (including, without limitation, the fees payable to NGP under Parent's existing agreement with NGP), or (c) financing fees paid in connection with equity investments in Parent; provided, that the aggregate amount of all such fees permitted to be paid pursuant to clauses (a) and (b) of this Section 10.9 shall not exceed $300,000 in any Fiscal Year.


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         SECTION 10.10. ERISA. Except in such instances where an omission or failure would not have a Material Adverse Effect, Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to (a) take any action or fail to take any action which would result in a violation of ERISA, the Code or other Laws applicable to the Plans maintained or contributed to by it or any ERISA Affiliate, or (b) modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by any Credit Party or any ERISA Affiliate as of the Closing Date, except that Parent, any Borrower and/or any other Subsidiary of Parent may establish and maintain a 401(k) plan for its employees and employees of its Subsidiaries.

         SECTION 10.11. Hedge Transactions. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, enter into any Oil and Gas Hedge Transactions which would cause the volume of Hydrocarbons with respect to which a settlement payment is calculated to exceed seventy percent (70%) of Borrowers' anticipated production from Proved Producing Mineral Interests during the period from the immediately preceding settlement date (or the commencement of such Hedge Transactions if there is no prior settlement date) to such settlement date.

         SECTION 10.12. Operating Leases. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, incur, become, or remain liable under any Operating Lease which would cause the aggregate amount of all Rentals payable by any Credit Party in any Fiscal Year to be greater than $1,000,000.

         SECTION 10.13. Speculative Hedge Transactions. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, enter into any commodity, interest rate, currency or other swap, option, collar or other derivative transaction pursuant to which any Credit Party speculates on the movement of commodity prices, securities prices, interest rates, financial markets, currency markets or other items; provided, that nothing contained in this Section 10.13 shall prohibit any Credit Party from (a) entering into interest rate swaps or other interest rate hedge transactions pursuant to which Borrower hedges interest rate risk with respect to the interest reasonably anticipated to be incurred pursuant to this Agreement, (b) entering into Oil and Gas Hedge Transactions permitted by Sections 9.14 and 10.11, or (c) making Permitted Investments.

         SECTION 10.14. Fiscal Year. Neither Parent nor any Borrower shall change its Fiscal Year.

         SECTION 10.15. Change in Business. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, make a material change in the character of the business or businesses engaged in by such parties on the date hereof, taken as a whole.



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         SECTION 10.16. Acquisition. Parent and each Borrower will not, nor will
Parent and/or any Borrower permit any other Credit Party to, acquire, in a single transaction or a series of related transactions, all or substantially all of the assets or capital stock (or other outstanding equity interests) of any Person, or all or substantially all of the assets comprising a division of any Person; provided, that, nothing contained in this Section 10.16 shall prohibit Borrowers from making any acquisition of assets consisting of oil and gas properties or any other acquisition which is permitted by the terms of this Agreement, including any Permitted Investment.

         SECTION 10.17. Gas Balancing Agreements. Parent and each Borrower will not, nor will Parent and/or any Borrower permit any other Credit Party to, incur, become or remain liable for any Material Gas Imbalance.


                                   ARTICLE XI

                               FINANCIAL COVENANTS

         Parent and each Borrower agree that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

                  (a) Parent will not permit its ratio of Consolidated Current Assets to Consolidated Current Liabilities as of the end of any Fiscal Quarter to be less than 1.0 to 1.

                  (b) As of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2000, Parent will not permit its ratio of (i) Consolidated EBITDA (for the four (4) Fiscal Quarters ending on such date) to
(ii) the sum of (A) Consolidated Net Interest Expense (for the four (4) Fiscal Quarters ending on such date) plus (B) Letter of Credit Fees of Borrowers (accruing during the Fiscal Quarter ending on such date) to be less than 2.50 to 1.

                                   ARTICLE XII

                                    DEFAULTS

         SECTION 12.1. Events of Default. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

                  (a) Borrowers shall fail to pay when due any principal of any Note or any reimbursement obligation with respect to any Letters of Credit when due;

                  (b) Borrowers shall fail to pay any accrued interest due and owing on any Note or any fees or any other amount payable hereunder when due and such failure shall continue for a period of three (3) Domestic Business Days following the due date;


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



                  (c) any Credit Party shall fail to observe or perform any covenant or agreement applicable thereto contained in Article X or XI;

                  (d) any Credit Party shall fail to observe or perform any covenant or agreement applicable thereto contained in this Agreement or the other Loan Papers (other than those covered by Sections 12.1(a), (b) and (c)) and such failure continues for a period of thirty (30) days after the earlier of
(i) the date any Authorized Officer of any Credit Party acquires knowledge of such failure, or (ii) written notice thereof has been given to any such Credit Party by Administrative Agent at the request of any Bank; provided, that, as to Defaults under Section 9.1(e) and (f), such Credit Party shall not be entitled to more than one (1) notice and period of cure during each calendar year, and as to each other type of Default, such Credit Party shall not be entitled to more than two (2) notices and periods of cure during any calendar year;

                  (e) any Credit Party shall fail to cause the financial statements described in Section 9.1(a) to be accompanied by the opinion without qualification (except for qualifications required by changes in accounting methods with which such Credit Party's auditors concur) of the accountants preparing such opinion, that such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial position and results of operations of such Credit Party;

                  (f) any representation, warranty, certification or statement made or deemed to have been made by any Credit Party in this Agreement or by any Credit Party or any other Person on behalf of any Credit Party in any other Loan Paper or any other certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

                  (g) any Credit Party shall fail to make any payment when due on any Debt in a principal amount equal to or greater than $1,000,000, or any event or condition (i) shall occur which results in the acceleration of the maturity of any Debt of any such Credit Party in a principal amount equal to or greater than $1,000,000, or (ii) shall occur which entitles (or, with the giving of notice or lapse of time or both, would unless cured or waived, entitle) the holder of such Debt to accelerate the maturity thereof;

                  (h) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate or partnership action to authorize any of the foregoing;



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



                  (i) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy Laws as now or hereafter in effect;

                  (j) one (1) or more judgments or orders for the payment of money aggregating in excess of $1,500,000 shall be rendered against any Credit Party and such judgment or order (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of sixty (60) days, or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

                  (k) any Credit Party shall incur Environmental Liabilities which, individually or when considered in the aggregate, exceed $800,000;

                  (l) this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Papers, or any Lien created by the Loan Papers shall for any reason (other than the express release thereof by a written instrument executed by Administrative Agent in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien upon any of the property purported to be covered thereby; or

                  (m) a Change of Control shall occur;

then, and in every such event, Administrative Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by Required Banks, terminate the Commitment and it shall thereupon terminate, and (b) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers, including, without limitation, declaring the Notes, or any of them (together with accrued interest thereon) to be, and the Notes, or any of them, shall thereupon become, immediately due and payable; provided that in the case of any of the Events of Default specified in Section 12.1(h) or (i), without any notice to any Borrower or any other Credit Party or any other act by Administrative Agent or Banks, the Commitment shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.



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                                  ARTICLE XIII

                                     AGENTS

         SECTION 13.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes, the Mortgages and the other Loan Papers as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto; provided that, as between and among Banks and Agents, no Agent will prosecute, settle or compromise any claim against Borrowers or any other Credit Party, or release or institute enforcement proceedings, except with the consent of Required Banks. Each Bank, Parent and each Borrower agree that none of the Agents is a fiduciary for Banks or for Parent or any Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for Parent, each Borrower and Banks and that no Agent has any duties or responsibilities to Banks, Parent or any Borrower except those expressly set forth herein.

         SECTION 13.2. Agents and Affiliates. Each Agent in its individual capacity and not as Agent hereunder shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent hereunder and each Agent in its individual capacity and not as Agent hereunder may accept deposits from, lend money to, and generally engage in any kind of business with any Credit Party and any of their Affiliates as if it were not an Agent hereunder.

         SECTION 13.3. Action by Agents. The obligations of Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article XII. Notwithstanding the administrative authority delegated to Agents, no Agent shall, without the prior written approval of all Banks, cause or permit any modification of the Loan Papers which would (a) increase the Commitment of any Bank or subject any Bank to any additional obligations, (b) forgive any of the principal or reduce the rate of interest on the Loan or any fees hereunder, (c) postpone the Revolver Conversion Date, the Termination Date or any other date fixed for payment of principal of or interest on the Loan or any fees hereunder,
(d) change the percentage of the Total Commitment, or the number of Banks which shall be required for Banks or any of them to take any action under Section 15.2 or any other provision of this Agreement, (e) permit any Credit Party to assign any of its rights hereunder, (f) amend or waive any of the provisions of Article V or of the definitions contained in Section 2.1 applicable thereto, or (g) provide for the release or substitution of collateral for the Loan other than releases required pursuant to sales of collateral which are expressly permitted under Section 10.5. Subject to the foregoing, each Agent shall make such requests or take such actions in respect of any Credit Party as Required Banks shall direct. Further, subject to the foregoing, each Agent shall grant such waivers, consents or approvals in favor of any Credit Party as Required Banks shall direct.



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         SECTION 13.4. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for any Credit Party), independent public accountants, third party engineers and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants, engineers or experts.

         SECTION 13.5. Liability of Agents. None of the Agents nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by such Agent in connection herewith (a) with the consent or at the request of Required Banks, or (b) in the absence of its own gross negligence or willful misconduct, IT BEING THE INTENTION OF BANKS THAT SUCH PARTIES SHALL NOT BE LIABLE FOR THE CONSEQUENCES OF THEIR ORDINARY NEGLIGENCE. None of the Agents nor any of their respective officers, directors, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of any Credit Party, (iii) the satisfaction of any condition specified in Article VII, except receipt of items required to be delivered to Administrative Agent, or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties or upon any oral notice which such Agent believes will be confirmed in writing by the proper party or parties. If any Agent fails to take any action required to be taken by it under the Loan Papers after the occurrence of an Event of Default and within a reasonable time after being requested to do so by any Bank (after such requesting Bank has obtained the approval of such other Banks as required), such Agent shall not suffer or incur any liability as a result thereof, but such requesting Bank may request such Agent to resign, whereupon such Agent shall so resign pursuant to Section 13.9.

         SECTION 13.6. Delegation of Duties. Each Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys, or agents.

         SECTION 13.7. Indemnification. Each Bank shall, ratably in accordance with its Commitment Percentage, indemnify each Agent (to the extent not reimbursed by Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with this Agreement or any action taken or omitted by such Agent hereunder, including without limitation, matters arising out of such Agent's own negligence, IT BEING THE INTENTION OF EACH BANK THAT EACH AGENT SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS ORDINARY NEGLIGENCE.

         SECTION 13.8. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any


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Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 13.9. Successor Agents. Any Agent may resign at any time by giving written notice thereof to Banks and Borrower. In addition, Borrowers may, prior to a Default, request the designation by Banks of a successor Agent. Upon any such request by Borrowers or resignation by such Agent, Required Banks shall have the right to appoint a successor Agent, which shall be one of the Banks. If no successor Agent shall have been so appointed by Required Banks and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or Borrowers' request for a successor Agent, then the retiring Agent may, on behalf of Banks, appoint a successor Agent, which shall
(a) be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 and (b) unless the successor Agent is a Bank, be reasonably acceptable to Borrowers. Upon the acceptance of its appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent's resignation hereunder, the provisions of this Section 13.9 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Borrowers shall be entitled to recommend a successor Agent at the time of designation of any successor Agent pursuant to this Section 13.9. Banks shall give due consideration to the successor nominated by Borrowers, but shall have no obligation to approve such nominee.

                                   ARTICLE XIV

                       PROTECTION OF YIELD; CHANGE IN LAWS

         SECTION 14.1. Basis for Determining Interest Rate Applicable to Eurodollar Tranches Inadequate. If on or prior to the first day of any Interest Period with respect to a Borrowing:

                  (a) Administrative Agent is advised by any Bank that deposits in dollars (in the applicable amounts) are not being offered to such Bank(s) in the relevant market for such Interest Period, or

                  (b) Banks having fifty percent (50%) or more of the aggregate amount of the Total Commitment advise Administrative Agent that the Adjusted LIBOR Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their respective shares of the requested Borrowing which will be subject to a Eurodollar Tranche for such Interest Period, then, in such event, Administrative Agent shall give notice thereof to Borrowers and Banks, whereupon the obligations of Banks to allow interest to be computed by reference to the Adjusted LIBOR Rate shall be suspended until Administrative Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist. Unless Borrowers notify


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



Administrative Agent at least two (2) Domestic Business Days before the date of any Borrowing for which a Request for Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as an Adjusted Base Rate Borrowing.

         SECTION 14.2. Illegality of Eurodollar Tranches. (a) If, after the date of this Agreement, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund any portion of the Loan subject to a Eurodollar Tranche and such Bank shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to the other Banks and Borrowers. Until such Bank notifies Borrowers and Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to maintain or fund any portion of the Loan subject to a Eurodollar Tranche shall be suspended. Before giving any notice to Administrative Agent pursuant to this Section 14.2, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any portion of the Loan outstanding subject to a Eurodollar Tranche to maturity and shall so specify in such notice, Borrowers shall immediately convert the principal amount of the Loan which is subject to a Eurodollar Tranche to an Adjusted Base Rate Tranche of an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches of the other Banks).

                  (b) No Bank shall be required to make the Loan (or any portion thereof) hereunder if the making of the Loan (or any portion thereof) would be in violation of any Law applicable to such Bank.

         SECTION 14.3. Increased Cost of Eurodollar Tranche. If after the date hereof, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency:

                  (a) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to maintaining or funding any portion of the Loan subject to a Eurodollar Tranche, its Note or its obligation to allow interest to be computed by reference to the Adjusted LIBOR Rate shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on any portion of the Loan which is subject to any Eurodollar Tranche or any other amounts due under this Agreement in respect of any portion of the Loan which is subject to any Eurodollar Tranche or its obligation to allow interest to be computed by reference to the Adjusted


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LIBOR Rate (except for changes in the rate of Tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Tranche any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or the applicable interbank Eurodollar market or any other condition affecting Eurodollar Tranches, its Note or its obligation to allow interest to be computed by reference to the Adjusted LIBOR Rate;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of funding or maintaining any portion of the Loan subject to a Eurodollar Tranche, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within five (5) days after demand by such Bank (with a copy to the Administrative Agent), Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrowers and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 14.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 14.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 14.4. Adjusted Base Rate Tranche Substituted for Affected Eurodollar Tranche. If (a) the obligation of any Bank to fund or maintain any portion of the Loan subject to a Eurodollar Tranche has been suspended pursuant to Section 14.2, or (b) any Bank has demanded compensation under Section 14.3 and Borrowers shall, by at least five (5) Eurodollar Business Days prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 14.4 shall apply to such Bank, then, unless and until such Bank notifies Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) any Tranche which would otherwise be characterized by such Bank as a Eurodollar Tranche shall instead be deemed an Adjusted Base Rate Tranche (on which interest and principal shall be payable contemporaneously with the unaffected Eurodollar Tranches of the other Banks); and



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                  (b) after all of its Eurodollar Tranches have been repaid, all payments of principal which would otherwise be applied to repay Eurodollar Tranches shall be applied to repay its Adjusted Base Rate Tranches instead.

         SECTION 14.5. Capital Adequacy. If after the date hereof, the adoption of any applicable Law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof, by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of Law), shall:

                  (a) impose, modify or deem applicable any reserve, special deposit, compensatory loan, deposit insurance, capital adequacy, minimum capital, capital ratio or similar requirement against all or any assets held by, deposits or accounts with, credit extended by or to, or commitments to extend credit or any other acquisition of funds by any Bank (or its Lending Office), or impose on any Bank (or its Lending Office) any other condition, with respect to the maintenance by such Bank of all or any part of its Commitment; or

                  (b) subject any Bank (or its Lending Office) to, or cause the termination or reduction of a previously granted exemption with respect to, any Tax with respect to the maintenance by such Bank of all or any part of its Commitment (other than Taxes assessed against such Bank's overall net income); and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of maintaining its Commitment or to reduce the amount of any sums received or receivable by it (or its Lending Office) under this Agreement or any other Loan Paper, or to reduce the rate of return on such Bank's equity in connection with this Agreement, as the case may be, by an amount which such Bank deems material;

then, in any such case, within five (5) days of demand by such Bank (or its Lending Office) (with a copy to Administrative Agent), Borrowers shall pay to such Bank (or its Lending Office) such additional amount or amounts as will compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return. Each Bank will promptly notify Borrowers and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this
Section 14.5. A certificate of any Bank claiming compensation under this Section
14.5 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         Without limiting the foregoing, in the event any event or condition described in this Section 14.5 shall occur or arise which relates to the maintenance by any Bank of that part of its Commitment which is in excess of its Commitment Percentage of the Borrowing Base then in effect (such excess portion of such Commitment of any Bank is hereinafter referred to as its "Surplus Commitment"), such Bank shall notify Administrative Agent and Borrowers of the occurrence of such event or the existence of such condition and of the amount of a fee (to be computed on a per annum basis with respect to such Bank's Surplus Commitment) which such Bank determines in good


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faith will compensate such Bank for such additional cost, reduced benefit, reduced amount received or reduced rate of return. Within five (5) Domestic Business Days following receipt of such notice, Borrowers shall notify such Bank whether they accept or reject such fee (if Borrowers fail to timely respond to such notice they will be deemed to have accepted such fee). If Borrowers reject such fee, the applicable Commitment of each Bank will be automatically and permanently reduced to the Borrowing Base applicable to such Commitment and then in effect. If Borrowers accept such fee, such fee shall accrue from and after the date of such Bank's notice and shall be payable in arrears (based on the daily average balance of such Bank's Surplus Commitment) on the last day of each Fiscal Quarter and on the Termination Date. Such fee shall be in lieu of any amounts to which such Bank would otherwise be entitled in respect of its Surplus Commitment pursuant to the other provisions of this Section 14.5 for the period on and after the date of such notice unless such Bank determines that such fee is not adequate to fully compensate such Bank for any additional cost, reduced benefit, reduced amount received or reduced rate of return such Bank may thereafter incur in respect of such Bank's Surplus Commitment. In that event such Bank shall be entitled to such additional compensation to which such Bank is otherwise entitled pursuant to this Section 14.5.

         SECTION 14.6. Taxes. All amounts payable by Borrowers under the Loan Papers (whether principal, interest, fees, expenses, or otherwise) to or for the account of each Bank shall be paid in full, free of any deductions or withholdings for or on account of any Taxes. If Borrowers are prohibited by Law from paying any such amount free of any such deductions and withholdings, then (at the same time and in the same manner that such original amount is otherwise due under the Loan Papers) Borrowers shall pay to or for the account of such Bank such additional amount as may be necessary in order that the actual amount received by such Bank after deduction and/or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount, and so on) will equal the amount such Bank would have received if such deduction or withholding were not made.

         SECTION 14.7. Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained the Loan (or any portion thereof) subject to a Eurodollar Tranche during the Interest Period for the Loan (or any portion thereof) through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.



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                                   ARTICLE XV

                                  MISCELLANEOUS

         SECTION 15.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given (a) if to any Agent or any Bank, to such party at its address or telecopy number set forth on Schedule 1 hereof, or (b) if to Parent or any Borrower, to such party at its address or telecopy number set forth on the signature pages hereto, or such other address or telecopy number as such party may hereafter specify for the purpose by notice to Administrative Agent, Parent and Borrowers, as the case may be. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 15.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by overnight delivery, messenger or any other means, when delivered at the address specified in this Section 15.1; provided that notices to Administrative Agent under Article III or XIV shall not be effective until received. Notwithstanding anything to the contrary contained herein, any notice to be given to any Borrower or to all Borrowers pursuant to this Agreement or any of the other Loan Papers may be given to any Borrower, and if given to any Borrower in the manner set forth in this Section 15.1, such notice shall be deemed to be effective notice to all Borrowers for purposes of this Agreement.

         SECTION 15.2. Waivers and Amendments; Acknowledgments. (a) No failure or delay (whether by course of conduct or otherwise) by any Bank or any Agent in exercising any right, power or remedy which it may have under any of the Loan Papers shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank or any Agent of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Paper and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Required Banks and/or Administrative Agent in accordance with Section 15.2(c) hereof, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Borrower shall in any case of itself entitle any Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Papers set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Papers shall be valid or effective unless the same is in compliance with subclause (c) to this Section 15.2.

                  (b) Each of Parent and each Borrower represent, warrant, acknowledge and admit that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Papers to which it is a party,
(ii) it has made an independent decision to enter into this Agreement and the


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other Loan Papers to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Banks or Agents whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Paper delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank or any Agent as to the Loan Papers except as expressly set out in this Agreement or in another Loan Paper delivered on or after the date hereof, (iv) neither any Bank nor any Agent owes any fiduciary duty to Parent, any Borrower or any other Credit Party with respect to any Loan Paper or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Papers between Parent and Borrowers, on one hand, and Banks and Agents, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Papers among Parent, any Borrower and any Bank or any Agent, (vii) should an Event of Default or Default occur or exist each Bank and each Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, neither Parent nor any Borrower is relying upon any representation or covenant by any Bank or any Agent or any representative thereof, and no such representation or covenant has been made, that any Bank or any Agent will, at the time of an Event of Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Papers with respect to any such Event of Default or Default or any other provision of the Loan Papers, and (ix) each Bank has relied upon the truthfulness of the acknowledgments in this Section 15.2(b) in deciding to execute and deliver this Agreement and to make the Loan.

                  (c) Any provision of this Agreement, the Notes or the other Loan Papers may be amended or waived if, but only if such amendment or waiver is in writing and is signed by Parent, each Borrower and Required Banks (and, if the rights or duties of any Agent are affected thereby, by any such Agent); provided that no such amendment or waiver shall, unless signed by all Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) forgive any of the principal of or reduce the rate of interest on the Loan or any fees hereunder, (iii) postpone the Revolver Conversion Date, the Termination Date or any date fixed for any payment of principal of or interest on the Loan or any fees hereunder, (iv) change the percentages of the Total Commitment, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 15.2 or any other provision of this Agreement, (v) permit Parent or any Borrower to assign any of its rights hereunder, (vi) amend or waive any of the provisions of Article V or the definitions contained in Section 2.1 applicable thereto, (vii) amend or waive any of the conditions precedent contained in Section 7.1(a) hereof, or (viii) provide for release or substitution of collateral for the Obligations or any part thereof other than releases required pursuant to sales of collateral which are expressly permitted by Section 10.5 hereof. Parent, each Borrower, each Agent and each Bank further acknowledge that any decision by any Agent or any Bank to enter into any amendment, waiver or consent pursuant hereto shall be made by such Bank or such Agent in its sole discretion, and in making any such decision each such Agent and each such Bank shall be permitted to give due consideration to any credit or other relationship any such Agent or any such Bank may have with Parent, any Borrower, any other Credit Party or any Affiliate of any Credit Party.



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         SECTION 15.3. Expenses; Documentary Taxes; Indemnification. (a) Parent
and each Borrower jointly and severally agree to pay (i) all out-of-pocket expenses of Administrative Agent, including reasonable fees and disbursements of special counsel for Administrative Agent, in connection with the preparation of this Agreement and the other Loan Papers and, if appropriate, the recordation of the Loan Papers, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Bank, including reasonable fees and disbursements of counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by each Agent and each Bank in connection therewith. Parent and each Borrower jointly and severally agree to indemnify each Bank against any Taxes imposed by reason of the execution and delivery of this Agreement or the Notes (other than Taxes in respect of the net income of such Bank).

                  (b) Parent and each Borrower jointly and severally agree to indemnify each Indemnified Entity (as defined below), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Entity growing out of, resulting from or in any other way associated with any of the collateral for the Loan, the Loan Papers, or the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Applicable Environmental Laws by any Credit Party or any liabilities or duties of any Credit Party or of any Indemnified Entity with respect to Hazardous Substances found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED ENTITY;

provided only that no Indemnified Entity shall be entitled under this Section 15.3(b) to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment, or by its own individual actions with respect to the collateral for the Loan in its possession. As used in this Section 15.3(b) the term "Indemnified Entity" refers to each Bank, each Agent, and each director, officer, agent, trustee, manager, attorney, employee, representative and Affiliate of any such Person.

         SECTION 15.4. Right and Sharing of Set-Offs. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time


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to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Bank agrees promptly to notify such Credit Party after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 15.4(a) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                  (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment after the occurrence and during the continuance of an Event of Default of a proportion of the aggregate amount of principal and interest due with respect to the Loan and Letter of Credit Exposure which is greater than its Commitment Percentage, the Bank receiving such proportionately greater payment shall purchase such participations in the interests in the Loan and Letter of Credit Exposure held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest and Letter of Credit Exposure shall be shared by Banks ratably in accordance with their respective Commitment Percentages; provided that nothing in this Section 15.4 shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Credit Party other than the Obligations. Parent and each Borrower agree, to the fullest extent they may effectively do so under applicable Law, that Participants may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Parent and/or any Borrower in the amount of such participation.

         SECTION 15.5. Survival. All of the various representations, warranties, covenants, indemnitees and agreements in the Loan Papers shall survive the execution and delivery of this Agreement and the other Loan Papers and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Notes and the other Loan Papers, and shall further survive until all of the Obligations are paid in full to Banks and Agents and all of Banks' obligations to Borrowers are terminated (provided, that, to the extent expressly provided in any indemnification clause contained herein or in any other Loan Paper, such indemnification obligation shall survive payment in full of the Obligations and termination of the obligations of Banks to Borrowers hereunder). All statements and agreements contained in any certificate or other instrument delivered by Parent and/or any Borrower to any Bank or any Agent under any Loan Paper shall be deemed representations and warranties by Parent and/or Borrowers or agreements and covenants of Parent and/or Borrowers under this Agreement. The representations, warranties and covenants made by any Credit Party (as applicable) in the Loan Papers, and the rights, powers and privileges granted to Banks and Agents in the Loan Papers, are cumulative, and, except for expressly specified waivers and consents, no Loan Paper shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Banks and Agents of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement


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to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Paper, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Papers.

         SECTION 15.6. Limitation on Interest. Each Bank, each Agent, Parent, each Borrower, each other Credit Party and any other parties to the Loan Papers intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Papers shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the Maximum Lawful Rate. None of Parent, any Borrower, any other Credit Party nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the Maximum Lawful Rate and the provisions of this Section 15.6 shall control over all other provisions of the Loan Papers which may be in conflict or apparent conflict herewith. Each Bank and each Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the Maximum Lawful Rate, or (c) any Bank or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of the Maximum Lawful Rate, then all such sums determined to constitute interest in excess of the Maximum Lawful Rate shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at any Bank's or such holder's option, promptly returned to Borrowers or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Lawful Rate, Agents, Banks, Parent, each Borrower, and the other Credit Parties (and any other payors or payees thereof) shall to the greatest extent permitted under applicable Law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instrument evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the Maximum Lawful Rate in order to lawfully charge the Maximum Lawful Rate. To the extent that Chapter 303 of the Texas Finance Code (or Article 5069-1D.003, VATS) is relevant for the purpose of determining the Maximum Lawful Rate, each Bank elects to determine the applicable rate ceiling under such Chapter 303 by the indicated weekly rate ceiling from time to time in effect.

         SECTION 15.7. Invalid Provisions. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or


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unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 15.8. Waiver of Consumer Credit Laws. Pursuant to Chapter 346 of the Texas Finance Code, as amended, Parent and each Borrower agree that such Chapter shall not govern or in any manner apply to the Loan.

         SECTION 15.9. Successors and Assigns. (a) Each Loan Paper binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. Neither Parent, any Borrower nor any other Credit Party may assign or transfer any rights or obligations under any Loan Paper without first obtaining all Banks' consent, and any purported assignment or transfer without all Banks' consent is void. No Bank may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligations except as permitted by clause (b) or (c) below.

                  (b) Any Bank may (subject to the provisions of this section, in accordance with applicable Law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligations. The selling Bank remains a "Bank" under the Loan Papers, the Participant does not become a "Bank" under the Loan Papers, and the selling Bank's obligations under the Loan Papers remain unchanged. The selling Bank remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loan for all purposes under the Loan Papers. Parent, each Borrower and each Agent shall continue to deal solely and directly with the selling Bank in connection with that Bank's rights and obligations under the Loan Papers, and each Bank must retain the sole right and responsibility to enforce due obligations of any Borrower and/or any other Credit Party. Participants have no rights under the Loan Papers except certain voting rights as provided below. Subject to the following, each Bank may obtain (on behalf of its Participants) the benefits of
Article XIV with respect to all participations in its part of the Obligations outstanding from time to time so long as Borrowers are not obligated to pay any amount in excess of the amount that would be due to that Bank under Article XIV calculated as though no participations have been made. No Bank may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Paper except to the extent such amendment, modification or waiver would (i) extend the Termination Date, (ii) reduce the interest rate or fees applicable to the Commitments or any portion of the Loan in which such Participant is participating, or postpone the payment of any thereof, or (iii) release all or substantially all of the collateral or guarantees securing any portion of the Total Commitment or the Loan in which such Participant is participating. In addition, each agreement creating any participation must include an agreement by the Participant to be bound by the provisions of Section 15.15.

                  (c) Each Bank may make assignments to the Federal Reserve Bank. Each Bank may also assign to one or more assignees (each an "Assignee") all or any part of its rights and


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obligations under the Loan Papers so long as (i) the assignor Bank and Assignee execute and deliver to Administrative Agent and Borrowers for their consent and acceptance (which may not be unreasonably withheld and which, in the case of Borrowers, will not be required during the existence of an Event of Default) an assignment and assumption agreement in substantially the form of Exhibit K (an "Assignment and Assumption Agreement") and Assignee pays to Administrative Agent a processing fee of $3,000, (ii) Assignee acquires an identical percentage interest in the Commitment of the assignor Bank and an identical percentage of the interests in the outstanding Loan held by such assignor Bank, (iii) the conditions (including, without limitation, minimum amounts of the Total Commitment that may be assigned or that must be retained) for that assignment set forth in the applicable Assignment and Assumption Agreement are satisfied, and (iv) the portion of the Commitment assigned is at least $5,000,000. The "Effective Date" in each Assignment and Assumption Agreement must (unless a shorter period is agreeable to Borrowers and Administrative Agent) be at least five (5) Domestic Business Days after it is executed and delivered by the assignor Bank and Assignee to Administrative Agent and Borrowers (if Borrowers' acceptance is required) for acceptance. Once that Assignment and Assumption Agreement is accepted by Administrative Agent and Borrowers (if Borrowers' acceptance is required), then, from and after the Effective Date stated in such Assignment and Assumption Agreement (i) Assignee automatically becomes a party to this Agreement and, to the extent provided in that Assignment and Assumption Agreement, has the rights and obligations of a Bank under the Loan Papers, (ii) the assignor Bank, to the extent provided in that Assignment and Assumption Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of the assignor Bank's rights and obligations under the Loan Papers, that Bank ceases to be a party to the Loan Papers, (iii) Borrowers shall execute and deliver to the assignor Bank and Assignee the appropriate Notes in accordance with this Agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Bank shall return to Borrowers all Notes previously delivered to that Bank under this Agreement, and (v)
Schedule 1 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of Assignee and the remaining Commitment (if any) of the assignor Bank, and Administrative Agent shall prepare and circulate to Borrowers and Banks an amended Schedule 1 reflecting those changes.

         SECTION 15.10. Applicable Law and Jurisdiction. THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN PAPERS (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN
(A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF ADMINISTRATIVE AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY. Any legal action or proceeding against Parent and/or any Borrower with respect to this Agreement or any Loan Paper may be brought in the courts of the State of New York, the U.S. Federal Courts in such state, sitting


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in the County of New York, or in the courts of any other jurisdiction where such action or proceeding may be properly brought, and Parent and each Borrower hereby irrevocably accept the jurisdiction of such courts for the purpose of any action or proceeding. Parent and each Borrower hereby designate and irrevocably appoint and empower C T Corporation System (the "Process Agent"), currently located at 1633 Broadway, New York, New York 10019 as their authorized agent to accept, receive and acknowledge, for and on behalf of Parent and each Borrower and their property, service of any and all process which may be served but only in any action, suit or proceeding of the nature referred to above in the State of New York and further agree that failure of such firm to give Parent and each Borrower any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Parent and each Borrower hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. Parent and each Borrower further irrevocably consent to the service of process out of said courts by the mailing thereof by Administrative Agent by U.S. registered or certified mail postage prepaid to Parent and/or any Borrower at its address designated in
Section 15.1. Parent and each Borrower agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Law. Nothing in this
Section 15.10 shall affect the rights of any Bank or any Agent to serve legal process in any other manner permitted by Law or affect the right of any Bank or any Agent to bring any action or proceeding against Parent and/or any Borrower or their properties in the courts of any other jurisdiction. To the extent that Parent or any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to either itself or its property, Parent and each Borrower hereby irrevocably waive such immunity in respect of their obligations under this Agreement and the other Loan Papers. Parent and each Borrower hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Paper brought in the Supreme Court of the State of New York, County of New York or the U.S. District Court for the Southern
District of New York, and hereby further irrevocably waive any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 15.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Administrative Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Administrative Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

         SECTION 15.12. No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than Book Manager and Sole Lead Arranger and Participants and Assignees


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



permitted pursuant to Section 15.9 and Affiliates of any Bank which hold any part of the Obligations.

         SECTION 15.13. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENTS, PARENT AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENTS, PARENT AND BORROWERS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG BANKS, AGENTS, PARENT AND BORROWERS.

         SECTION 15.14. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF PARENT, EACH BORROWER, EACH AGENT, AND EACH BANK HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN PAPERS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES," AS DEFINED BELOW;
(c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN PAPERS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENT OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         SECTION 15.15. Confidential Information. Each Agent and each Bank agree that all documentation and other information made available by any Credit Party to such Agent or such Bank under the terms of this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of any Agent or any Bank, or was theretofore known or hereinafter becomes known to such Agent or such Bank independent of any disclosure thereto by any Credit Party) be held in the strictest confidence by such Agent or such Bank and used solely in the administration and enforcement of the Loan from time to time outstanding from such Bank to Borrowers and in the prosecution or defense of legal proceedings arising in connection herewith; provided that (i) such Agent or such Bank may disclose documentation and information to any Agent and/or any Bank which is a party to this Agreement or any Affiliates thereof, and (ii) such Agent or such Bank may disclose such documentation or other information to any other bank or other Person to which such Bank sells or proposes to make an assignment or sell a participation in the Loan hereunder if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of this Section 15.15. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent an Agent or a Bank from (a) making disclosure of any information (i) if required to do so by applicable Law or regulation or accepted banking practices,
(ii) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of such Bank's business or that of such Bank's corporate parent or Affiliates in connection with the exercise of such authority or claimed authority, (iii) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (iv) to correct any false or misleading information which may become public concerning such Person's relationship to any Credit Party, or (v) to the extent such Agent or such Bank or its counsel deems necessary or appropriate to effect or preserve its security for the Obligations or any portion thereof or to enforce any remedy provided in this Agreement, or any other Loan Paper, or otherwise available by law; or (b) making, on a confidential basis, such disclosures as such Bank reasonably deems necessary or appropriate to its legal counsel or accountants (including outside auditors). If such Agent or such Bank is compelled to disclose such confidential information in a proceeding requesting such disclosure, such Agent or such Bank shall seek to obtain assurance that such confidential treatment will be accorded such information; provided, however, that no Agent nor any Bank shall have any liability for the failure to obtain such treatment.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers effective as of the day and year first above written.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER




BORROWERS:

PRIZE ENERGY RESOURCES, L.P.,                     Address for Notice:
a Delaware limited partnership                    ------------------

By:  Prize Operating Company, a Delaware          3500 William D. Tate
     corporation, its sole general partner        Suite 200
                                                  Grapevine, Texas  76051
                                                  Attn:    Lon C. Kile
     By: /s/ Lon C. Kile                          Telecopy No.:  (817) 416-4206
         ------------------------------
         Lon C. Kile,                             with a copy to:
         President
                                                  Natural Gas Partners
                                                  777 Main Street, Suite 2250
                                                  Fort Worth, Texas  76102
                                                  Attn:    Kenneth A. Hersh
                                                  Telecopy No.:  (817) 820-6650




                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER





VISTA RESOURCES PARTNERS, L.P.,                    Address for Notice:
a Texas limited partnership                        -------------------

By:  Vista Resources I, Inc., a Texas              3500 William D. Tate
     corporation, its sole general partner         Suite 200
                                                   Grapevine, Texas  76051
                                                   Attn: Lon C. Kile
     By: /s/ Lon C. Kile                           Telecopy No.: (817) 416-4206
         -----------------------------------
         Lon C. Kile,                              with a copy to:
         President
                                                   Natural Gas Partners
                                                   777 Main Street, Suite 2250
                                                   Fort Worth, Texas  76102
                                                   Attn:  Kenneth A. Hersh
                                                   Telecopy No.: (817) 820-6650


                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER





MIDLAND RESOURCES, INC.,               Address for Notice:
a Texas corporation                    -------------------

                                       3500 William D. Tate
                                       Suite 200
By: /s/ Lon C. Kile                    Grapevine, Texas  76051
    ------------------------           Attn:  Lon C. Kile
    Lon C. Kile,                       Telecopy No.:  (817) 416-4206
    President

                                       with a copy to:


                                       Natural Gas Partners
                                       777 Main Street, Suite 2250
                                       Fort Worth, Texas  76102
                                       Attn:  Kenneth A. Hersh
                                       Telecopy No.:  (817) 820-6650


                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER





PARENT:                                    Address for Notice:
------                                     ------------------

PRIZE ENERGY CORP.,                        3500 William D. Tate
a Delaware corporation                     Suite 200
                                           Grapevine, Texas  76051
                                           Attn: Lon C. Kile
                                           Telecopy No.:  (817) 416-4206
By: /s/ Lon C. Kile
   ----------------------------
   Lon C. Kile,                            with a copy to:
   President
                                           Natural Gas Partners
                                           777 Main Street, Suite 2250
                                           Fort Worth, Texas  76102
                                           Attn: Kenneth A. Hersh
                                           Telecopy No.: (817) 820-6650


                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER





ADMINISTRATIVE AGENT:


BANKBOSTON, N.A.


By: /s/ Kristine A. Kasselman
   -------------------------------------
    Kristine A. Kasselman
    Managing Director


                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






SYNDICATION AGENT:


FIRST UNION NATIONAL BANK


By: /s/ Robert R. Wetteroff
   --------------------------------
    Robert R. Wetteroff
    Senior Vice President



                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






DOCUMENTATION AGENT:

CIBC INC.


By: /s/ M. Beth Miller
   --------------------------------
    M. Beth Miller
    Authorized Signatory



                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






LEAD MANAGER:


BANK ONE, TEXAS, N.A.


By:  /s/ Myron C. Feldman
   --------------------------------
     Myron C. Feldman
     First Vice President



                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






BANKBOSTON, N.A.


By:  /s/ Kristine A. Kasselman
   --------------------------------
     Kristine A. Kasselman
     Managing Director



                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






FIRST UNION NATIONAL BANK


By: /s/ Robert R. Wetteroff
   --------------------------------
    Robert R. Wetteroff
    Senior Vice President



                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






CIBC INC.


By: /s/ M. Beth Miller
   --------------------------------
    M. Beth Miller
    Authorized Signatory




                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






BANK ONE, TEXAS, N.A.


By: /s/ Myron C. Feldman
   --------------------------------
    Myron C. Feldman
    First Vice President




                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






CHRISTIANIA BANK

By: /s/ William S. Phillips
   --------------------------------
    William S. Phillips
    First Vice President




                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






BANK OF SCOTLAND

By: /s/ Annie Glynn
   --------------------------------
    Annie Glynn
    Senior Vice President




                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






COMERICA BANK - TEXAS

By: /s/ Jeffrey H. Rathlamp
   --------------------------------
    Jeffrey H. Rathlamp
    Assistant Vice President


                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






MEESPIERSON CAPITAL CORP.



By: /s/ Deirdre Sanborn
   --------------------------------
    Deirdre Sanborn
    Vice President


                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER






THE BANK OF NOVA SCOTIA


By: /s/ F. C. H. Ashby
   --------------------------------
    F. C. H. Ashby
    Senior Manager Loan Operations


                                 Signature Page

                                 SIGNATURE PAGE
                                       TO
               AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG
                          PRIZE ENERGY RESOURCES, L.P.,
                       VISTA RESOURCES PARTNERS, L.P. AND
                     MIDLAND RESOURCES, INC., AS BORROWERS,
                    PRIZE ENERGY CORP., AS PARENT GUARANTOR,
        THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 1 THERETO, AS BANKS
                   BANKBOSTON, N.A., AS ADMINISTRATIVE AGENT,
                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,
                       CIBC INC., AS DOCUMENTATION AGENT,
                                       AND
                     BANK ONE, TEXAS, N.A., AS LEAD MANAGER





THE FROST NATIONAL BANK


By: /s/ John S. Warren
   --------------------------------
    John S. Warren
    Senior Vice President



                                 Signature Page

                                    EXHIBIT A



                                                This Instrument was prepared by,
                                        and when recorded should be returned to:

                                                          Vinson & Elkins L.L.P.
                                                                2001 Ross Avenue
                                                       3700 Trammell Crow Center
                                                             Dallas, Texas 75201
                                                         Attn: Susan D. Hamilton


================================================================================

                  ASSIGNMENT OF LIENS AND AMENDMENT TO MORTGAGE

         This Assignment of Liens and Amendment to Mortgage (this "Assignment") is entered into as of the 8th day of February, 2000, among Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), BankBoston, N.A., a national banking association, as Administrative Agent ("Administrative Agent") for Banks under and as defined in the Credit Agreement (as hereinafter defined), and BankBoston, N.A., a national banking association, as administrative agent ("Vista Administrative Agent") for Lenders under and as defined in the Existing Vista Credit Agreement (as hereinafter defined). The Lenders under and as defined in the Existing Vista Credit Agreement are collectively referred to herein as "Existing Vista Lenders" and individually as an "Existing Vista Lender").

                              W I T N E S S E T H:

         WHEREAS, Vista LP, Midland (Vista LP and Midland being collectively referred to herein as "Mortgagors"), Existing Vista Lenders and Vista Administrative Agent are parties to that certain Credit Agreement, dated as of December 18, 1998 (as amended through, but excluding, the date hereof, the "Existing Vista Credit Agreement"), pursuant to which Existing Vista Lenders have made a Loan (as defined in the Existing Vista Credit Agreement, which Loan is referred to herein as the "Existing Vista Loan") to Mortgagors; and

         WHEREAS, pursuant to that certain Merger Certificate (as defined in the Credit Agreement), PEC Acquisition Corp., a Delaware corporation, which is a wholly-owned subsidiary of Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation ("Parent"), has merged with and into Prize Natural Resources, Inc. (formerly Prize Energy Corp.), a Delaware corporation ("Former Prize"), with Former Prize being the surviving corporation as a wholly-owned subsidiary of Parent; and

         WHEREAS, Borrowers, Parent, Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager and Banks are parties to that certain Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of February 8, 2000, pursuant to which Banks have agreed to make loans and other extensions of credit to Borrowers, the proceeds of which loans and extensions of credit will, among other things, be used by Borrowers to refinance the Obligations outstanding under, and as defined in, the Existing Vista Credit Agreement (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

         WHEREAS, the Existing Vista Loan is evidenced by, and Existing Vista Lenders are (as applicable), the present owners and holders of, that certain (a) Promissory Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Existing Vista BankBoston Note") dated June 30, 1999, executed by Mortgagors and payable to the order of BankBoston, N.A., in the original principal amount of $30,000,000, (b) Promissory Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Existing Vista MeesPierson Note") dated June 30, 1999, executed by Mortgagors and payable to the order of MeesPierson Capital Corp., in the original principal amount of $15,000,000, and (c) Promissory Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Existing Vista BOS Note," and, collectively with the Existing Vista BankBoston Note and the Existing Vista MeesPierson Note, referred to herein as the "Existing Vista Notes" and each individually on "Existing Vista Note") dated June 30, 1999, executed by Mortgagors and payable to the order of Bank of Scotland, in the original principal amount of $10,000,000; and

         WHEREAS, the Existing Vista Notes are secured in part by that certain
(a) Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 18, 1998, from Vista LP to Vista Administrative Agent for the benefit of Existing Vista Lenders, and (b) Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated December 18, 1998, from Midland to Vista Administrative Agent for the benefit of Existing Vista Lenders (as such instruments have amended, supplemented, restated or otherwise modified from time to time, the "Existing Vista Mortgages"), which Existing Vista Mortgages have been recorded as set forth in Schedule I attached hereto and incorporated herein; and

         WHEREAS, as a condition to the making of the Loan under and as defined in the Credit Agreement, Banks have required that (a) Existing Vista Lenders (i) endorse their applicable Existing Vista Note to BankBoston, N.A., as Administrative Agent for the ratable benefit of Banks, and (ii) deliver the original of such Existing Vista Note so endorsed to Administrative Agent, (b) Vista Administrative Agent assign to BankBoston, N.A., as Administrative Agent for Banks under the Credit Agreement, all liens securing the payment of the Existing Vista Notes, including, without limitation, the Existing Vista Mortgages, and (b) the Existing Vista Mortgages be amended in certain respects; and

         WHEREAS, Vista Administrative Agent has agreed to assign all liens securing the payment of the Existing Vista Notes, including, without limitation, the Existing Vista Mortgages, to

Administrative Agent for the ratable benefit of each Bank (as provided in the Credit Agreement); and

         WHEREAS, the parties desire to enter into this Assignment to, among other things, evidence the assignment of all liens securing payment of the Existing Vista Notes, including, without limitation, the Existing Vista Mortgages, from Vista Administrative Agent to Administrative Agent.

         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                       I.
                         TRANSFER OF EXISTING COLLATERAL

         Borrowers hereby acknowledge and agree that the liens, security interests and assignments securing the payment and performance of the Obligations under and as defined in the Existing Vista Credit Agreement shall not be released, but shall be carried forward, renewed and extended to secure the Obligations under and as defined in the Credit Agreement, it being understood and agreed that the Credit Agreement and this Assignment effect a renewal, extension, amendment and restatement of the obligations, indebtedness, and liabilities of Borrowers under the Existing Vista Notes and the Existing Vista Mortgages. In connection therewith, Vista Administrative Agent shall execute and deliver such assignments (including, without limitation, UCC-3 assignments), amendments, modifications and other documents, instruments and agreements (collectively, the "Collateral Transfer Documents") as are necessary to transfer of record to Administrative Agent the rights of Vista Administrative Agent as mortgagee, secured party and/or assignee under all mortgages (including, without limitation, the Existing Vista Mortgages), security agreements, assignments of notes and liens, collateral assignments, chattel mortgages, collateral chattel mortgages, financing statements, memorandums and other documents, instruments and agreements encumbering the Mortgaged Properties (as defined in the Existing Vista Mortgages). Vista Administrative Agent hereby agrees to execute all such Collateral Transfer Documents, provided, that, Vista Administrative Agent shall not be required to incur any expense in connection with the execution and delivery of such Collateral Transfer Documents.

                                       II.
                               ASSIGNMENT OF LIENS

         Section 2.1. Vista Administrative Agent has GRANTED, BARGAINED, SOLD, TRANSFERRED AND CONVEYED, and does hereby GRANT, BARGAIN, SELL, TRANSFER AND CONVEY unto Administrative Agent for the ratable benefit of Banks (as provided in the Credit Agreement), the Existing Vista Mortgages and all other mortgages, deeds of trusts, security agreements, assignments of notes and liens, assignments, chattel mortgages, security interests or other documents, instruments and agreements of any nature securing the Existing Vista Notes in any way (collectively, the "Assigned Rights"), without recourse to, or warranty or representation, either express or implied by, Vista Administrative Agent (except as expressly provided in Section 2.2 hereof) TO HAVE AND HOLD the same unto BankBoston, N.A., as Administrative Agent for

Banks, and its successors and assigns forever. Concurrently with the complete execution and delivery of this Assignment and completion of all other matters contemplated herein, Vista Administrative Agent shall cause Existing Vista Lenders to endorse their applicable Existing Vista Note, "Pay to the order of BankBoston, N.A., as Administrative Agent for the ratable benefit of Banks (as provided in the Credit Agreement), without recourse or warranty, express or implied," and shall cause the delivery of the original of such Existing Vista Note so endorsed to Administrative Agent hereunder.

         Section 2.2. Vista Administrative Agent hereby represents and warrants to Banks that (a) Vista Administrative Agent has full power and authority to assign the Assigned Rights to Administrative Agent hereunder, (b) Vista Administrative Agent has not executed any release, termination or cancellation with respect to the Existing Mortgages or any of the Mortgaged Properties (as therein defined), and (c) Vista Administrative Agent has not executed any prior assignment or pledge of the Assigned Rights. Notwithstanding the foregoing, neither Vista Administrative Agent nor any Existing Vista Lender (a) assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Vista Mortgages or the Existing Vista Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, existence of, title to, or value of, the Existing Vista Credit Agreement, the Existing Vista Mortgages or any collateral, or (b) makes any representation or warranty or assumes any responsibility with respect to the financial condition of Vista LP or Midland or any of their affiliates of any of their obligations under the Existing Vista Credit Agreement or the Existing Vista Mortgages, and (c) makes any other representation or warranty, express or implied, except as expressly set forth in the foregoing sentence.

         Section 2.3. Borrowers hereby expressly consent to the assignment of the Assigned Rights to BankBoston, N.A., as Administrative Agent for Banks under the Credit Agreement.

                                      III.
                     AMENDMENTS TO EXISTING VISTA MORTGAGES

         Section 3.1. The Existing Vista Mortgages shall be and hereby are amended in the following respects:

                  (a) Sections 1.3, 1.4 and 1.5 of the Existing Vista Mortgages shall be amended to read in full as follows:

                  "Section 1.3. Notes, Loan Papers, Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following promissory notes, obligations, indebtedness and liabilities:

                           "(a) The "Obligations," as the same are described in
                  the Credit Agreement, including, without limitation, the indebtedness evidenced by that certain (i) Amended and Restated Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "BankBoston Note") dated February 8, 2000, incorporated by this reference, executed by Prize Energy Resources, L.P., a Delaware limited partnership, Vista Resources Partners, L.P., a Texas limited partnership, and Midland Resources, Inc., a Texas corporation (collectively, "Borrowers") and payable to the order of BankBoston, N.A., in the original principal amount of $51,200,000, (ii) Amended and Restated Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "First Union Note") dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of First Union National Bank, in the original principal amount of $51,200,000, (iii) Amended and Restated Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "CIBC Note") dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of CIBC Inc., in the original principal amount of $46,400,000, (iv) Amended and Restated Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Bank One Note") dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of Bank One, Texas, N.A., in the original principal amount of $46,400,000, (v) Amended and Restated Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Frost Note") dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of The Frost National Bank, in the original principal amount of $32,000,000, (vi) Amended and Restated Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Bank of Scotland Note") dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of Bank of Scotland, in the original principal amount of $38,400,000, (vii) Amended and Restated Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Comerica Note") dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of Comerica Bank-Texas, in the original principal amount of $35,200,000, (viii) Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Scotia Note") dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of The Bank of Nova Scotia, in the original principal amount of $35,200,000, (ix) Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "MeesPierson Note") dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of MeesPierson Capital Corp., in the original principal amount of $32,000,000, and
                  (x) Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Christiania Note," and, collectively with the BankBoston Note, the First Union Note, the CIBC Note, the Bank One Note, the Frost Note, the Bank of Scotland Note, the Comerica Note, the Scotia Note, and the MeesPierson Note, referred to herein as the "Notes" and each individually a "Note"), dated February 8, 2000, incorporated by this reference, executed by Borrowers and payable to the order of Christiania Bank, in the original principal amount of $32,000,000 each bearing interest as therein provided, with interest and principal being payable as therein provided, and with all remaining unpaid principal and accrued interest being due and payable on or before

                  June 29, 2006, unless earlier due pursuant to the terms thereof, and containing clauses for acceleration of maturity and for attorneys' fees and costs;

                           (b) Any and all renewals, extensions or
                  rearrangements of all or any part of the loans, advances, indebtedness, liabilities and obligations described or referred to in clause (a) preceding and all notes executed in replacement thereof, together with interest accruing thereon and all court costs, attorneys' fees and other costs incurred in the enforcement or collection of all or any part thereof;

                           (c) Payment and performance of any and all present
                  and future obligations of any Borrower according to the terms of any present or future interest or currency swap rate, rate cap, rate floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between any Borrower, on the one hand, and Mortgagee, Banks or any Affiliate of any of the foregoing (collectively, the "Bank Parties"), on the other hand;

                           (d) Payment and performance of any and all present or
                  future obligations of any Borrower according to the terms of any present or future Hedge Transaction (as defined in the Credit Agreement), including, without limitation, any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to any such transaction now existing or hereafter entered into between any Borrower and any Bank Party; and

                           (e) Without limiting the generality of the foregoing,
                  all post-petition interest, expenses and other duties and liabilities with respect to indebtedness or other obligations described above in this Section 1.3, which would be owed but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

                  Section 1.4. Secured Indebtedness. The promissory notes described in Section 1.3 above are the Notes (as defined in the Credit Agreement) evidencing the Total Commitment (as defined in the Credit Agreement), and the Banks will, subject to the terms and conditions of the Credit Agreement, make advances and re-advances to Borrowers from time to time (but not in excess of the Total Commitment or the Borrowing Base [as each such term is defined in the Credit Agreement]), and all such advances and re-advances shall be part of the Obligations secured by this Mortgage. The indebtedness referred to in Section 1.3, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are herein sometimes referred to as the "Secured Indebtedness" or the "indebtedness secured hereby".

                  Section 1.5. NEW MEXICO AGGREGATE UNPAID PRINCIPAL AMOUNT. AS TO ONLY THE MORTGAGED PROPERTIES SITUATED IN THE STATE OF NEW MEXICO, THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF THE SECURED INDEBTEDNESS OUTSTANDING AT ANY PARTICULAR TIME (AFTER HAVING

         GIVEN EFFECT TO ALL ADVANCES AND ALL REPAYMENTS MADE PRIOR TO SUCH
         TIME) WHICH IS SECURED BY PROPERTY LOCATED IN NEW MEXICO IS LIMITED TO AN UNPAID PRINCIPAL AMOUNT NOT IN EXCESS OF SIX HUNDRED MILLION DOLLARS ($600,000,000)."

                  (c) All references in the Existing Vista Mortgages to the "Administrative Agent" or "Agent" shall be deemed to be a reference to BankBoston, N.A., as Administrative Agent for Banks, whose address is 100 Federal Street, Mail Stop 010804, Boston, Massachusetts 02110, together with any successors and assigns thereto in such capacity.

                  (d) All references in the Existing Vista Mortgages to the "Lenders" shall be deemed to be a reference to the "Banks" as defined herein.

                  (e) The term "default" as used in the Existing Vista Mortgages shall include, without limitation, the occurrence of an "Event of Default" as defined in the Credit Agreement.

                  (f) All references in the Existing Vista Mortgages to the "Credit Agreement" shall be deemed to be a reference to the "Credit Agreement" as defined herein.

                  (g) All references in the Existing Vista Mortgages to the "Loan Documents" shall be deemed to be a reference to the "Loan Papers" as defined in the Credit Agreement (as defined herein).

         Section 3.2. All of the respective liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Existing Vista Mortgages are hereby renewed, extended, carried forward and conveyed as security for the Obligations contemplated by the Credit Agreement; and, with respect to the Existing Vista Mortgages, (i) Vista LP and Midland (as applicable) hereby GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, TRANSFER, SET OVER and CONVEY, with warranties and covenants of title to the extent provided in the Credit Agreement, to the Trustee and his permitted successors and assigns for the benefit of BankBoston, N.A., as Administrative Agent for the Banks (the "Mortgagee"), of all of the Mortgaged Property (as hereinafter defined), to secure payment of the "Secured Indebtedness" (as described and defined in the Existing Vista Mortgages, as amended hereby), TO HAVE and TO HOLD the Mortgaged Property unto the Trustee and his permitted successors and assigns forever, subject to all of the terms of such Existing Vista Mortgages, as amended hereby, or (ii) alternatively, to the extent that any particular jurisdiction wherein a portion of the Mortgaged Property is situated does not recognize, permit or require Vista LP and Midland to mortgage or convey the Mortgaged Property to the Trustee for the benefit of the Mortgagee, then, with respect to the Mortgaged Property located in such particular jurisdiction, Vista LP and Midland hereby GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, TRANSFER, SET OVER and CONVEY, with warranties and covenants of title to the extent provided in the Credit Agreement, unto the Mortgagee and its permitted successors and assigns such Mortgaged Property, to secure repayment of the "Secured Indebtedness" (as described and defined in the Existing Vista Mortgages, as amended hereby), TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and its permitted successors and assigns forever, subject to all of the terms of the Existing Vista Mortgages, as amended hereby. It is expressly understood, with respect to the Existing Vista Mortgages, that the preceding grant and mortgage shall not cover or include, and that there shall for all purposes be saved and excepted therefrom, any of the Mortgaged Property or interests therein as to which the liens and security interests of such Mortgages may have been previously released and discharged by Vista Administrative Agent in its capacity as Mortgagee as, and only to the extent that, such release and discharge is evidenced by any one or more instruments duly executed by Vista Administrative Agent in its capacity as Mortgagee and presently appearing of record. As used in this Assignment, the term "Mortgaged Property" shall, with respect to the Existing Vista Mortgages, have the identical meaning given to such term in the Existing Vista Mortgages.

         Section 3.3. Except as amended hereby, the Existing Vista Mortgages shall remain unchanged and in full force and effect, and Borrowers hereby RATIFY, CONFIRM and ADOPT the Existing Vista Mortgages and all of their terms and provisions, as amended hereby. The Existing Vista Mortgages, as amended hereby, shall inure to the benefit of the Mortgagee and its permitted successors and assigns and shall be binding upon Borrowers and their respective successors and assigns whether or not the signature of the Mortgagee appears thereon or hereon.

         Section 3.4. This Assignment is being executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that to facilitate recordation in any jurisdiction which (rather than permitting the Existing Vista Mortgages to be identified by recordation reference only) may require this Assignment to contain descriptions of that portion of the Mortgaged Property located in such jurisdiction, such descriptions have been attached as one or more exhibits to the counterparts of this Assignment to be recorded in such jurisdiction. Such one or more exhibits (if applicable) have been designated as Exhibit A, as appropriate, to correspond with the same lettering of the exhibit(s) originally attached to the Existing Vista Mortgages and amendments and supplements thereto.


                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, this Assignment has been executed in multiple counterparts as of the 8th day of February, 2000. Vista Administrative Agent has executed this Assignment only to effectuate the assignment contained in Section
2.1 hereof and to make the representations and warranties contained in Section
2.2 hereof. Vista Administrative Agent is not a party to or bound by the provisions of Article III hereof.

                    BANKBOSTON, N.A.,
                    a national banking association, as Administrative Agent for Existing Vista Lenders


                    By:
                       ---------------------------------------------------------
                    Name:
                         -------------------------------------------------------
                    Title:
                          ------------------------------------------------------


                    BANKBOSTON, N.A.,
                    a national banking association, as Administrative Agent for Banks


                    By:
                       ---------------------------------------------------------
                    Name:
                         -------------------------------------------------------
                    Title:
                          ------------------------------------------------------


                    PRIZE ENERGY RESOURCES, L.P., a Delaware limited partnership

                    By: Prize Operating Company, a Delaware
                        corporation, its sole general partner


                        By:
                           -----------------------------------------------------
                                    Lon C. Kile,
                                    President

                    VISTA RESOURCES PARTNERS, L.P., a Texas limited partnership

                    By: Vista Resources I, Inc., a Texas corporation, its
                        sole general partner


                        By:
                           -----------------------------------------------------
                                    Lon C. Kile,
                                    President

                    MIDLAND RESOURCES, INC., a Texas corporation



                    By:
                       ---------------------------------------------------------
                            Lon C. Kile,
                            President

STATE OF MASSACHUSETTS              )
                                    )
COUNTY OF ______________            )

         The foregoing instrument was acknowledged before me on this ____ day of February, 2000, by ____________________, ___________________ of BankBoston,
N.A., a national banking association, as Administrative Agent for Existing Vista Lenders and as Administrative Agent for Banks, on behalf of said banking corporation.



                             ---------------------------------------------------
                             Notary Public in and for the State of Massachusetts


                             My Commission Expires:
                                                   -----------------------------

STATE OF TEXAS              )
                            )
COUNTY OF DALLAS            )

         The foregoing instrument was acknowledged before me on this ____ day of February 2000, by Lon C. Kile, President of Prize Operating Company, a Delaware corporation and sole general partner of Prize Energy Resources, L.P., a Delaware limited partnership, on behalf of said corporation and limited partnership.



                                     -------------------------------------------
                                     Notary Public in and for the State of Texas


                                     My Commission Expires:
                                                           ---------------------

STATE OF TEXAS              )
                            )
COUNTY OF DALLAS            )

         The foregoing instrument was acknowledged before me on this ____ day of February 2000, by Lon C. Kile, President of Vista Resources I, Inc., a Texas corporation and sole general partner of Vista Resources Partners, L.P., a Delaware limited partnership, on behalf of said corporation and limited partnership.



                                     -------------------------------------------
                                     Notary Public in and for the State of Texas


                                     My Commission Expires:
                                                           ---------------------


STATE OF TEXAS              )
                            )
COUNTY OF DALLAS            )

         The foregoing instrument was acknowledged before me on this ____ day of February 2000, by Lon C. Kile, President of Midland Resources, Inc., a Texas corporation, on behalf of said corporation.



                                     -------------------------------------------
                                     Notary Public in and for the State of Texas


                                     My Commission Expires:
                                                           ---------------------

                                   SCHEDULE I

                 RECORDING SCHEDULE FOR EXISTING VISTA MORTGAGES

                                    EXHIBIT B

                   FORM OF CERTIFICATE OF OWNERSHIP INTERESTS

         This Certificate of Ownership Interests (this "Certificate") is executed and delivered pursuant to that certain Amended and Restated Credit Agreement dated as of February 8, 2000 (as amended from time to time, the "Agreement"), by and among Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation, as Parent Guarantor, BankBoston, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager and certain Banks as named and defined therein. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given such terms in the Agreement.

         In order to induce Banks to extend credit to Borrowers under the Agreement, Borrowers hereby jointly and severally represent and warrant to each Bank that (a) Annex A attached hereto (the "Property Description") is a complete and accurate description of all Borrowing Base Properties (collectively, the "Initial Borrowing Base Properties") described in the Initial Reserve Reports;
(b) (i) Prize LP holds good and defensible title, subject only to Permitted Encumbrances and Immaterial Title Deficiencies, to the Initial Borrowing Base Properties described in Part I of Exhibit A, (ii) Vista LP holds good and defensible title, subject only to Permitted Encumbrances and Immaterial Title Deficiencies, to the Initial Borrowing Base Properties described in Part II of Exhibit A, and (iii) Midland holds good and defensible title, subject only to Permitted Encumbrances and Immaterial Title Deficiencies, to the Initial Borrowing Base Properties described in Part III of Exhibit A; (c) without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Initial Borrowing Base Properties and with the exception of Immaterial Title Deficiencies, each Borrower's share of (i) the costs for each of the Initial Borrowing Base Properties owned by such Borrower is not greater than the decimal fraction set forth in the Initial Reserve Reports, before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms, and (ii) production from, allocated to, or attributed to each of such Initial Borrowing Base Properties owned by such Borrower is not less than the decimal fraction set forth in the Initial Reserve Reports, before and after payout, as the case may be, and described therein by the designations "net revenue interest," "NRI," or similar terms; and (d) except in the case of wells which, in the aggregate, represent less than four percent (4%) of the production of the Proved Producing Mineral Interests described in the Initial Reserve Reports, each well drilled in respect of each of the Initial Borrowing Base Properties (A) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, each Borrower is receiving its applicable payments for its share of production, and no funds in respect of any thereof are being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (B) to Borrowers' knowledge, has been drilled, bottomed, completed and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

         Each Borrower acknowledges and agrees that each Bank is relying on this Certificate and the representations and warranties herein contained in extending credit under the Agreement, and, but for each Borrower's execution and delivery of this Certificate, Banks would not extend credit under the Agreement.

         Executed as of the 8th day of February, 2000.

                                        PRIZE ENERGY RESOURCES, L.P.,
                                        a Delaware limited partnership

                                        By:    Prize Operating Company,
                                               a Delaware corporation,
                                               its sole general partner


                                        By:
                                               ---------------------------------
                                               Lon C. Kile,
                                               President


                                        VISTA RESOURCES PARTNERS, L.P.,
                                        a Texas limited partnership

                                        By:    Vista Resources I, Inc.,
                                               a Texas corporation,
                                               its sole general partner


                                        By:
                                               ---------------------------------
                                               Lon C. Kile,
                                               President


                                        MIDLAND RESOURCES, INC.,
                                        a Texas corporation


                                        By:
                                               ---------------------------------
                                               Lon C. Kile,
                                               President

                                     ANNEX A

                        Initial Borrowing Base Properties

                                     Part I

               Initial Borrowing Base Properties owned by Prize LP
                                (to be attached)

                                     Part II

               Initial Borrowing Base Properties owned by Vista LP
                                (to be attached)

                                    Part III

               Initial Borrowing Base Properties owned by Midland
                                (to be attached)

                                    EXHIBIT C

                            FORM OF FACILITY GUARANTY

         THIS GUARANTY (this "Guaranty") is executed and effective as of the ____ day of _______________, 200__, by ________________________, a
____________________ ("Guarantor"), in favor of BANKBOSTON, N.A., FIRST UNION NATIONAL BANK, CIBC INC., BANK ONE, TEXAS, N.A., THE BANK OF NOVA SCOTIA, BANK OF SCOTLAND, COMERICA BANK - TEXAS, THE FROST NATIONAL BANK, CHRISTIANIA BANK, MEESPIERSON CAPITAL CORP. and the other financial institutions listed on
Schedule 1 of the Credit Agreement (as hereinafter defined) (BankBoston, N.A., First Union National Bank, CIBC Inc., Bank One, Texas, N.A., The Bank of Nova Scotia, Bank of Scotland, Comerica Bank - Texas, The Frost National Bank, Christiania Bank, MeesPierson Capital Corp. and such other financial institutions are collectively referred to herein as "Noteholders").

                              W I T N E S S E T H:

         WHEREAS, Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), [PRIZE ENERGY CORP. (FORMERLY KNOWN AS VISTA ENERGY RESOURCES, INC.), A DELAWARE CORPORATION, AS PARENT GUARANTOR] [GUARANTOR], Noteholders, BankBoston, N.A., as Administrative Agent ("Administrative Agent"), First Union National Bank, as Syndication Agent ("Syndication Agent"), CIBC Inc., as Documentation Agent ("Documentation Agent") and Bank One, Texas, N.A., as Lead Manager ("Lead Manager"), are parties to that certain Amended and Restated Credit Agreement (as may be amended from time to time, the "Credit Agreement") dated as of February 8, 2000, pursuant to which Noteholders have agreed to make a revolving/term credit loan to Borrowers and issue and participate in letters of credit issued on behalf of Borrowers (unless otherwise defined herein, or unless the context otherwise requires, each term used herein with its initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

         WHEREAS, Noteholders have required, as a condition to making advances of the proceeds of the Loan under the Credit Agreement, and issuing and participating in letters of credit thereunder, that Guarantor execute and deliver this Guaranty; and

         WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and Borrowings to be made by Borrowers thereunder; and

         WHEREAS, Guarantor has further determined that the benefits accruing to it from the Credit Agreement exceed Guarantor's anticipated liability under this Guaranty.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

         1. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that Borrowers will properly and timely perform the Obligations.

         2. If Guarantor is or becomes liable for any indebtedness owing by any Borrower to Noteholders by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Noteholders hereunder shall be cumulative of any and all other rights that Noteholders may ever have against Guarantor. The exercise by Noteholders of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         3. In the event of default by Borrowers in payment of the Obligations, or any part thereof, when such Obligations, or any part thereof, become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Noteholders of this Guaranty, and without any notice having been given to Guarantor previous to such demand of the creating or incurring of such Obligations, pay the amount due thereon to Noteholders at the Administrative Agent's office as set forth in the Credit Agreement, and it shall not be necessary for any Noteholder, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against any Borrower or others liable on such Obligations, to have any Borrower joined with Guarantor in any suit brought under this Guaranty or to enforce their rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event Noteholders elect to enforce and/or exercise any remedies they may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing Noteholders on the Obligations and not repaid or recovered incident to the exercise of such remedies.

         4. Notice to Guarantor of the acceptance of this Guaranty and of the making, renewing or assignment of the Obligations and each item thereof, are hereby expressly waived by Guarantor.

         5. Each payment on the Obligations shall be deemed to have been made by Borrowers unless express written notice is given to Administrative Agent at the time of such payment that such payment is made by Guarantor as specified in such notice.

         6. If all or any part of the Obligations at any time be secured, Guarantor agrees that Noteholders may at any time and from time to time, at their discretion and with or without valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Loan Papers executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder. Guarantor further agrees that if any Borrower executes in favor of Noteholders any collateral agreement, mortgage or other security instrument, the exercise by Noteholders of any right or remedy thereby conferred on Noteholders shall be wholly discretionary with Noteholders, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligations of Guarantor hereunder. Guarantor further agrees that Noteholders and Administrative Agent shall not be liable for their failure to use diligence in the collection of the Obligations or in preserving the liability of any Person liable for the Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof.

         7. Guarantor agrees that Noteholders, in their discretion, may (i) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of such guarantors for such consideration as Noteholders may deem proper, and (iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Noteholders to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this Paragraph 7, and no action by Noteholders permitted under this Paragraph 7, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

         8. Guarantor represents and warrants to Noteholders that (i) Guarantor is a corporation, limited partnership or limited liability company (as applicable) duly incorporated or organized and validly existing under the laws of the State of its incorporation or organization; (ii) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws (as hereinafter defined); and no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof delivered to Noteholders); and (iii) Guarantor is neither involved in, nor aware of the threat of, any litigation which, in the event of an outcome unfavorable to Guarantor, could have a material adverse effect on the financial position, business operations, or prospects of Guarantor, nor are there any outstanding or unpaid judgments against Guarantor. As used herein, the term "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

         9. Guarantor covenants and agrees that until the Obligations are paid and performed in full, except as otherwise provided in the Credit Agreement or unless Noteholders give their prior written consent to any deviation therefrom, it will (i) at all times maintain its existence and authority to transact business in any State where Guarantor has assets and operations; and (ii) promptly deliver to Noteholders and to Administrative Agent such information respecting its business affairs, assets and liabilities as Noteholders may reasonably request. The failure of Guarantor to comply with the terms of this Paragraph 9 shall be an Event of Default under the Credit Agreement.

         10. This Guaranty is for the benefit of Noteholders, their successors and assigns, and in the event of an assignment by Noteholders (or their successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. Subject to the preceding paragraph hereof, this Guaranty is binding, not only on Guarantor, but on the legal representatives, successors and assigns of Guarantor.

         11. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Required Banks, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Noteholders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Noteholders hereunder are cumulative of each other and of every other right or remedy which Noteholders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         12. No provision herein or in any promissory note, instrument or any other Loan Paper executed by any Borrower or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Paper, the provisions of this Paragraph 12 shall govern, and neither Guarantor nor any Borrower shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Papers executed by any Borrower or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

         13. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Noteholders all costs and expenses (including court costs and reasonable attorneys fees) incurred by Noteholders in the enforcement hereof.

         14. The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of any Borrower, or any proceedings affecting the status, existence or assets of any Borrower or other similar proceedings instituted by or against any Borrower and affecting the assets of any Borrower.

         15. Guarantor understands and agrees that any amounts of Guarantor on account with Noteholders may be offset to satisfy the obligations of Guarantor hereunder.

         16. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by any Borrower to Guarantor to the Obligations evidenced by the Credit Agreement and agrees after the occurrence of a Default or Event of Default under the Credit Agreement, or any event which with notice, lapse of time, or both, would constitute a Default or Event of Default under the Credit Agreement, not to permit any Borrower to repay, or to accept payment from any Borrower of, such indebtedness or any part thereof without the prior written consent of Noteholders.

         17. Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against any Borrower as a result of any payment made by Guarantor pursuant to this Guaranty.

         18. As of the date hereof the fair saleable value of the property of Guarantor is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of Guarantor, and Guarantor is able to pay all of its liabilities as such liabilities mature and Guarantor does not have unreasonably small capital within the meaning of Section 548, Title 11, United States Code, as amended. In computing the amount of contingent or liquidated liabilities, such liabilities have been computed at the amount which, in light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

         19. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         20. (a) Except to the extent required for the exercise of the remedies provided in the other security instruments, Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court over any action or proceeding arising out of or relating to this Guaranty or any other Loan Paper, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any litigation arising out of or in connection with this Guaranty or any of the Loan Papers brought in district courts of New York County, New York, or in the United States District Court for the Southern District of New York. Guarantor hereby irrevocably waives any claim that any litigation brought in any such court has been brought in an inconvenient forum. Guarantor hereby agrees to designate and maintain an agent for service of process in New York, New York in connection with any such litigation and to deliver to Noteholders evidence thereof. Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor's office at 3500 William D. Tate, Suite 200, Grapevine, Texas 76051. Guarantor irrevocably agrees that any legal proceeding against Noteholders shall be brought in the district courts of New York County, New York, or in the United States District Court for the Southern District of New York. Nothing herein shall affect the right of Noteholders to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law.

         (b) Nothing in this Paragraph 20 shall affect any right of Noteholders to serve legal process in any other manner permitted by law or affect the right of any Noteholder to bring any action or proceeding against Guarantor either jointly or severally in the courts of any other jurisdictions.

         (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Papers.

         21. THIS GUARANTY AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG NOTEHOLDERS, ADMINISTRATIVE AGENT, SYNDICATION AGENT, DOCUMENTATION AGENT, LEAD MANAGER AND GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF NOTEHOLDERS, ADMINISTRATIVE AGENT, SYNDICATION AGENT, DOCUMENTATION AGENT, LEAD MANAGER AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG NOTEHOLDERS, ADMINISTRATIVE AGENT, SYNDICATION AGENT, DOCUMENTATION AGENT, LEAD MANAGER AND GUARANTOR.

         22. GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN PAPERS.

         23. THIS GUARANTY AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                           [Signature Page to Follow]

         EXECUTED as of the date first above written.

                                       GUARANTOR:


                                       ----------------------------------------,

                                       a
                                        ----------------------------------------

                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT D

                                  FORM OF NOTE

$_______________              Boston, Massachusetts            _________________


         FOR VALUE RECEIVED, the undersigned, Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), and Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Makers" and each individually, a "Maker"), jointly and severally promise to pay to the order of [Name of Bank] ("Payee"), at the offices of BankBoston, N.A., as Administrative Agent (herein so called), at 100 Federal Street, Mail Stop 010804, Boston, Massachusetts 02110, for Payee and the other Banks hereinafter described, the principal sum of _______________________________ and ___/100
Dollars ($____________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

         This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Amended and Restated Credit Agreement dated effective as of February 8, 2000 (as hereafter renewed, extended, amended, or supplemented, the "Agreement"), among Makers, Prize Energy Corp., a Delaware corporation, as Parent Guarantor, Payee, Administrative Agent, Syndication Agent, Documentation Agent, Lead Manager and the other Banks named therein and is one of the "Notes" referred to therein. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         Makers also jointly and severally promise to pay interest on the unpaid principal amount hereof in like money at the offices of Administrative Agent above referenced from the date hereof at the rates applicable to amounts outstanding under the Loan provided in the Agreement.

         The principal balance of this Note and all interest which accrues thereon shall be paid at the times and in the amounts required by the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest thereon shall be due and payable in full on the Termination Date.

         Upon and subject to the terms and conditions of the Agreement, Makers shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

         Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, Administrative Agent may, at its option, and shall, to the extent required in accordance with the terms of the Agreement, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain

Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to any Maker. All past-due principal of and, to the extent permitted by law, accrued interest on this Note shall, at the option of the holder hereof, bear interest at the Default Rate until paid.

         Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 3.5 of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time Makers shall pay to the holder of this Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

                                            PRIZE ENERGY RESOURCES, L.P.,
                                            a Delaware limited partnership

                                            By:     Prize Operating Company,
                                                    a Delaware corporation,
                                                    its sole general partner


                                            By:
                                                    ----------------------------
                                                    Lon C. Kile,
                                                    President

                                            VISTA RESOURCES PARTNERS, L.P.,
                                            a Texas limited partnership

                                            By:     Vista Resources I, Inc.,
                                                    a Texas corporation,
                                                    its sole general partner



                                            By:
                                                    ----------------------------
                                                    Lon C. Kile,
                                                    President

                                            MIDLAND RESOURCES, INC.,
                                            a Texas corporation



                                            By:
                                                    ----------------------------
                                                    Lon C. Kile,
                                                    President
                             LOANS, MATURITIES, AND
                       PAYMENTS OF PRINCIPAL AND INTEREST


                 Payee's
               Commitment      Expiration of     Rate of Interest                                         Unpaid
Borrowing     Percentage of       Interest        Applicable to           Amount of         Amount of    Principal   Notation Made
  Date          Borrowing          Period            Tranche            Principal Paid    Interest Paid   Balance          By
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

                                    EXHIBIT E

                         FORM OF PARENT PLEDGE AGREEMENT


THIS PLEDGE AGREEMENT (this "Agreement") is made as of ____________, 200___, by Prize Energy Corp., a Delaware corporation (herein called "Pledgor"), in favor of BankBoston, N.A., as Administrative Agent for the ratable benefit of Banks (as defined below) (herein called "Pledgee").


                              W I T N E S S E T H:

         WHEREAS, Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Pledgor, as Parent Guarantor, BankBoston, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager and Banks are parties to that certain Amended and Restated Credit Agreement (as may be amended from time to time, the "Credit Agreement") dated as of February 8, 2000, pursuant to which Banks have agreed to make loans and other extensions of credit to Borrowers for the purposes set forth therein; and

         WHEREAS, it is a condition precedent to such extension of credit by Banks pursuant to the Credit Agreement that, among other things, Pledgor shall have executed and delivered to Pledgee a security agreement granting to Pledgee, for the benefit of Banks, a security interest in the Collateral (as defined herein); and

         WHEREAS, the board of directors of Pledgor has determined that Pledgor's execution, delivery and performance of this Agreement may reasonably be expected to benefit Pledgor, directly or indirectly, and are in the best interests of Pledgor.

         NOW, THEREFORE, in consideration of the premises and in order to induce Banks to extend credit under the Credit Agreement, Pledgor hereby agrees with Pledgee as follows:

                                    ARTICLE I

                           Definitions and References

         Section 1.1. General Definitions. As used herein, the terms defined above shall have the meanings indicated above, and the following terms shall have the following meanings:

         "Bank" means any financial institution reflected on Schedule 1 to the Credit Agreement and its successors and assigns, and "Banks" shall mean all Banks.

         "Code" means the Uniform Commercial Code in effect in the State of Texas on the date hereof.

         "Collateral" means all property of whatever type, in which Pledgee at any time has a security interest pursuant to Section 2.1.

         "Commitment" means the agreement or commitment by Banks to make loans or otherwise extend credit to Borrowers under the Credit Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Banks to or for the account of Borrowers which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

         "Equity" means shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Subsidiary (as defined in Section 2.1(a)).

         "Obligation Documents" means the Credit Agreement, the Notes, the Loan Papers, and all other documents and instruments under, by reason of which, or pursuant to which, any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

         "Obligations" means all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to
Section 2.2.

         "Other Liable Party" means any Person, other than Pledgor, but including Borrowers and each Subsidiary, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Pledgee or Banks a Lien upon any property as security for the Obligations.

         "Pledged Equity" has the meaning given it in Section 2.1(a).

         Section 1.2. Other Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the Code and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth in the Code, except where the context otherwise requires.

         Section 1.3. Exhibits. All exhibits attached to this Agreement are a part hereof for all purposes.

         Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section 1.4 shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

         Section 1.5. References and Titles. All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                                   ARTICLE II

                                Security Interest

         Section 2.1. Grant of Security Interest. As collateral security for all of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a continuing first priority security interest for the benefit of Banks in and to all of the following rights, interests and property:

         (a) all of the issued and outstanding Equity of _______________, a _______________, and _______________, a _______________ (collectively referred to herein as the "Subsidiaries" and individually as a "Subsidiary") now owned or hereafter acquired by Pledgor including, without limitation, the Equity of each Subsidiary owned by Pledgor on the date hereof (all of the foregoing being herein sometimes called the "Pledged Equity");

         (b) any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Equity; and

         (c) all cash, securities, dividends and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and any other property substituted or exchanged therefor.

         Section 2.2. Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

         (a) Credit Agreement Indebtedness. The payment by Borrowers, as and when due and payable, of all amounts from time to time owing by Borrowers under or in respect of the Credit Agreement, the Notes or any of the other Obligation Documents.

         (b) Renewals. All renewals, extensions, amendments, modifications, supplements, or restatements of, or substitutions for, any of the foregoing.

         (c) Performance. The due performance and observance by Borrowers of all of their other obligations from time to time existing under or in respect of any of the Obligation Documents.

         (d) Hedge Transactions. The payment and performance of any and all present or future obligations of any Credit Party according to the terms of any present or future Hedge Transaction, including, without limitation, any present or future swap agreements, cap, floor, collar, exchange, transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other Hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between and/or among any Credit Party, Pledgee, any Bank or any affiliate of any of the foregoing.


                                   ARTICLE III

                    Representations, Warranties and Covenants

         Section 3.1. Representations and Warranties. Pledgor represents and warrants as follows:

         (a) Ownership and Liens. Pledgor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as have been filed in favor of Pledgee relating to this Agreement.

         (b) No Conflicts or Consents. Neither the ownership or the intended use of the Collateral by Pledgor, nor the grant of the security interest by Pledgor to Pledgee herein, nor the exercise by Pledgee of its rights or remedies hereunder, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the certificate of incorporation, articles of incorporation, charter or bylaws of any Subsidiary, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or any Subsidiary; or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of Pledgor except as expressly contemplated in the Obligation Documents. Except as expressly contemplated in the Obligation Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, Governmental Authority, any Subsidiary, or third party is required in connection with the grant by Pledgor of the security interest herein, or the exercise by Pledgee of its rights and remedies hereunder.

         (c) Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Pledgee in the manner provided herein, free and clear of any Lien, adverse claim, or encumbrance. This Agreement creates a valid and binding security interest in favor of Pledgee in the Collateral securing the Obligations. The taking possession by Pledgee (for the ratable benefit of Banks) of all certificates, instruments and cash constituting Collateral from time to time and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect, and establish the first priority of, Pledgee's security interest hereunder in the Collateral securing the Obligations. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings as contemplated in Section 3.3(b).

         (d) Pledged Equity. (i) Pledgor is the legal and beneficial owner of the Pledged Equity; (ii) the Pledged Equity is duly authorized and issued, fully paid and non-assessable (as applicable), and all documentary, stamp or other Taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid; (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Equity; (iv) the Pledged Equity is free and clear of all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions, other than (a) those Liens arising under this Agreement or any other of the Loan Papers and Liens for Taxes not yet due and payable, and (b) restrictions on transferability imposed by applicable state and federal securities Laws; (v) Pledgor has full right and authority to pledge the Pledged Equity for the purposes and upon the terms set out herein; (vi) certificates (as applicable) representing the Pledged Equity have been delivered to Pledgee, together with a duly executed blank stock power for each certificate; and (vii) no Subsidiary has issued, and there are not outstanding, any options, warrants or other rights to acquire Equity of any Subsidiary.

         Section 3.2. Affirmative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any part of the Obligations or Commitments is outstanding.

         (a) Ownership and Liens. Pledgor will maintain good and marketable title to all Collateral free and clear of all Liens, encumbrances or adverse claims, except for (i) the first priority


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security interest created by this Agreement, and (ii) the security interests and other encumbrances expressly permitted by the Credit Agreement. Pledgor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of Pledgee. Pledgor will defend Pledgee's right, title and special property and security interest in and to the Collateral against the claims of any Person.

         (b) Further Assurances. Pledgor will at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Pledgee may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including: (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Pledgee may request in order to perfect and preserve the security interest created or purported to be created hereby, and (B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request, all in reasonable detail.

         (c) Delivery of Pledged Equity. All certificates, instruments and writings evidencing the Pledged Equity shall be delivered to Pledgee on or prior to the execution and delivery of this Agreement. All other certificates, instruments and writings hereafter evidencing or constituting Pledged Equity shall be delivered to Pledgee promptly upon the receipt thereof by or on behalf of Pledgor. All Pledged Equity shall be held by or on behalf of Pledgee pursuant hereto and shall be delivered in the same manner and with the same effect as described in Section 2.1 and Section 3.1. Upon delivery, such Equity shall thereupon constitute "Pledged Equity" and shall be subject to the Liens herein created, for the purposes and upon the terms and conditions set forth in this Agreement and the other Loan Papers.

         (d) Proceeds of Pledged Equity. If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Equity, any (i) Equity (including any certificate representing any Equity or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, or spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Equity or otherwise; (iii) dividends or other distributions payable in cash (except such dividends or other distributions permitted to be retained by Pledgor pursuant to Section 4.7) or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive the same in trust for the benefit of Pledgee, shall segregate it from Pledgor's other property, and shall promptly deliver it to Pledgee in the exact form received, with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.


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         (e) Status of Pledged Equity. The certificates evidencing the Pledged
Equity (as applicable) shall at all times be valid and genuine and shall not be altered. The Pledged Equity at all times shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable), shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Pledgor or any Subsidiary is bound, and, except for the bylaws or other organizational documents of each Subsidiary, shall not be subject to any restrictions or conditions with respect to the transfer, voting or capital of any Pledged Equity.

         Section 3.3. Negative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any part of the Obligations or the Commitments is outstanding.

         (a) Transfer or Encumbrance. Pledgor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Pledgor grant a Lien upon or execute, file or record any financing statement or other registration with respect to the Collateral (other than the security interests created by this Agreement), nor will Pledgor allow any such Lien, financing statement, or other registration to exist or deliver actual or constructive possession of the Collateral to any other Person other than Liens in favor of Pledgee.

         (b) Financing Statement Filings. Pledgor recognizes that financing statements pertaining to the Collateral have been or may be filed where Pledgor maintains any Collateral, has its records concerning any Collateral, has its chief executive office or chief place of business, or has its principal place of residence. Without limitation of any other covenant herein, Pledgor will not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to a jurisdiction other than as represented in Section 3.1 in (i) the location of any records concerning any Collateral, or
(ii) in the location of its chief executive office, chief place of business or principal place of residence, unless Pledgor shall have notified Pledgee of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral. In any notice furnished pursuant to this subsection, Pledgor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee's security interest in the Collateral.

         (c) Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner impair the enforceability of Pledgee's security interest in any Collateral.

         (d) Restrictions on Pledged Equity. Except for the bylaws or other charter or organizational documents of each Subsidiary, Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity.


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                                   ARTICLE IV.

                       Remedies, Powers and Authorizations

         Section 4.1. Provisions Concerning the Collateral.

         (a) Additional Financing Statement Filings. Pledgor hereby authorizes Pledgee to file, without the signature of Pledgor where permitted by law, one
(1) or more financing or continuation statements, and amendments thereto, relating to the Collateral. Pledgor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Pledgee may deem appropriate.

         (b) Power of Attorney. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action (except for the exercise of any voting rights pertaining to the Pledged Equity or any part thereof) and to execute any instrument, certificate or notice which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement including: (i) to request or instruct Pledgor or any Subsidiary (and each registrar, transfer agent, or similar Person acting on behalf of Pledgor or any Subsidiary) to register the pledge or transfer of the Collateral to Pledgee; (ii) to otherwise give notification to Pledgor, any Subsidiary, registrar, transfer agent, financial intermediary, or other Person of Pledgee's security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments, documents and chattel paper; and (v) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral.

         (c) Performance by Pledgee. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee may itself perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor under Section 4.4.

         (d) Collection Rights. Pledgee shall have the right at any time, upon the occurrence and during the continuance of a Default or an Event of Default, to notify any or all obligors (including the Subsidiaries) under any accounts or general intangibles included among the Collateral of the assignment thereof to Pledgee and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Pledgee and, upon such notification and at the expense of Pledgor or Borrowers and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that Pledgee has given any notice


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referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Pledgor in respect of such accounts or general intangibles shall be received in trust for the benefit of Pledgee hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee in the same form as so received (with any necessary indorsement) to be held as cash collateral and (A) released to Pledgor upon the remedy of all Defaults or Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in Section 4.3; and (ii) Pledgor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof (including Borrowers) or allow any credit or discount thereon.

         Section 4.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Pledgee may from time to time in its discretion, without limitation and without notice except as expressly provided below:

         (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

         (b) require Pledgor to, and Pledgor hereby agrees that it will upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

         (c) reduce its claim to judgment against Pledgor or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

         (d) dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

         (e) buy (or allow any Bank to buy) the Collateral, or any part thereof, at any public sale;

         (f) buy (or allow any Bank to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

         (g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment.


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Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 4.3. Application of Proceeds. If any Event of Default shall have occurred and be continuing, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, in the order and manner contemplated by Section 4.2 of the Credit Agreement.

         Section 4.4. Release and Expenses. In addition to, and not in qualification of, any similar obligations under other Obligation Documents:

         (a) Pledgor agrees to release and forever discharge Pledgee and each Bank from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement). The foregoing release and discharge shall apply whether or not such claims, losses and liabilities are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or are, to any extent caused, in whole or in part, by any negligent act or omission of any kind by Pledgee or any Bank.

         (b) Borrowers or Pledgor will upon demand pay to Pledgee the amount of any and all costs and expenses, including the reasonable fees and disbursements of Pledgee's counsel and of any experts and agents, which Pledgee may incur in connection with (i) the transactions which give rise to this Agreement; (ii) the preparation of this Agreement and the perfection and preservation of the security interest created under this Agreement; (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Pledgee hereunder; or (vi) the failure by Pledgor to perform or observe any of the provisions hereof, except expenses resulting from Pledgee's gross negligence or willful misconduct.

         Section 4.5. Non-Judicial Remedies. In granting to Pledgee the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party's option.


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         Section 4.6. Other Recourse. Pledgor waives any right to require
Pledgee or Banks to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee's power. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time. Pledgor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Pledgor shall have no right to subrogation and Pledgor waives the right to enforce any remedy which Pledgee or any Bank has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. Pledgor authorizes Pledgee and each Bank, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property; (b) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations; (c) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Pledgor; and (d) release or substitute any Other Liable Party.

         Section 4.7. Voting Rights, Dividends Etc. in Respect of Pledged
Equity.

         (a) So long as no Default or Event of Default shall have occurred and be continuing Pledgor may receive and retain any and all dividends, distributions or interest paid in respect of the Pledged Equity; provided, however, that any and all

                  (i) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Equity,

                  (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

                  (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Equity,

shall be, and shall forthwith be delivered to Pledgee to hold as, Pledged Equity and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee in the exact form received with any


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necessary indorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.

         (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

                  (i) all rights of Pledgor to receive and retain the dividends, distributions and interest payments which Pledgor would otherwise be authorized to receive and retain pursuant to subsection (a) of this
         Section 4.7 shall automatically cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the right to receive and hold as Pledged Equity such dividends, distributions and interest payments;

                  (ii) without limiting the generality of the foregoing, Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Equity (except voting rights) as if it were the absolute owner thereof, including the right to exchange, in its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgor or any Subsidiary, or upon the exercise by Pledgor or any Subsidiary of any right, privilege or option pertaining to any Pledged Equity, and, in connection therewith, to deposit and deliver any and all of the Pledged Equity with any committee, depository, transfer, agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                  (iii) all dividends and interest payments which are received by Pledgor contrary to the provisions of subsection (b) (i) of this
         Section 4.7 shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee as Pledged Equity in the exact form received, to be held by Pledgee as Collateral.

Anything herein to the contrary notwithstanding, Pledgee may not exercise any voting rights pertaining to the Pledged Equity, and Pledgor may at all times exercise any and all voting rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document; provided, however, upon the occurrence and during the continuance of a Default or an Event of Default, Pledgor will not exercise or refrain from exercising any such right, as the case may be, if Pledgee gives notice that, in Pledgee's judgment, such action would result in a Material Adverse Change with respect to the value of the Pledged Equity or the benefits to Pledgee of its security interest hereunder.

         Section 4.8. Private Sale of Pledged Equity. Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Equity and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor


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acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit Pledgor or the Subsidiaries to register such securities (with no obligation of either Pledgor or any Subsidiary to accomplish such registration) for public sale under the Securities Act of 1933, as amended (the "Securities Act"). Pledgor further acknowledges and agrees that any offer to sell such securities which has been
(a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial communities of Dallas, Texas, or Boston, Massachusetts (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9.504(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of Texas, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that Pledgee may, in such event, bid for the purchase of such securities.

                                    ARTICLE V

                                  Miscellaneous

         Section 5.1. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

        To Pledgor:      Prize Energy Corp.
                         3500 William D. Tate, Suite 200
                         Grapevine, Texas 76051
                         Attn: Lon C. Kile
                         Fax No.: (817) 416-4206


        To Pledgee:      BankBoston, N.A., as Administrative Agent for Banks
                         100 Federal Street, Mail Stop 010804
                         Boston, Massachusetts 02110
                         Attn: Ken Pulido
                         Fax No.: (617) 434-7233

or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the


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date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail.

         Section 5.2. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Pledgor, Pledgee and Required Banks (or all Banks if required pursuant to the terms of the Credit Agreement), and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee and Required Banks (or all Banks if required pursuant to the terms of the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

         Section 5.3. Preservation of Rights. No failure on the part of Pledgee or any Bank to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Pledgee and Banks provided herein and in the other Obligation Documents are cumulative of and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Pledgee and Banks under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Pledgee or Banks to exercise any of its or their rights under any other Obligation Document against such party or against any other Person.

         Section 5.4. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 5.5. Survival of Agreements. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Obligations.

         Section 5.6. Other Liable Party. Neither this Agreement nor the exercise by Pledgee or any Bank or the failure of Pledgee or any Bank to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.


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         Section 5.7. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Pledgor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Pledgee hereunder, to the benefit of Pledgee and Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, Pledgee and Banks may pledge, assign or otherwise transfer any or all of their respective rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. None of the rights or duties of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgee and Required Banks (or all Banks if required pursuant to the terms of the Credit Agreement).

         Section 5.8. Termination. It is contemplated by the parties hereto that there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Obligations. Upon the satisfaction in full of the Obligations, upon the termination or expiration of the Credit Agreement and any other Commitment of Banks to extend credit to Borrowers, and upon written request for the termination hereof delivered by Pledgor to Pledgee and Banks, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Pledgee will, upon Pledgor's request and at Pledgor's expense, (a) return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

         SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA.

         Section 5.10. Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 5.11. Loan Paper. This Agreement is a "Loan Paper", as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing the Loan Papers.

                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement, as of the date first above written.


                                   PRIZE ENERGY CORP.,
                                   a Delaware corporation


                                   By:
                                        ----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                        ----------------------------------------

                                   BANKBOSTON, N.A.,
                                   as Administrative Agent


                                   By:
                                        ----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                        ----------------------------------------


         Each Subsidiary hereby acknowledges and consents to the pledge of the Collateral and hereby agrees to observe and perform each and every provision of this Agreement applicable to such Subsidiary.


                                        ----------------------------------------
                                        a
                                         ---------------------------------------


                                   By:
                                        ----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                        ----------------------------------------

                                    EXHIBIT F

                       FORM OF SUBSIDIARY PLEDGE AGREEMENT


THIS PLEDGE AGREEMENT (this "Agreement") is made as of __________________, 200___, by [Name of Subsidiary], a __________________ (herein called "Pledgor"), in favor of BankBoston, N.A., as Administrative Agent for the ratable benefit of Banks (as defined below) (herein called "Pledgee").


                              W I T N E S S E T H:

         WHEREAS, Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Prize Energy Corp., a Delaware corporation, as Parent Guarantor, BankBoston, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager and Banks are parties to that certain Amended and Restated Credit Agreement (as may be amended from time to time, the "Credit Agreement") dated as of February 8, 2000, pursuant to which Banks have agreed to make loans and other extensions of credit to Borrowers for the purposes set forth therein; and

         WHEREAS, it is a condition precedent to such extension of credit by Banks pursuant to the Credit Agreement that, among other things, Pledgor shall have executed and delivered to Pledgee a pledge agreement granting to Pledgee, for the benefit of Banks, a security interest in the Collateral (as defined herein); and

         WHEREAS, the board of directors of Pledgor has determined that Pledgor's execution, delivery and performance of this Agreement may reasonably be expected to benefit Pledgor, directly or indirectly, and are in the best interests of Pledgor.

         NOW, THEREFORE, in consideration of the premises and in order to induce Banks to extend credit under the Credit Agreement, Pledgor hereby agrees with Pledgee as follows:

                                    ARTICLE I

                           Definitions and References

         Section 1.1. General Definitions. As used herein, the terms defined above shall have the meanings indicated above, and the following terms shall have the following meanings:

         "Bank" means any financial institution reflected on Schedule 1 to the Credit Agreement and its successors and assigns, and "Banks" shall mean all Banks.

         "Code" means the Uniform Commercial Code in effect in the State of Oklahoma on the date hereof.

         "Collateral" means all property of whatever type, in which Pledgee at any time has a security interest pursuant to Section 2.1.

         "Commitment" means the agreement or commitment by Banks to make loans or otherwise extend credit to Borrowers under the Credit Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Banks to or for the account of Borrowers which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

         "Equity" means shares of capital stock or a partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the capital stock or a partnership, profits, capital or member interest of any Subsidiary (as defined in Section 2.1(a)).

         "Obligation Documents" means the Credit Agreement, the Notes, the Loan Papers, and all other documents and instruments under, by reason of which, or pursuant to which, any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

         "Obligations" means all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to
Section 2.2.

         "Other Liable Party" means any Person, other than Pledgor, but including Borrowers and each Subsidiary, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Pledgee or Banks a Lien upon any property as security for the Obligations.

         "Pledged Equity" has the meaning given it in Section 2.1(a).

         Section 1.2. Other Definitions. Reference is hereby made to the Credit Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in the Code and not otherwise defined herein or in the Credit Agreement shall have the same meanings herein as set forth in the Code, except where the context otherwise requires.

         Section 1.3. Exhibits. All exhibits attached to this Agreement are a part hereof for all purposes.

         Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section 1.4 shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

         Section 1.5. References and Titles. All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this subsection" and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs. The word "or" is not exclusive, and the word "including" (in all of its forms) means "including without limitation". Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

                                   ARTICLE II

                                Security Interest

         Section 2.1. Grant of Security Interest. As collateral security for all of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a continuing first priority security interest for the benefit of Banks in and to all of the following rights, interests and property:

         (a) all of the issued and outstanding Equity of _______________, a __________, and _______________, a __________ (collectively referred to herein as the "Subsidiaries" and individually as a "Subsidiary") now owned or hereafter acquired by Pledgor, including, without limitation, the Equity of each Subsidiary owned by Pledgor on the date hereof (all of the foregoing being herein sometimes called the "Pledged Equity");

         (b) any and all proceeds or other sums arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Equity; and

         (c) all cash, securities, dividends and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and any other property substituted or exchanged therefor.

         Section 2.2. Obligations Secured. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred:

         (a) Credit Agreement Indebtedness. The payment by Borrowers, as and when due and payable, of all amounts from time to time owing by Borrowers under or in respect of the Credit Agreement, the Notes or any of the other Obligation Documents.

         (b) Renewals. All renewals, extensions, amendments, modifications, supplements, or restatements of, or substitutions for, any of the foregoing.

         (c) Performance. The due performance and observance by Borrowers of all of their other obligations from time to time existing under or in respect of any of the Obligation Documents.

         (d) Hedge Transactions. The payment and performance of any and all present or future obligations of any Credit Party according to the terms of any present or future Hedge Transaction, including, without limitation, any present or future swap agreements, cap, floor, collar, exchange, transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other Hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between and/or among any Credit Party, Pledgee, any Bank or any affiliate of any of the foregoing.


                                   ARTICLE III

                    Representations, Warranties and Covenants

         Section 3.1. Representations and Warranties. Pledgor represents and warrants as follows:

         (a) Ownership and Liens. Pledgor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as have been filed in favor of Pledgee relating to this Agreement.

         (b) No Conflicts or Consents. Neither the ownership or the intended use of the Collateral by Pledgor, nor the grant of the security interest by Pledgor to Pledgee herein, nor the exercise by Pledgee of its rights or remedies hereunder, will (i) conflict with any provision of (a) any domestic or foreign law, statute, rule or regulation, (b) the certificate of incorporation, articles of incorporation, charter, bylaws, certificate of limited partnership, articles of organization, or other organizational documents of any Subsidiary, or (c) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or any Subsidiary; or (ii) result in or require the creation of any Lien, charge or encumbrance upon any assets or properties of Pledgor except as expressly contemplated in the Obligation Documents. Except as expressly contemplated in the Obligation Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, Governmental Authority, any Subsidiary, or third party is required in connection with the grant by Pledgor of the security interest herein, or the exercise by Pledgee of its rights and remedies hereunder.

         (c) Security Interest. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Pledgee in the manner provided herein, free and clear of any Lien, adverse claim, or encumbrance. This Agreement creates a valid and binding security interest in favor of Pledgee in the Collateral securing the Obligations. The taking possession by Pledgee (for the ratable benefit of Banks) of all certificates, instruments and cash constituting Collateral from time to time and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect, and establish the first priority of, Pledgee's security interest hereunder in the Collateral securing the Obligations. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except for continuation statements or filings as contemplated in Section 3.3(b).

         (d) Pledged Equity. (i) Pledgor is the legal and beneficial owner of the Pledged Equity; (ii) the Pledged Equity is duly authorized and issued, fully paid and non-assessable (as applicable), and all documentary, stamp or other Taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid; (iii) no dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Pledged Equity; (iv) the Pledged Equity is free and clear of all Liens, options, warrants, puts, calls or other rights of third Persons, and restrictions, other than (a) those Liens arising under this Agreement or any other of the Loan Papers and Liens for Taxes not yet due and payable, (b) restrictions on transferability imposed by applicable state and federal securities Laws, and (c) restrictions under the organizational documents of the Subsidiaries; (v) Pledgor has full right and authority to pledge the Pledged Equity for the purposes and upon the terms set out herein; (vi) certificates (as applicable) representing the Pledged Equity have been delivered to Pledgee, together with a duly executed blank stock power for each certificate; and (vii) no Subsidiary has issued, and there are not outstanding, any options, warrants or other rights to acquire Equity of any Subsidiary.

         Section 3.2. Affirmative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any part of the Obligations or Commitments is outstanding.

         (a) Ownership and Liens. Pledgor will maintain good and marketable title to all Collateral free and clear of all Liens, encumbrances or adverse claims, except for (i) the first priority security interest created by this Agreement, and (ii) the security interests and other encumbrances expressly permitted by the Credit Agreement. Pledgor will cause to be terminated any financing statement or other registration with respect to the Collateral, except such as may exist or as may have been filed in favor of Pledgee. Pledgor will defend Pledgee's right, title and special property and security interest in and to the Collateral against the claims of any Person.

         (b) Further Assurances. Pledgor will at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Pledgee may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including: (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that Pledgee may request in order to perfect and preserve the security interest created or purported to be created hereby, and (B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Pledgee may reasonably request, all in reasonable detail.

         (c) Delivery of Pledged Equity. All certificates, instruments and writings evidencing the Pledged Equity shall be delivered to Pledgee on or prior to the execution and delivery of this Agreement. All certificates, instruments and writings hereafter evidencing or constituting Pledged Equity shall be delivered to Pledgee promptly upon the receipt thereof by or on behalf of Pledgor. All Pledged Equity shall be held by or on behalf of Pledgee pursuant hereto and shall be delivered in the same manner and with the same effect as described in Section 2.1 and Section 3.1. Upon delivery, such Equity shall thereupon constitute "Pledged Equity" and shall be subject to the Liens herein created, for the purposes and upon the terms and conditions set forth in this Agreement and the other Loan Papers.

         (d) Proceeds of Pledged Equity. If Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Equity, any (i) Equity (including any certificate representing any Equity or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, or spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Equity or otherwise; (iii) dividends or other distributions payable in cash (except such dividends or other distributions permitted to be retained by Pledgor pursuant to Section 4.7) or in securities or other property; or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive the same in trust for the benefit of Pledgee, shall segregate it from Pledgor's other property, and shall promptly deliver it to Pledgee in the exact form received, with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.

         (e) Status of Pledged Equity. The certificates evidencing the Pledged Equity (as applicable) shall at all times be valid and genuine and shall not be altered. The Pledged Equity at all times shall be duly authorized, validly issued, fully paid, and non-assessable (as applicable), shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Pledgor or any Subsidiary is bound, and, except for the bylaws or other organizational documents of each Subsidiary, shall not be subject to any restrictions or conditions with respect to the transfer, voting or capital of any Pledged Equity.

         Section 3.3. Negative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor will at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any part of the Obligations or the Commitments is outstanding.

         (a) Transfer or Encumbrance. Pledgor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will Pledgor grant a Lien upon or execute, file or record any financing statement or other registration with respect to the Collateral (other than the security interests created by this Agreement), nor will Pledgor allow any such Lien, financing statement, or other registration to exist or deliver actual or constructive possession of the Collateral to any other Person other than Liens in favor of Pledgee.

         (b) Financing Statement Filings. Pledgor recognizes that financing statements pertaining to the Collateral have been or may be filed where Pledgor maintains any Collateral, has its records concerning any Collateral, has its chief executive office or chief place of business, or has its principal place of residence. Without limitation of any other covenant herein, Pledgor will not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to a jurisdiction other than as represented in Section 3.1 in (i) the location of any records concerning any Collateral, or
(ii) in the location of its chief executive office, chief place of business or principal place of residence, unless Pledgor shall have notified Pledgee of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral. In any notice furnished pursuant to this subsection, Pledgor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee's security interest in the Collateral.

         (c) Impairment of Security Interest. Pledgor will not take or fail to take any action which would in any manner impair the enforceability of Pledgee's security interest in any Collateral.

         (d) Restrictions on Pledged Equity. Except for the bylaws or other charter or organizational documents of each Subsidiary, Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Equity.


                                   ARTICLE IV.

                       Remedies, Powers and Authorizations

         Section 4.1. Provisions Concerning the Collateral.

         (a) Additional Financing Statement Filings. Pledgor hereby authorizes Pledgee to file, without the signature of Pledgor where permitted by law, one
(1) or more financing or continuation statements, and amendments thereto, relating to the Collateral. Pledgor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Pledgee may deem appropriate.

         (b) Power of Attorney. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action (except for the exercise of any voting rights pertaining to the Pledged Equity or any part thereof) and to execute any instrument, certificate or notice which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement including: (i) to request or instruct Pledgor or any Subsidiary (and each registrar, transfer agent, or similar Person acting on behalf of Pledgor or any Subsidiary) to register the pledge or transfer of the Collateral to Pledgee; (ii) to otherwise give notification to Pledgor, any Subsidiary, registrar, transfer agent, financial intermediary, or other Person of Pledgee's security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments, documents and chattel paper; and (v) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral.

         (c) Performance by Pledgee. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee may itself perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor under Section 4.4.

         (d) Collection Rights. Pledgee shall have the right at any time, upon the occurrence and during the continuance of a Default or an Event of Default, to notify any or all obligors (including the Subsidiaries) under any accounts or general intangibles included among the Collateral of the assignment thereof to Pledgee and to direct such obligors to make payment of all amounts due or to become due to Pledgor thereunder directly to Pledgee and, upon such notification and at the expense of Pledgor or Borrowers and to the extent permitted by law, to enforce collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Pledgor could have done. After Pledgor receives notice that Pledgee has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by Pledgor in respect of such accounts or general intangibles shall be received in trust for the benefit of Pledgee hereunder, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee in the same form as so received (with any necessary indorsement) to be held as cash collateral and (A) released to Pledgor upon the remedy of all Defaults or Events of Default, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in Section 4.3; and (ii) Pledgor will not adjust, settle or compromise the amount or payment of any such account or general intangible or release wholly or partly any account debtor or obligor thereof (including Borrowers) or allow any credit or discount thereon.

         Section 4.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Pledgee may from time to time in its discretion, without limitation and without notice except as expressly provided below:

         (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

         (b) require Pledgor to, and Pledgor hereby agrees that it will upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

         (c) reduce its claim to judgment against Pledgor or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

         (d) dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

         (e) buy (or allow any Bank to buy) the Collateral, or any part thereof, at any public sale;

         (f) buy (or allow any Bank to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations; and

         (g) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment.

Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 4.3. Application of Proceeds. If any Event of Default shall have occurred and be continuing, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, in the order and manner contemplated by Section 4.2 of the Credit Agreement.

         Section 4.4. Release and Expenses. In addition to, and not in qualification of, any similar obligations under other Obligation Documents:

         (a) Pledgor agrees to release and forever discharge Pledgee and each Bank from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement). The foregoing release and discharge shall apply whether or not such claims, losses and liabilities are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or are, to any extent caused, in whole or in part, by any negligent act or omission of any kind by Pledgee or any Bank.

         (b) Borrowers or Pledgor will upon demand pay to Pledgee the amount of any and all costs and expenses, including the reasonable fees and disbursements of Pledgee's counsel and of any experts and agents, which Pledgee may incur in connection with (i) the transactions which give rise to this Agreement; (ii) the preparation of this Agreement and the perfection and preservation of the security interest created under this Agreement; (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Pledgee hereunder; or (vi) the failure by Pledgor to perform or observe any of the provisions hereof, except expenses resulting from Pledgee's gross negligence or willful misconduct.

         Section 4.5. Non-Judicial Remedies. In granting to Pledgee the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party's option.

         Section 4.6. Other Recourse. Pledgor waives any right to require Pledgee or Banks to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee's power. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations from time to time. Pledgor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. Until all of the Obligations shall have been paid in full, Pledgor shall have no right to subrogation and Pledgor waives the right to enforce any remedy which Pledgee or any Bank has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. Pledgor authorizes Pledgee and each Bank, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other property; (b) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations; (c) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Pledgor; and (d) release or substitute any Other Liable Party.

         Section 4.7. Voting Rights, Dividends Etc. in Respect of Pledged
Equity.

         (a) So long as no Default or Event of Default shall have occurred and be continuing Pledgor may receive and retain any and all dividends, distributions or interest paid in respect of the Pledged Equity; provided, however, that any and all

                  (i) dividends, distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Equity,

                  (ii) dividends and other distributions paid or payable in cash in respect of any Pledged Equity in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

                  (iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Equity, shall be, and shall forthwith be delivered to Pledgee to hold as, Pledged Equity and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee in the exact form received with any necessary indorsement or appropriate stock powers duly executed in blank, to be held by Pledgee as Collateral.

         (b) Upon the occurrence and during the continuance of a Default or an Event of Default:

                  (i) all rights of Pledgor to receive and retain the dividends, distributions and interest payments which Pledgor would otherwise be authorized to receive and retain pursuant to subsection (a) of this
         Section 4.7 shall automatically cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the right to receive and hold as Pledged Equity such dividends, distributions and interest payments;

                  (ii) without limiting the generality of the foregoing, Pledgee may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Equity (except voting rights) as if it were the absolute owner thereof, including the right to exchange, in its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other adjustment of Pledgor or any Subsidiary, or upon the exercise by Pledgor or any Subsidiary of any right, privilege or option pertaining to any Pledged Equity, and, in connection therewith, to deposit and deliver any and all of the Pledged Equity with any committee, depository, transfer, agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                  (iii) all dividends and interest payments which are received by Pledgor contrary to the provisions of subsection (b) (i) of this
         Section 4.7 shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Pledgee as Pledged Equity in the exact form received, to be held by Pledgee as Collateral.

Anything herein to the contrary notwithstanding, Pledgee may not exercise any voting rights pertaining to the Pledged Equity, and Pledgor may at all times exercise any and all voting rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Obligation Document; provided, however, upon the occurrence and during the continuance of a Default or an Event of Default, Pledgor will not exercise or refrain from exercising any such right, as the case may be, if Pledgee gives notice that, in Pledgee's judgment, such action would result in a Material Adverse Change with respect to the value of the Pledged Equity or the benefits to Pledgee of its security interest hereunder.

         Section 4.8. Private Sale of Pledged Equity. Pledgor recognizes that Pledgee may deem it impracticable to effect a public sale of all or any part of the Pledged Equity and that Pledgee may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee shall have no obligation to delay the sale of any such securities for the period of time necessary to permit Pledgor or the Subsidiaries to register such securities (with no obligation of either Pledgor or any Subsidiary to accomplish such registration) for public sale under the Securities Act of 1933, as amended (the "Securities Act"). Pledgor further acknowledges and agrees that any offer to sell such securities which has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial communities of Dallas, Texas, or Boston, Massachusetts (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a "public sale" for the purposes of Section 9.504(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of Texas, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that Pledgee may, in such event, bid for the purchase of such securities.

                                    ARTICLE V

                                  Miscellaneous

         Section 5.1. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, addressed to the appropriate party as follows:

              To Pledgor:
                             -----------------------------------------
                             3500 William D. Tate, Suite 200
                             Grapevine, Texas 76051
                             Attn: Lon C. Kile
                             Fax No.: (817) 416-4206


              To Pledgee:    BankBoston, N.A., as Administrative Agent for Banks
                             100 Federal Street, Mail Stop 010804
                             Boston, Massachusetts 02110
                             Attn: Ken Pulido
                             Fax No.: (617) 434-7233
or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address or in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three (3) days after deposit in the mail.

         Section 5.2. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Pledgor, Pledgee and Required Banks (or all Banks if required pursuant to the terms of the Credit Agreement), and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee and Required Banks (or all Banks if required pursuant to the terms of the Credit Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

         Section 5.3. Preservation of Rights. No failure on the part of Pledgee or any Bank to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights and remedies of Pledgee and Banks provided herein and in the other Obligation Documents are cumulative of and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Pledgee and Banks under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Pledgee or Banks to exercise any of its or their rights under any other Obligation Document against such party or against any other Person.

         Section 5.4. Unenforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 5.5. Survival of Agreements. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Obligations.

         Section 5.6. Other Liable Party. Neither this Agreement nor the exercise by Pledgee or any Bank or the failure of Pledgee or any Bank to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

         Section 5.7. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Pledgor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Pledgee hereunder, to the benefit of Pledgee and Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, Pledgee and Banks may pledge, assign or otherwise transfer any or all of their respective rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. None of the rights or duties of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgee and Required Banks (or all Banks if required pursuant to the terms of the Credit Agreement).

         Section 5.8. Termination. It is contemplated by the parties hereto that there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Obligations. Upon the satisfaction in full of the Obligations, upon the termination or expiration of the Credit Agreement and any other Commitment of Banks to extend credit to Borrowers, and upon written request for the termination hereof delivered by Pledgor to Pledgee and Banks, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Pledgee will, upon Pledgor's request and at Pledgor's expense, (a) return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

         SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA.

         Section 5.10. Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 5.11. Loan Paper. This Agreement is a "Loan Paper", as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing the Loan Papers.


                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement, as of the date first above written.


                                        ---------------------------------------,
                                        a
                                         -------------------------------

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        BANKBOSTON, N.A.,
                                        as Administrative Agent


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


         Each Subsidiary hereby acknowledges and consents to the pledge of the Collateral and hereby agrees to observe and perform each and every provision of this Agreement applicable to such Subsidiary.


                                        ---------------------------------------,
                                        a
                                         -------------------------------

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT G

                          FORM OF REQUEST FOR BORROWING


         Reference is made to that certain Amended and Restated Credit Agreement dated effective as of February 8, 2000 (as from time to time amended, the "Agreement") by and among Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation, as Parent Guarantor, BankBoston, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, one or more Borrowers hereby request(s) a Borrowing in the amount of $_____________ to be advanced on __________________, 200___.

         The undersigned Borrower or Borrowers request that the Borrowing to be made hereunder shall be an [ADJUSTED BASE RATE BORROWING] [EURODOLLAR BORROWING] and shall have the Interest Periods all as set forth below:


     Type of Borrowing                     Aggregate Amount                     Interest Period
     -----------------                     ----------------                     ---------------



-------------------------------    ---------------------------------       -----------------------------


-------------------------------    ---------------------------------       -----------------------------


-------------------------------    ---------------------------------       -----------------------------


         The undersigned Borrower or Borrowers and the Authorized Officer of such Borrower or Borrowers signing this instrument hereby certify that:

                  (a) Such officer is the duly elected, qualified and acting officer of a Borrower (or the general partner of any applicable Borrower) as indicated below such officer's signature hereto.

                  (b) The representations and warranties of each Credit Party (as applicable thereto) set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. No material changes have occurred in the financial condition of any Credit Party since the date of the last financial reports delivered to Banks pursuant to
         Section 9.1 of the Agreement.

                  (c) There does not exist on the date hereof, any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon receipt and application of the proceeds requested hereby by the requesting Borrower or Borrowers. The requesting Borrower or Borrowers will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

                  (d) Each Credit Party has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by such Credit Party on or prior to the date hereof, and each of the conditions precedent to the Borrowing contained in the Agreement remain satisfied in all material respects.

                  (e) After giving effect to the Borrowing requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base on the date requested for the making of such Borrowing.

         IN WITNESS WHEREOF, this instrument is executed as of _________________, 200___.


                                            PRIZE ENERGY RESOURCES, L.P.,
                                            a Delaware limited partnership

                                            By:    Prize Operating Company,
                                                   a Delaware corporation,
                                                   its sole general partner



                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                            VISTA RESOURCES PARTNERS, L.P.,
                                            a Texas limited partnership

                                            By:    Vista Resources I, Inc.,
                                                   a Texas corporation,
                                                   its sole general partner



                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



                                            MIDLAND RESOURCES, INC.,
                                            a Texas corporation



                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT H

                      FORM OF REQUEST FOR LETTER OF CREDIT

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 8, 2000 (as from time to time amended, the "Agreement"), by and among Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation, as Parent Guarantor, BankBoston, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

         Pursuant to the terms of the Agreement, one or more Borrowers hereby request(s) ___________________ ("Issuer") to issue a Letter of Credit for the account of Borrowers, as follows:

Type of Commitment:
------------------

Requested Amount                      $
                                       ---------------------------------
Requested Date of Issuance
                                       ---------------------------------
Requested Expiration Date
                                       ---------------------------------
Summary of Terms
                                       ---------------------------------
(provide a brief description
of conditions under which the
drafts under such Letter of
Credit are to be available)
                                       ---------------------------------
Beneficiary (Name/Address)
                                       ---------------------------------

                                       ---------------------------------

                                       ---------------------------------

                                       ---------------------------------


         Such Letter of Credit is more particularly described in the Letter of Credit Application and Agreement of Issuer which is attached hereto.

         The undersigned Borrower or Borrowers and the Authorized Officer of such Borrower or Borrowers signing this instrument hereby certify that:

                  (a) The officer signing this instrument is the duly elected, qualified and acting officer of a Borrower (or the general partner of any applicable Borrower) as indicated below such officer's signature hereto.

                  (b) The representations and warranties of each Credit Party (as applicable thereto) set forth in the Agreement and the other Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates. No material changes have occurred in the financial condition of any Credit Party since the date of the last financial reports delivered to Banks pursuant to
         Section 9.1 of the Agreement.

                  (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon the issuance of the Letter of Credit requested hereby. The requesting Borrower or Borrowers will use the Letter of Credit solely for purposes permitted by the Agreement.

                  (d) Each Credit Party has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by such Credit Party on or prior to the date hereof, and each of the conditions precedent to the issuance of the Letter of Credit requested hereby remain satisfied in all material respects.

                  (e) After the issuance of the Letter of Credit requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base.

         IN WITNESS WHEREOF, this instrument is executed as of ________________, 200___.

                                             PRIZE ENERGY RESOURCES, L.P.,
                                             a Delaware limited partnership

                                             By:     Prize Operating Company,
                                                     a Delaware corporation,
                                                     its sole general partner



                                             By:
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------


                                             VISTA RESOURCES PARTNERS, L.P.,
                                             a Texas limited partnership

                                             By:     Vista Resources I, Inc.,
                                                     a Texas corporation,
                                                     its sole general partner



                                             By:
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------



                                             MIDLAND RESOURCES, INC.,
                                             a Texas corporation



                                             By:
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------

                                    EXHIBIT I

                             FORM OF ROLLOVER NOTICE

         Reference is made to that certain Amended and Restated Credit Agreement dated as of February 8, 2000 (as from time to time amended, the "Agreement"), by and among Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation, as Parent Guarantor, BankBoston, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager and certain Banks as named and defined therein. Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

         [ ] Reference is hereby made to the existing Eurodollar Tranche outstanding under the Loan in the amount of $________ which is subject to an Interest Period expiring on _________________, 200___. Borrowers hereby request that on the expiration of such Interest Period the portion of the principal of the Loan which is subject to such Tranche be made the subject of [ ] an Adjusted Base Rate Tranche or [ ] a Eurodollar Tranche having an Interest Period of ____ months.

         [ ] Borrowers hereby request that on __________________, 200___, a portion of the principal of the Loan in the amount of $______ which is currently the subject of an Adjusted Base Rate Tranche be made the subject of a Eurodollar Tranche having an Interest Period of _____ months.

         Borrowers and the Authorized Officer of each Borrower signing this instrument hereby certify that:

                  (a) Such officer is the duly elected, qualified and acting officer of such Borrower (or the general partner of any applicable Borrower) as indicated below such officer's signature hereto;

                  (b) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default; and

                  (c) The representations and warranties of Borrowers set forth in the Agreement and the Loan Papers delivered to Administrative Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

         IN WITNESS WHEREOF, this instrument is executed as of ______________, 200___.

                                             PRIZE ENERGY RESOURCES, L.P.,
                                             a Delaware limited partnership

                                             By:    Prize Operating Company,
                                                    a Delaware corporation,
                                                    its sole general partner


                                             By:
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------


                                             VISTA RESOURCES PARTNERS, L.P.,
                                             a Texas limited partnership

                                             By:    Vista Resources I, Inc.,
                                                    a Texas corporation,
                                                    its sole general partner


                                             By:
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------


                                             MIDLAND RESOURCES, INC.,
                                             a Texas corporation


                                             By:
                                                  ------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------

                                    EXHIBIT J

                     FORM OF FINANCIAL OFFICER'S CERTIFICATE

         The undersigned, the ____________ of Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation ("Parent"), hereby (a) delivers this Certificate pursuant to Section 9.1(c) of that certain Amended and Restated Credit Agreement (as may be amended from time to time, the "Credit Agreement") dated as of February 8, 2000, by and among Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Parent, as Parent Guarantor, BankBoston, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager and certain Banks as named and defined therein, as Banks ("Banks"); and (b) certifies to Banks, with the knowledge and intent that Banks may, without any independent investigation, rely fully on the matters herein in connection with the Credit Agreement, to the knowledge of the undersigned, as follows:

         1. Attached hereto as Schedule I, and incorporated herein by reference for all purposes, are the consolidated financial statements of [Parent and its consolidated subsidiaries] [each of Parent and Prize Natural Resources, Inc. ("PNR"), only for the Fiscal Year ended December 31, 1999] as of and for the Fiscal [ ]Year [ ]Quarter (check one) ended ____________, ____.

         2. Such financial statements are true and correct, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present the financial condition of [Parent and its consolidated subsidiaries] [each of Parent and PNR, only for the Fiscal Year ended December 31, 1999] as of the date indicated therein and the results of operations for the respective periods indicated therein.

         3. Attached hereto as Schedule II, and incorporated herein by reference for all purposes, are detailed calculations used by Parent to establish that Parent was in compliance with the requirements of Article XI of the Credit Agreement on the date of the financial statements attached as Schedule I hereto.

         4. Unless otherwise disclosed on Schedule III attached hereto and incorporated herein by reference for all purposes, neither a Default nor an Event of Default has occurred which is in existence on the date hereof; provided, that, for any Default or Event of Default disclosed on said Schedule III attached hereto, Parent and/or Borrowers is/are taking or propose(s) to take the action to cure such Default or Event of Default set forth on said Schedule III.

         5. On the date hereof (a) (check one) [ ] there is no Material Gas Imbalance or [ ] the amount of the net gas imbalances under Gas Balancing Agreements to which any Credit Party is a party or by which any Mineral Interests owned by any Credit Party is bound is ____________________, and (b) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which any Credit Party is a party or by which any Mineral Interest owned by any Credit Party is bound which have not been satisfied by delivery of production, if any, is
_______________________________.

         6. Attached hereto as Schedule IV, and incorporated herein for all purposes, is a summary of the Hedge Transactions to which any Credit Party is a party on the date hereof.

         7. Unless otherwise described on Schedule V attached hereto, and incorporated herein by reference for all purposes, the representations and warranties of each Credit Party set forth in the Credit Agreement and the other Loan Papers are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates.

         Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Financial Officer's Certificate as of ___________, 200___.

                                          PRIZE ENERGY CORP.


                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                   Schedule I

                              Financial Statements
                                (to be attached)

                                   Schedule II

                             Compliance Calculations
                                (to be attached)

                                  Schedule III

                            Defaults/Remedial Action
                                (to be attached)

                                   Schedule IV

                          Summary of Hedge Transactions
                                (to be attached)

                                   Schedule V

                Qualifications to Representations and Warranties
                                (to be attached)

                                    EXHIBIT K

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated _____________________, 200___, among __________________________ ("Assignor"),
______________________________ ("Assignee") and BankBoston, N.A., as
Administrative Agent for the Banks ("Administrative Agent").


                                   BACKGROUND.

         A. Reference is made to that certain Amended and Restated Credit Agreement dated effective as of February 8, 2000 (as it may hereafter be amended or otherwise modified from time to time, being referred to as the "Credit Agreement"), among Prize Energy Resources, L.P., a Delaware limited partnership ("Prize LP"), Vista Resources Partners, L.P., a Texas limited partnership ("Vista LP"), Midland Resources, Inc., a Texas corporation ("Midland" and, collectively with Prize LP and Vista LP, "Borrowers" and each individually, a "Borrower"), Prize Energy Corp. (formerly known as Vista Energy Resources, Inc.), a Delaware corporation, as Parent Guarantor, BankBoston, N.A., as Administrative Agent, First Union National Bank, as Syndication Agent, CIBC Inc., as Documentation Agent, Bank One, Texas, N.A., as Lead Manager, and certain Banks as named and defined therein. Unless otherwise defined herein, terms are used herein as defined in the Credit Agreement.

         B. This Agreement is made with reference to the following facts:

                  (i) Assignor is a Bank under and as defined in the Credit Agreement and, as such, presently holds a percentage of the rights and obligations of Banks under the Credit Agreement.

                  (ii) As of the date hereof, the Total Commitment is $__________, Assignor's Commitment is $______________, and Assignor's Commitment Percentage is _______%.

                  (iii) As of the date hereof, Assignor's Commitment Percentage of the outstanding principal balance of the Loan is $_______________.

                  (iv) On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, as of the Effective Date (as defined below), ___________ percent (_______%) (the "Assigned Percentage") of the Total Commitment (such Assigned Percentage constitutes ___ percent (__%) of Assignor's Commitment).

                                    AGREEMENT

         NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

         1. By this Agreement, and effective as of _____________, 200___ (the "Effective Date") (which, unless otherwise agreed to by Borrowers and Administrative Agent, must be at least five (5) Domestic Business Days after the execution and delivery of this Agreement to Borrowers and Administrative Agent for acceptance), Assignor hereby sells and assigns to Assignee, without recourse and, except as provided in paragraph 2 of this Agreement, without representation and warranty, and Assignee hereby purchases and assumes from Assignor, Assignor's rights and obligations under the Credit Agreement, to the extent of the Assigned Percentage of the Loan, the Letter of Credit Exposure, and the Commitment as in effect on the Effective Date.

         2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Paper or any other instrument or document furnished pursuant thereto, or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Paper or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Person or the performance or observance by any Borrower or any Person of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto.

         3. Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to Assignor pursuant to Section 9.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Papers; (c) appoints and authorizes Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Papers as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement and the other Loan Papers, are required to be performed by it as a Bank; (e) specifies, as its address for notice and Domestic Lending Office and Eurodollar Lending Office, the offices set forth beneath its name on the signature pages hereof, and (f) if Assignee is not organized under the laws of the United States of America or one of its states, (i) represents and warrants to Assignor, Administrative Agent and Borrowers that (A) no

Taxes are required to be withheld by Administrative Agent or Borrowers with respect to any payments to be made to Assignee in respect of the Obligations, and (B) Assignee has furnished to Administrative Agent and Borrowers two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, (ii) covenants to (A) provide Administrative Agent and Borrowers a new form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by Assignee, and (B) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption, and (iii) agrees that if any of the foregoing is not true or the applicable forms are not provided, then Borrowers and Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal income Tax at the maximum rate under the Code.

         4. Each Borrower acknowledges its obligations under the Credit Agreement, and agrees, within five (5) Domestic Business Days after receiving an executed copy of this Agreement, to execute and deliver to Administrative Agent, in exchange for the Note or Notes originally delivered to Assignor, new Notes to the order of Assignor and Assignee in amounts equal to their respective amounts of the Commitments.

         5. As of the Effective Date, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Bank thereunder, (b) Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and other Loan Papers, and (c) Assignor's Commitment Percentage shall be ______%, and Assignee's Commitment Percentage shall be _____%.

         6. From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and other amounts with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

         7. This Agreement shall not become effective until, and shall become effective as of the Effective Date when, the following conditions have been met:
(a) counterparts of this Agreement are executed and delivered by Assignor and Assignee to Borrowers, Administrative Agent and each Bank, (b) Borrowers, Administrative Agent and each Bank execute such counterparts, and (c) Administrative Agent receives a processing fee of $3,000 from Assignor or Assignee.

         8. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws.

                                    ASSIGNOR:


                                    --------------------------------------------

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    ASSIGNEE:
Address for Notice:
                                    --------------------------------------------
------------------------------

------------------------------

------------------------------
Attn:                               By:
     -------------------------         -----------------------------------------
Tel:                                Its:
    --------------------------          ----------------------------------------
Fax:
    --------------------------

Domestic Lending Office:

------------------------------

------------------------------

------------------------------

------------------------------




Eurodollar Lending Office:

------------------------------

------------------------------

------------------------------
Attn:
     -------------------------
Tel:
    --------------------------
Fax:
    --------------------------

                                    ADMINISTRATIVE AGENT:



                                    BANKBOSTON, N.A.,
                                    as Administrative Agent


                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

BORROWERS:

Accepted and approved this ____ day
of ________________________, 200___:

Prize Energy Resources, L.P.,
a Delaware limited partnership

By:     Prize Operating Company,
        a Delaware corporation,
        its sole general partner

        By:
           -------------------------------
        Name:
             -----------------------------
        Title:
              ----------------------------


Vista Resources Partners, L.P.,
a Texas limited partnership

By:     Vista Resources I, Inc.,
        a Texas corporation,
        its sole general partner

        By:
           -------------------------------
        Name:
             -----------------------------
        Title:
              ----------------------------


Midland Resources, Inc.,
a Texas corporation

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------